Preliminary prospectus supplement to Prospectus dated February 19, 2019	Filed Pursuant to Rule 424(b)(2) Registration No. 333-229516

CORVUS GOLD INC.

10,000,000 Common Shares

Corvus Gold Inc. (together with its subsidiaries, “we”, “us”, “our”, “Corvus” or the “Company”) is offering 10,000,000 common shares of the Company (the “Offered Shares”) at a price of $2.00 per Offered Share. The offering is being made pursuant to the terms and conditions of an underwriting agreement dated October 3, 2019 (the “Underwriting Agreement”) between the Company and BMO Nesbitt Burns Inc. (the “Underwriter”). The offering price was determined by arm’s length negotiation between the Company and the Underwriter with reference to the prevailing market price of the common shares of the Company (the “Common Shares”) and other factors.

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “KOR” and quoted for trading on the OTC Market Group’s OTCQX Market (“OTCQX”) under the symbol “CORVF”. On October 2, 2019, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the TSX was $2.27 per Common Share and the last reported bid price quoted on the OTCQX was US$1.70. The Company has applied to list the Offered Shares on the TSX. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX.

An investment in the Offered Shares is highly speculative and involves risks as described under the headings “Risk Factors” on page S-11 in this prospectus supplement and page 5 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

	Price to the Public	Underwriter’s Fee	Proceeds, before expenses, to the Company
Per Offered Share	$2.00	$0.12	$1.88
Total	$20,000,000	$1,200,000	$18,800,000

The Company has granted to the Underwriter an option (the “Over-Allotment Option”) exercisable in whole or in part, to purchase up to an additional 1,500,000 Common Shares (the “Over-Allotment Shares”) at a price equal to the public offering price per Offered Share, less the Underwriter’s Fee (as defined herein), for a period of 30 days from the date of the closing of the offering to cover over-allotments, if any, and for market stabilization purposes. This prospectus supplement also registers the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares to be issued upon exercise of the Over-Allotment Option. In consideration for the services rendered by the Underwriter in connection with the offering, the Company has agreed to pay the Underwriter a cash fee (the “Underwriter’s Fee”) equal to 6.0% of the gross proceeds of the offering (including in respect of any exercise of the Over-Allotment Option. See “Underwriting”.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The closing of the offering, is expected to be on October 10, 2019, or such other date as may be agreed upon by the Company and the Underwriter (the “Closing Date”). It is anticipated that the Common Shares will be issued in registered or electronic form in the name of CDS Clearing and Depositary Services Inc. (“CDS”) or its nominee and will be deposited with CDS against payment of the aggregate purchase price for the Offered Shares.

BMO CAPITAL MARKETS

The date of this prospectus supplement is October 3, 2019

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offered Shares being offered and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated herein and therein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to the Offered Shares being offered under this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the accompanying base prospectus solely for the purposes of the offering constituted by this prospectus supplement. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying base prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. We have also filed a prospectus supplement to a base shelf prospectus with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta and Ontario (which Canadian-filed prospectus supplement and accompanying base prospectus we refer to as the “Canadian Prospectus”). The securities qualified under the Canadian Prospectus may be offered and sold in each of the Canadian provinces of British Columbia, Alberta and Ontario, subject to any applicable securities laws.

You should rely only on the information contained or incorporated by reference in the prospectus supplement and the accompanying base prospectus. The Company has not, and the Underwriter has not, authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution or possession of this prospectus supplement and the accompanying base prospectus in or from certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus is not an offer to sell the Offered Shares and is not soliciting an offer to buy the Offered Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. If the description of the Offered Shares or any other information varies between this prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein and therein), the investor should rely on the information in this prospectus supplement. The information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein and therein, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus and any of the documents incorporated herein and therein or of any sale of the Offered Shares.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which the Company has referred you under the caption “Documents Incorporated by Reference” in this prospectus supplement and under the sections entitled, “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying base prospectus.

Prospective investors should be aware that the acquisition of the Offered Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

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The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the British Columbia, Canada, that some of our officers and directors may be residents of a country other than the United States, that some or all of the Underwriter or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a country other than the United States, and that all or a substantial portion of the assets of said persons may be located outside the United States.

Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties expressly agree otherwise. The Company and the Underwriter anticipate a settlement cycle of five business days. Accordingly, purchasers who wish to trade prior to the delivery date may be required to specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Investors who wish to trade prior to the delivery date should consult their own advisors.

Information contained on our website should not be deemed to be a part of this prospectus supplement, the accompanying base prospectus or incorporated by reference herein and therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Offered Shares.

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CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

In accordance with applicable Canadian securities regulatory requirements, all of our mineral reserve and mineral resources estimates included or incorporated by reference in the prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws and uses terms that are not recognized by the SEC. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the “CIM Definition Standards”) which were incorporated by reference in the Canadian Securities Administrator’s Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These definitions differ from the definitions in the SEC Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average metal price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic, technical and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically, technically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, if such disclosure includes the grade or quality and the quantity for each category of mineral resource or mineral reserve; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

The term “mineralized material” as used or incorporated by reference in this prospectus supplement or the accompanying base prospectus, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards.  We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”.  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules until its fiscal year beginning May 31, 2021. Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standards; however there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral resource estimates will be the same as those reported under CIM Definition Standards as contained in this in the prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein.

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CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES

The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Nye County, Nevada referred to as the North Bullfrog Project (“NBP”) and the Mother Lode Project (“MLP”). Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary economic assessment included in the Company’s technical report, prepared in accordance with NI 43-101, entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 (the “Technical Report”) is preliminary in nature and includes “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the preliminary economic assessment will be realized. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies. There is no certainty that such inferred mineral resources at the NBP and MLP will ever be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

CURRENCY AND EXCHANGE RATES

All dollar amounts and references to “$” in this prospectus supplement are expressed in Canadian dollars unless otherwise indicated. The Company’s accounts are maintained in Canadian dollars and the Company’s financial statements are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “U.S. dollars” or to “US$” are to United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon or daily average rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Year Ended May 31			Three Months Ended August 31
Canadian Dollars to U.S. Dollars	2019 US$	2018 US$	2017 US$	2019 US$	2018 US$
Rate at end of period	0.7393	0.7723	0.7407	0.7522	0.7660
Average rate for period	0.7564	0.7865	0.7559	0.7563	0.7636
High for period	0.7811	0.8245	0.7877	0.7670	0.7744
Low for period	0.7330	0.7405	0.7276	0.7393	0.7513

The daily average exchange rates on October 2, 2019 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was C$1.00 equals US$0.7522.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including all exhibits hereto and thereto and any documents that are incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbor created by such legislation and forward-looking information under the provisions of applicable Canadian securities laws concerning the business, operations and financial performance and condition of Corvus. Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future. Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. These forward-looking statements may include, but are not limited to, statements concerning:

•	the completion, settlement and closing of the offering;
•	the satisfaction of the conditions to closing of the offering, including the receipt in a timely manner of regulatory and other required approvals and clearances, including the approval of the TSX;
•	the Company’s anticipated use of the net proceeds of the offering;
•	the listing of the Offered Shares on the TSX;
•	the plan of distribution for the offering;
•	the tax consequences of an investment in the Offered Shares;
•	the Company’s strategies and objectives, both generally and in respect of its specific mineral properties;
•	the timing of decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs, including for the NBP and for the MLP;
•	the Company’s estimates of the quality and quantity of the mineral reserves and mineral resources at its mining properties;
•	the future price of minerals;
•	estimates of future operating and financial performance;
•	potential funding requirements and sources of capital, including near-term sources of additional cash;
•	the Company’s expectation that it will continue to raise capital through the sale of non-core assets, equity and/or debt financings and through the exercise of stock options and warrants;
•	the Company’s expectation that it will continue to incur losses and will not pay dividends for the foreseeable future;
•	the Company’s estimates of its future cash position;
•	the Company’s intention to identify and execute cost cutting initiatives;
•	the Company’s expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on the Company’s ability to raise capital in sufficient amounts on reasonable terms;
•	the Company’s potential ability to generate proceeds from operations or the dispositions of its assets;
•	the timing, performance and results of feasibility studies and preliminary economic assessments;
•	the Company’s potential entry into agreements to find, lease, purchase, option or sell mineral interests;
•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;
•	costs and timing of the exploration and development of new deposits;
•	success of exploration activities;
•	permitting and certification time lines;
•	government regulation of mining exploration, development and operations;
•	environmental risks;
•	timing and possible outcome of pending litigation, title disputes or claims;
•	the timing and cost of planned exploration programs of the Company and its joint venture partners (as applicable), and the timing of the receipt of results therefrom;
•	the Company’s future cash requirements and use of proceeds of sales of none-core assets;
•	general business and economic conditions;
•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations;

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•	the Company’s expectation that it will be able to add additional mineral projects of merit to its assets;
•	the potential for the existence or location of additional high-grade veins, or high-grade mineralization;
•	the potential for any delineation of higher grade mineralization;
•	the potential for there to be one or more additional vein zone(s);
•	the potential discovery and delineation of mineral deposits/resources/reserves and any expansion thereof beyond the current estimate;
•	the potential for the NBP or the MLP mineralization systems to continue to grow and/or to develop into a major new higher-grade, bulk tonnage, Nevada gold discovery;
•	the Company’s expectation that it will be able to build itself into a non-operator gold producer with significant carried interests and royalty exposure;
•	that the Company will operate at a loss;
•	that the Company will need to scale back anticipated costs and activities or raise additional funds;
•	that the Company will have to raise substantial additional capital to accomplish its business plan over the next couple of years;
•	the estimated reclamation and asset retirement costs;
•	the plans related to the potential development of the MLP and the NBP; and
•	the NBP and MLP work plans and mine development plan/programs.

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, assumptions and other important factors. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

•	our actual use of the net proceeds of the offering;
•	our requirement of significant additional capital and our ability to raise such additional capital on favourable terms;
•	our ability to raise funds in new share offerings due to future sales of Common Shares in the public or private market and our ability to raise funds from the exercise of stock options and warrants;
•	whether our acquisition, exploration and potential development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transaction we enter will maximize the realization of the market value of our assets;
•	our ability to continue as a going concern;
•	our limited operating history;
•	our history of losses;
•	a shortage of skilled labor, equipment and supplies;
•	our reliance on third parties to fulfill their obligations under our agreements;
•	cost increases for our exploration and, if warranted, development projects;
•	our mineral properties being in the exploration stage;
•	mineral exploration, development and production activities;
•	our lack of mineral production from the NBP and the MLP;
•	estimates of mineral resources, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
•	preliminary assessment results and the accuracy of estimates and assumptions on which they are based;
•	changes in project parameters;
•	failure of equipment and processes to operate as anticipated;
•	accidents, labor disputes and other risks of the mining industry;
•	changes in mineral resource estimates;
•	the accuracy of calculations of mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;
•	actual results of current exploration activities;
•	risks associated with restructuring and cost-efficiency initiatives;
•	differences in United States and Canadian mineral reserve and mineral resource reporting;
•	our exploration activities being unsuccessful;
•	the success of future joint ventures, partnership and other arrangements relating to our properties;

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•	technical and operational feasibility and the economic viability of deposits;
•	fluctuations in gold, silver and other metal prices;
•	our ability to obtain permits and licenses for production;
•	government and environmental regulations that may increase our costs of doing business or restrict our operations;
•	proposed legislation that may significantly affect the mining industry;
•	changes in corporate governance and public disclosure regulations;
•	inherent hazards of mining exploration, development and operating activities;
•	future water supply issues;
•	land reclamation requirements;
•	competition in the mining industry;
•	equipment and supply shortages;
•	tax issues;
•	current and future joint ventures and partnerships;
•	our ability to attract qualified management and other key personnel;
•	the ability to enforce judgment against certain of our Directors;
•	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;
•	currency fluctuations;
•	claims on the title to our mineral properties, the NBP and the MLP;
•	surface access on the NBP and the MLP;
•	potential future litigation;
•	our lack of insurance covering all our operations and potential liabilities;
•	risks related to current global financial conditions;
•	our status as a “passive foreign investment company” under US federal tax code; and
•	the Common Shares.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see section entitled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus. Please also see those factors discussed in Part I, Item 1A, Risk Factors, of our Annual Report (as defined herein), which are incorporated herein by reference, as well as other factors described in the Company’s other reports filed with the SEC and with the Canadian Securities Authorities (as defined herein). Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. The forward-looking statements included and incorporated by reference in this prospectus supplement and the accompanying base prospectus are made as of the date of this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein and therein, as applicable, and accordingly, are subject to change after such date. Except as otherwise indicated by us, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of our operating environment. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the principal terms of this offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the information under “Risk Factors” beginning on page S-11 of this prospectus supplement, page 5 of the accompanying base prospectus and in our Annual Report, which is incorporated herein and therein. Unless otherwise indicated, the information in this prospectus supplement assumes that the Underwriter will not exercise its Over-Allotment Option to purchase Over-Allotment Shares.

Overview of the Company

We are a mineral exploration company engaged in the acquisition, exploration and development of mineral properties. We currently hold, or have rights to acquire, interests in two mineral properties in Nevada, USA: the NBP and the MLP (collectively, the “Properties”). Our present focus is on the exploration and, if warranted, development of the NBP, located approximately 15 kilometres north of Beatty, Nevada, and the MLP, located in the Bare Mountain District, approximately 10 kilometres from the NBP. Corvus also staked three additional claim blocks, the MN claim group, to the northwest of the Mother Lode claims, the ME claim group, to the east of the Mother Lode claims, and the GAP claims group along the south edge of the NBP. We continue to assess additional mineral property acquisitions but do not presently contemplate entering into any such agreements, other than in connection with the NBP and the MLP.

We are in the exploration stage and do not mine, produce or sell any mineral products at this time.

We were incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) with the name “Corvus Gold Inc.” on April 13, 2010 as a wholly-owned subsidiary of International Tower Hill Mines Ltd. (“ITH”), with an authorized capital consisting of an unlimited number of Common Shares. Pursuant to the corporate spin-out of Corvus from ITH by way of a plan of arrangement among ITH, the shareholders of ITH and Corvus under the BCBCA, effective August 26, 2010, Corvus was spun out as a separate and independent public company, and each shareholder of ITH received one-half of a Common Share.

We are a reporting issuer in the provinces of British Columbia, Alberta and Ontario and in the United States and the Common Shares are listed for trading on the TSX under the trading symbol “KOR” and are quoted for trading on the OTCQX under the symbol “CORVF”.

Our head office is located at Suite 1750 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8, and our registered and records office is located at Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of May 31, 2019, being the last day of our last fiscal year.

We will lose our status as an emerging growth company on May 31, 2020, the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Sections 14A (a) and (b) of the U.S. Exchange Act. Such sections are provided below:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management's assessment of its internal controls.
•	Sections 14A(a) and (b) of the U.S. Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

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Recent Developments

Exploration Activities

On August 6, 2019, we announced that we had staked a large block of land adjacent to the southern extension of the new Kinross Gold Corporation land package in the southwestern part of the Bullfrog District. The new claims are also adjacent to the west side of the AngloGold Ashanti Limited Rhyolite project.

On September 23, 2019, the Company released a news release titled “Corvus Gold Ongoing Drill Program Continues to Expand Sierra Blanca Deposits to the West at North Bullfrog Project, Nevada” (the “September News Release”). In the September News Release, we announced that we had received assay results from additional stepout drill holes testing the western extension of the Sierra Blanca Deposit on the NBP. The results continue to expand mineralization that has shown potential for the NBP deposits to be developed as a multi-phase, low strip, open-pit heap leach project.

Corporate Financial Activities

On June 5, 2019, the Company closed a non-brokered private placement equity financing and issued 500,000 Common Shares at a price of $1.80 per Common Share to EMX Royalty Corporation for gross proceeds of $900,000 (the “June 2019 Private Placement”). The Company also completed the sale of four non-core Alaskan royalty interests owned by the Company to EMX Royalty Corporation for a purchase price of $350,000

On August 20, 2019, we announced the closing of a non-brokered private placement equity financing and issued 500,000 Common Shares to AngloGold Ashanti (USA) Exploration Inc. at a price of $2.60 per Common Share for gross proceeds of $1,300,000 (the “August 2019 Private Placement”).

For a further description of our business, see the section entitled “Part I, Item 1, Business” in our Annual Report on Form 10-K for the year ended May 31, 2019, filed on Form 10-K, which Annual Report is incorporated herein by reference. See “Documents Incorporated by Reference”.

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The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of Offered Shares. For a more complete description of the Offered Shares, see the section entitled “Description of Common Shares” in this prospectus supplement and the accompanying base prospectus.

Issuer:	Corvus Gold Inc.
Offering:	Common Shares
Amount:	$20,000,000
Price to the Public:	$2.00
Over-Allotment Option:	The Company has granted to the Underwriter an Over-Allotment Option, exercisable in whole or in part at any time before the date that is 30 days from the closing of the offering, to purchase at the offering price up to 1,500,000 Over-Allotment Shares (15% of the Offered Shares issued under the offering) to cover over-allotments, if any, and market stabilization purposes.
Common Shares Outstanding(1):	Prior to the offering: 112,462,845 Common Shares
After the offering: 122,462,845 Common Shares
Underwriter’s Fee:	We have agreed to pay the Underwriter a fee equal to $0.12 for each Offered Share sold pursuant to this offering. See the section entitled “Underwriting” in this prospectus supplement.
Use of Proceeds:	The net proceeds from the sale of the Offered Shares in this offering are estimated to be approximately $18,200,000 million ($21,020,000 million if the Over-Allotment Option is exercised in full), after deducting the Underwriter’s Fee and estimated offering expenses of $600,000. We intend to use the net proceeds from this offering (i) for exploration expenditures at the North Bullfrog and Mother Lode Properties and (ii) for corporate general and administrative expenses, land and permits. See the section entitled “Use of Proceeds” on page S-14 in this prospectus supplement.
Risk Factors:	Investing in the Offered Shares involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and the “Risk Factors” section on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q as filed with the SEC and Canadian securities authorities.
Tax Considerations:	Purchasing Offered Shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” in this prospectus supplement.
Listing Symbol:	The Common Shares are listed for trading on the TSX under the symbol “KOR” and quoted for trading on the OTCQX under the symbol “CORVF”.
(1)	These figures do not include options outstanding to purchase up to 11,115,000 Common Shares at a weighted average exercise price of $1.48 per Common Share (4,565,440 of which are exercisable as of the date hereof).

S-10

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Purchasers of Offered Shares should carefully consider the following risks as well as the other information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before investing in the Offered Shares, including the risk factors set forth in the accompanying base prospectus under the heading “Risk Factors” and the risk factors set forth in the Annual Report under the heading “Risk Factors”. If the following risks, or the risks set forth in the accompanying base prospectus under the heading “Risk Factors” or in the Annual Report under the heading “Risk Factors”, actually occur, the Company’s business could be materially harmed. The risks and uncertainties described below, in the accompanying base prospectus under the heading “Risk Factors” and in the Annual Report under the heading “Risk Factors”, are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Use of Proceeds

The Company currently intends to allocate the net proceeds received from the offering as described under the heading “Use of Proceeds”; however, management will have broad discretion in the actual application of the net proceeds designated, including to fund capital expenditures on existing mineral properties, acquire additional acreage leaseholds, acquire additional properties and associated leaseholds, or for general corporate purposes, which are subject to change in the future. Management may elect to allocate net proceeds differently from that described herein, if they believe it would be in the Company’s best interests to do and shareholders of the Company will have to rely upon the judgment of management with respect to the use of proceeds. Management may spend a portion or all of the net proceeds from the offering in ways that shareholders of the Company may not desire or that may not yield a significant return or any return at all. Shareholders of the Company may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply the net proceeds effectively could have a material adverse effect on the Company’s business. Pending their use, the Company may also invest the net proceeds from the offering in a manner that does not produce income or that loses value. See “Use of Proceeds”.

Ability to Continue as a Going Concern

The Company’s auditor has indicated in the Company’s audited annual financial statements that there is substantial doubt about the Company’s ability to continue as a going concern. The Company is in the preliminary stages of its planned operations and has not yet determined whether its processes and business plans are economically viable. The Company’s ability to determine if proven and probable mineral reserves exist at its Properties, to continue exploration and if warranted, develop its existing Properties and to identify and acquire additional properties to diversify its Properties portfolio are dependent upon the ability of the Company to obtain sufficient financing, or alternatively, upon the Company’s ability to dispose of its interest on an advantageous basis, all of which are uncertain. Importantly, the inclusion in the Company’s financial statements of a going concern opinion may negatively impact the Company’s ability to raise future financing and achieve future revenue. If the Company is unable to obtain additional financing from outside sources and/or eventually generate enough revenues, the Company may be forced to sell a portion or all of the Company’s assets or, if applicable, curtail or discontinue its operations. If any of these events happens, a prospective investor could lose all or part of its investment. In addition, the Company’s financial statements do not include any adjustments to the Company’s recorded assets or liabilities that might be necessary if the Company becomes unable to continue as a going concern.

Need for Significant Additional Capital

We will be required to expend significant funds to determine if proven and probable mineral reserves exist at our Properties, to continue exploration and if warranted, develop our existing Properties and to identify and acquire additional properties to diversify our Properties portfolio. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying and feasibility studies with regard to the results of our exploration. We may not benefit from some of these investments if we are unable to identify commercially exploitable mineralized material.

S-11

Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold and silver. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of further mining operations or exploration and development and the possible partial or total loss of our potential interest in our Properties.

Negative Operating Cash Flow

The Company is an exploration stage company and has not generated cash flow from operations.  The Company is devoting significant resources to the development of the Properties and to actively pursue exploration and development opportunities, however, there can be no assurance that it will generate positive cash flow from operations in the future.  The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.  The Company currently has negative cash flow from operating activities.

Market Price of Securities

There can be no assurance that an active market for the Common Shares will develop or be sustained after the offering. The offering price has been agreed between the Company and the Underwriter based on a number of factors, including market conditions in effect at the time the offering price was determined and may not be indicative of the price at which the Common Shares will trade following completion of the offering. The market price of the Common Shares could be subject to significant fluctuations due to various factors and events, including any regulatory or economic changes affecting the Company’s operations, variations in the Company’s operating results, developments in the Company’s business or its competitors, or changes in market sentiment towards the Common Shares. Investors should be aware that the value of the Common Shares may be volatile and investors may, on disposing of the Common Shares, realize less than their original investment or may lose their entire investment.

The Company’s operating results and prospects from time to time may be below the expectations of market analysts and investors. In addition, stock markets from time to time suffer significant price and volume fluctuations that affect the market price of the securities listed thereon and which may be unrelated to the Company’s operating performance. Any of these events could result in a decline in the market price of the Common Shares. The Common Shares may, therefore, not be suitable as a short-term investment. In addition, the market price of the Common Shares may not reflect the underlying value of the Company’s net assets. The price at which the Common Shares will be traded and the price at which investors may realize their shares will be influenced by a large number of factors, some specific to the Company and its proposed operations, and some which may affect the business sectors in which the Company operates. Such factors could also include the performance of the Company’s operations, variations in operating results, announcements by the Company (i.e. disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments), announcements of material developments by the Company’s competitors, involvement in litigation, large purchases or sales of the Common Shares, liquidity or the absence of liquidity in the Common Shares, limited trading volume, the prices of gold and other precious metals, legislative or regulatory changes relating to the business of the Company, the Company’s ability to raise additional funds, other material events and general financial market and economic conditions. In the event that the occurrence of any of these events causes the price of the Common Shares to decrease, investors may be forced to sell their shares at a loss.

Investors May Lose their Entire Investment

An investment in the Offered Shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.

S-12

Dilution

Shareholders of the Company will incur immediate dilution as a result of the offering. See “Consolidated Capitalization”. Further, the Company may from time to time raise funds through the issuance of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. The Company cannot predict the size or price of future issuances of Common Shares or the size or terms of future issuances of debt instruments or other securities convertible into Common Shares, or the effect, if any, that future issuances and sales of the Company’s securities will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares, or securities convertible into Common Shares, shareholders of the Company will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference into the accompanying base prospectus solely for the purpose of the offering. Information has been incorporated by reference in this prospectus supplement and the accompanying base prospectus from documents filed with securities commissions or similar regulatory authorities in Canada (the “Canadian Securities Authorities”) and the SEC. Copies of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may be obtained on request, without charge, from the Corporate Secretary of the Company at 1750 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8 (telephone: 604-638-3246), and are also available electronically at www.sedar.com and on the SEC’s website at www.sec.gov.

The following documents which have been filed by the Company with the Canadian Securities Authorities and with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying base prospectus.

1.	the Annual Report on Form 10-K of the Company, for the year ended May 31, 2019, which report contains the audited consolidated financial statements of the Company and the notes thereto as at May 31, 2019 and 2018 and for the years ended May 31, 2019 and 2018, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended May 31, 2019 and 2018 (the “Annual Report”), as filed with the Canadian Securities Authorities and the SEC on August 9, 2019;

2.	the Company’s Proxy Statement on Schedule 14A, dated August 7, 2019, in connection with the Company’s annual general meeting of shareholders to be held on October 3, 2019, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, as filed with the Canadian Securities Authorities on August 23, 2019 and with the SEC on September 18, 2019;

3.	the Quarterly Report on Form 10-Q of the Company, for the quarter ended August 31, 2019, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at August 31, 2019 and for the quarters ended August 31, 2019 and 2018 (the “Quarterly Report”) and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended August 31, 2019 and 2018, as filed with the Canadian Securities Authorities and the SEC on September 25, 2019;

4.	the Company’s Current Report on Form 8-K as filed with the Canadian Securities Authorities on October 2, 2019 and with the SEC on August 22, 2019 (excluding information furnished pursuant to Item 7.01); and

5.	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein and therein will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequent filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

S-13

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capitalization of the Company since the date of the Quarterly Report.

After giving effect to the offering, there will be a total of 122,462,845 Common Shares issued and outstanding (123,962,845 Common Shares if the Over-Allotment Option is exercised in full).

USE OF PROCEEDS

The net proceeds to the Company from the offering will be approximately $18,200,000, or approximately $21,020,000 if the Over-Allotment Option is exercised in full, after deducting the Underwriter’s Fee in the amount of $1,200,000, or $1,380,000 if the Over-Allotment Option is exercised in full, and the estimated expenses of the offering of $600,000, which will be paid out of the proceeds of the offering.

The net proceeds of the offering (assuming no exercise of the Over-Allotment Option) are anticipated to be applied as follows:

Use of Net Proceeds	Amount
Exploration Expenditures at the North Bullfrog and Mother Lode Properties(1)
Resource Expansion Drilling (42,000 metres)	$10,000,000
New Discovery Drilling (7,000 metres)	$1,300,000
Metallurgical Studies	$1,500,000
Mining and Development Studies	$600,000
Corporate general and administration, land and permits(2)	$4,800,000
TOTAL	$18,200,000

(1)	The Company expects to use the net proceeds over a period of approximately 18 months to accelerate resource expansion at both the MLP and NBP, by spending approximately $10,000,000 on drilling activities. This work includes approximately 12,000 metres of core and 30,000 metres of RC drilling, taking place over approximately a 12 to 15 month period of time. In addition, the Company will spend approximately $1,300,000 on its ongoing “New Discovery” drilling program that is testing a series of high priority surface targets for the discovery of new ore deposits. This drilling program includes approximately 1,000 metres of core and 6,000 metres of RC drilling taking place over a period of approximately 12 to 15 months. The Company will also use the funding to advance the MLP and NBP processing and mining characteristic to define an optimized development plan with approximately $1,500,000 of spending on advance metallurgical testing and design work for both the sulfide and oxide mineralization to more accurately define the process flow sheet and facility design criteria and approximately $600,000 on mining studies to further advance the overall project development design and financial requirements.
(2)	Working capital and general corporate expenditures cover costs over a period of approximately 18 months for land payments (approximately $1,000,000) personnel (approximately $2,800,000) and office and general corporate operating expenses.

S-14

Business Objectives and Milestones

The key objective of the spending plan is to increase the size of the MLP and NBP deposits to improve their financial performance and attractiveness as a development opportunity. In addition, further work on the process design and mining configuration should de-risk the MLP and NBP, advance their development timeline and improve financial performance. We believe all these activities will improve the overall value of the Company’s assets. The Company is planning to update the existing technical study in May 2020 with a new resource estimate and additional mine development and configuration information. In addition, the Company is planning to update the process design, resource expansion and development plan in a technical report update at the beginning of 2021 with new data generated from the proposed use of proceeds.

The above-noted allocation represents the Company’s intention with respect to its use of proceeds based on current knowledge and planning by management of the Company. There may be circumstances where, for sound business reasons, the Company reallocates the use of proceeds in a manner that management of the Company believes to be in the best interests of the Company. In such circumstances, the actual expenditures may differ from the estimates set forth above. See “Risk Factors – Use of Proceeds”.

If the Over-Allotment Option is exercised in full, the Company will receive additional net proceeds of $2,820,000 after deducting the Underwriter’s Fee. The net proceeds from the exercise of the Over-Allotment Option, if any, is expected to be applied for working capital and general corporate purposes. There is no assurance that the Over-Allotment Option will be exercised, in part or in full.

The Company generates no operating revenue from the exploration activities on its property interests and has negative cash flow from operating activities.  The Company anticipates that it will continue to have negative cash flow until such time that commercial production is achieved at a particular project.  To the extent that the Company has negative cash flows in future periods in excess of net proceeds from the offering, it may need to deploy a portion of net proceeds from the offering to fund such negative cash flow. See “Risk Factors – Negative Operating Cash Flow”.

Jeffrey A. Pontius, CPG, the Company’s chief executive officer, is the qualified person, within the meaning of NI 43-101, who has reviewed and confirmed the above-noted use of net proceeds allocations as reasonable.

DILUTION

If you purchase Offered Shares in this offering, your interest in the Company will be diluted to the extent of the difference between the public offering price per Offered Share and the net tangible book value per share of the Common Shares immediately after this offering.

The net tangible book value of the Common Shares as of August 31, 2019 was approximately $3.76 million, or approximately $0.03 per share (based on 112,462,845 Common Shares outstanding on August 31, 2019). Net tangible book value per Common Share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of Common Shares outstanding.

After giving effect to the assumed sale by us of 10,000,000 Offered Shares in this offering at the public offering price of $2.00 per Offered Share, and after deducting the Underwriter’s fees and estimated offering expenses payable by us, our pro forma net tangible book value as of August 31, 2019 would have been approximately $21.96 million, or approximately $0.18 per Common Share. This represents an increase of approximately $18.2 million ($0.15 per Common Share) in our pro forma net tangible book value to existing shareholders and an immediate dilution of $1.82 per Common Share to new investors purchasing Offered Shares in this offering.

S-15

The following table illustrates this per Common Share dilution:

Public offering price per Offered Share	$2.00
Net tangible book value per Common Share as of August 31, 2019	$0.03
Pro forma net tangible book value as of August 31, 2019 after giving effect to the sale of Offered Shares	$0.18
Increase per Common Share to existing shareholders attributable to the sale of the Offered Shares	$0.15
Dilution per Common Share to new investors in this offering after giving effect to the sale of the Offered Shares	$1.82

This table and discussion does not take into account further dilution to new investors that could occur upon the exercise of the Over-Allotment Option.

DESCRIPTION OF COMMON SHARES

This prospectus supplement is being filed for the purposes of qualifying the distribution of Offered Shares and the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares upon exercise of the Over-Allotment Option.

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 112,462,845 are issued and outstanding as of October 2, 2019.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive dividends as and when declared by our board of directors at its discretion from funds legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions

Under our stock option plan, we may grant options to our directors, officers, employees and consultants.  The combined maximum number of our Common Shares that may be reserved for issuance under the option plan is a variable number equal to 10% of the issued and outstanding Common Shares on a non-diluted basis. Options are granted from time to time at the discretion of our board of directors, with vesting periods and other terms as determined by the board of directors. There are options outstanding to purchase up to 11,115,000 Common Shares at prices ranging from $0.46 to $2.18.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Shares. Our current intention is to retain our earnings, if any, to finance the growth and development of our business and we do not expect to pay dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

UNDERWRITING

Pursuant to the Underwriting Agreement, the Company has agreed to sell and the Underwriter has agreed to purchase on the Closing Date, an aggregate of 10,000,000 Offered Shares at a price of $2.00 per Offered Share, payable in cash to the Company against delivery of such Offered Shares, subject to the terms and conditions of the Underwriting Agreement. The offering price was determined based on arm’s length negotiations between the Company and the Underwriter. The obligations of the Underwriter under the Underwriting Agreement may be terminated at its discretion on the basis of certain stated events. The Underwriter is, however, obligated to take up and pay for all of the Offered Shares if any of the Offered Shares are purchased under the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriter has reserved the right to form a selling group of appropriately registered dealers and brokers, with compensation to be negotiated between the Underwriter and such selling group participants, but at no additional cost to the Company.

The Underwriting Agreement provides that the Company will pay to the Underwriter the Underwriter’s Fee of $0.12 per Offered Share or Over-Allotment Share, if any, sold pursuant to the exercise of the Over-Allotment Option, representing 6% of the gross proceeds per Offered Share or any Over-Allotment Share, as the case may be, for their services in connection with the distribution of the Offered Shares and Over-Allotment Shares. The offering price was determined by arm’s length negotiation between the Company and the Underwriter, with reference to the prevailing market price of the Common Shares and other factors.

S-16

The Company has granted to the Underwriter the Over-Allotment Option, exercisable in whole or in part in the sole discretion of the Underwriter for a period of 30 days from and including the Closing Date, to purchase up to an additional amount of Offered Shares equal to 15% of the Offered Shares sold pursuant to the offering, being 1,500,000 Over-Allotment Shares at the offering price, to cover over-allotments, if any, and for market stabilization purposes. This prospectus supplement qualifies the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares to be issued upon exercise of the Over-Allotment Option. A purchaser who acquires Over-Allotment Shares forming part of the Underwriter’s over-allocation position acquires those Over-Allotment Shares under this prospectus supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. If the Over-Allotment Option is exercised in full, the total price to the public will be $23,000,000, the total Underwriter’s Fee will be $1,380,000, and the net proceeds to the Company, before deducting the estimated expenses of the offering, will be $21,620,000.

The Company estimates that the total expenses of the offering, excluding the Underwriter’s Fee and assuming no exercise of the Over-Allotment Option, will be approximately $600,000, which includes approximately $300,000 in reimbursable expenses paid to the Underwriter.

The Underwriter has generally agreed to purchase all of the Offered Shares sold under the Underwriting Agreement, other than the Over-Allotment Shares covered by the Over-Allotment Option described above. The Underwriting Agreement provides that the Underwriter’s obligation to purchase Offered Shares depends on the satisfaction of the conditions contained in the Underwriting Agreement including:

•	the representations and warranties made by the Company to the Underwriter are true;

•	there is no adverse material change in the Company’s business prior to the Closing Date; and

•	the Company delivers customary closing documents to the Underwriter.

The Company has agreed to indemnify the Underwriter, its affiliates and subsidiaries and their respective directors, officers, employees, partners, agents, advisors and shareholders against certain liabilities and expenses, related to the offering, including liabilities under the U.S. Securities Act. The Company has also agreed to contribute to payments the Underwriter may be required to make in respect of such liabilities.

The Company has agreed that during the period commencing on the Closing Date and ending on the date which is 90 days after the Closing Date, not, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed, directly or indirectly issue any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares (other than pursuant to rights or obligations under existing agreements, share compensation arrangements, up to 5% of the Company’s issued and outstanding Common Shares as of the Closing Date for the purposes of bona fide arm’s length mineral property acquisitions, or pursuant to securities or other instruments outstanding as of the Closing Date) or enter into any agreement or arrangement under which the Company acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so.

The Company has also agreed to use its best efforts to cause certain directors and officers of the Company to enter into lock up agreements in favor of the Underwriter evidencing their agreement, not to sell, or agree to sell (or announce any intention to do so), any Common Shares or securities exchangeable or convertible into Common Shares for a period of 90 days from the Closing Date without the prior written consent of the Underwriter, such consent not to be unreasonably withheld or delayed, subject to customary exceptions.

Subscriptions for the Offered Shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is anticipated that the Offered Shares will be issued in registered or electronic form in the name of CDS or its nominee and will be deposited with CDS against payment of the aggregate purchase price for the Offered Shares less the Underwriter’s Fee. Beneficial holders of the Offered Shares will receive only a customer confirmation from the Underwriter, or another registered dealer who is a CDS participant, and from or through whom a beneficial interest in the Offered Shares are acquired.

S-17

The Company expects that delivery of the Offered Shares will be made against payment therefor on October 10, 2019, which will be five business days following the date of the final prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC promulgated under the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Shares prior to the Closing Date will be required, by virtue of the fact that the Offered Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Offered Shares who wish to trade the Offered Shares on the date of pricing or on the next business day should consult their own advisor.

The Underwriter proposes to offer the Offered Shares initially at the offering price to the public and to dealers at that price less a concession not in excess of $0.06 per Offered Share. After the Underwriter has made a reasonable effort to sell all of the Offered Shares at the offering price, the price at which the Offered Shares are distributed pursuant to the prospectus supplement may be decreased and may be further changed from time to time to an amount not greater than the offering price, and the compensation realized by the Underwriter will be decreased by the amount that the aggregate price paid by purchasers for the Offered Shares distributed pursuant to this prospectus supplement is less than the gross proceeds paid by the Underwriter to the Company. The Underwriter shall inform the Company if the offering price is decreased. The Underwriter may receive from purchasers of the Offered Shares normal brokerage commissions in amounts agreed with such purchasers.

The Company has applied to list the Offered Shares on the TSX. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX.

In connection with the offering, the Underwriter may over-allocate or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market, including: stabilizing transactions; short sales (i.e., the sale by the Underwriter of a greater number of Common Shares than they are required to purchase in the offering); and purchases to cover positions created by short sales; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or mitigating a decline in the market price of the Common Shares while the offering is in progress. A short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Shares made by the Underwriter in the open market prior to the completion of the offering.

In addition, in accordance with rules and policy statements of certain Canadian securities regulators, the Underwriter may not, at any time during the period of distribution, bid for or purchase Common Shares. The foregoing restriction is, however, subject to exceptions where the bid or purchase is not made for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities and the TSX, including the Universal Market Integrity Rules for Canadian Marketplaces, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution.

As a result of these activities, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriter at any time. The Underwriter may carry out these transactions on any stock exchange on which the Common Shares are listed, in the over-the-counter market, or otherwise.

The offering is being made in each of the provinces of British Columbia, Alberta and Ontario and in the United States. In addition, the Underwriter may offer the Offered Shares outside of Canada and the United States in compliance with local securities laws. The Offered Shares and the Over-Allotment Shares, if any, will be offered in the United States and Canada through the Underwriter directly or through its broker-dealer affiliate registered in each jurisdiction, as applicable. Offers and sales of Offered Shares outside of Canada and the United States will be made in accordance with applicable laws in such jurisdictions. The Company is not making, and this prospectus supplement and the accompanying base prospectus does not constitute, an offer to sell or a solicitation of an offer to buy the Offered Shares in any jurisdiction where such offer or solicitation is not permitted.

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This prospectus supplement and the accompanying base prospectus in electronic format may be made available on Internet sites or through other online services maintained by the Underwriter of this offering, or by their affiliates. Other than any prospectus supplement and the accompanying base prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying base prospectus is not part of this prospectus supplement, the accompanying base prospectus, the registration statement of which this prospectus supplement forms a part, or the Canadian Prospectus, and such information has not been approved or endorsed by the Company or the Underwriter in such capacity and should not be relied on by prospective investors.

The Underwriting Agreement will be included as an exhibit to the Company’s current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

PRIOR SALES

During the 12-month period before the date of this prospectus supplement, the Company has issued the following Common Shares:

Date of Issuance	Type of Security	Issue Price ($)	Number Issued
August 19, 2019(1)	Common Shares	$2.60	500,000
June 5, 2019(2)	Common Shares	$1.80	500,000
April 25, 2019(3)	Common Shares	$1.40	465,000
April 9, 2019(3)	Common Shares	$1.40	150,000
December 20, 2018(4)	Common Shares	$2.60	800,000
November 26, 2018(6)	Common Shares	$2.38	25,000
November 19, 2018(3)	Common Shares	$0.76	100,000
November 19, 2018(3)	Common Shares	$0.96	100,000
November 15, 2018(3)	Common Shares	$0.76	1,960,000
November 15, 2018(3)	Common Shares	$0.96	1,826,900
November 13, 2018(3)	Common Shares	$0.46	5,000
November 13, 2018(3)	Common Shares	$0.76	35,000
November 13, 2018(3)	Common Shares	$0.96	10,000
Total:			6,476,900

Notes:

(1)	Issued pursuant to the August 2019 Private Placement.

(2)	Issued pursuant to the June 2019 Private Placement.

(3)	Issued pursuant to the exercise of stock options.

(4)	Issued pursuant to the Company’s non-brokered private placement equity financing of 800,000 Common Shares to AngloGold Ashanti (U.S.A.) Exploration Inc. at $2.60 per Common Share for gross proceeds of $2,080,000.

(5)	Issued pursuant to a mining lease and option to purchase agreement on the Mayflower property made effective December 1, 2007 (and subsequently extended effective November 22, 2017) to a group of arm’s length limited partnerships.

During the 12-month period before the date of this prospectus supplement, the Company has issued the following securities convertible into Common Shares:(1)

Date of Issuance	Type of Security	Exercise Price ($)	Number Issued
June 13, 2019	Stock Option(2)	$2.18	1,115,000
April 9, 2019	Stock Option(2)	$2.04	400,000
November 19, 2018	Stock Option(2)	$2.06	4,520,000
Total:			6,035,000

Notes:

(1)	As at the date of this prospectus supplement, the Company had 11,115,000 stock options outstanding.

(2)	Issued pursuant to the Company’s stock option plan, which was approved on October 12, 2016, and subsequently amended on August 7, 2019.

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PRICE RANGE AND TRADING VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “KOR”. In the United States, the Common Shares are quoted for trading on OTCQX under the symbol “CORVF”. On October 2, 2019, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the TSX was $2.27 and the last reported bid price quoted on the OTCQX was US$1.70.

The following table sets forth the market price ranges and trading volumes of the Common Shares on the TSX over the 12-month period prior to the date of this prospectus supplement, as reported by the TSX:

Period	High ($)	Low ($)	Volume
2019
October(1)	2.30	2.14	89,475
September	2.69	2.15	1,892,259
August	2.50	1.72	2,418,895
July	2.35	2.09	998,081
June	2.29	2.02	1,051,140
May	2.04	1.55	1,309,651
April	2.14	1.58	3,524,571
March	2.35	1.98	1,187,826
February	2.30	2.00	1,044,877
January	2.90	2.11	2,291,981
2018
December	2.95	2.34	3,092,476
November	2.91	1.98	4,395,608
October	3.39	2.24	1,879,121

Notes:

(1)	Period from October 1, 2019 to October 2, 2019.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this prospectus supplement and the accompanying base prospectus and who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Company and the Underwriter, is not affiliated with the Company or the Underwriter, and will acquire and hold such Offered Shares as capital property (each, a “Holder”). Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure in the nature of trade.

This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purpose of the Tax Act) or a corporation that does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Tax Act; (e) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) that is exempt from tax under the Tax Act; or (g) that has entered into, or will enter into, a “derivative forward agreement” or a “synthetic disposition arrangement” with respect to the Offered Shares, as those terms are defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Offered Shares.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

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This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends Received by Resident Holders

In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by the Company. There may be limitations on our ability to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, such dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will normally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is in a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of dividends.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Offered Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Losses”.

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Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

A capital loss realized on the disposition of an Offered Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Offered Share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Offered Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains.

Capital gains realized by an individual (including certain trusts) may result in the individual being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, Offered Shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own advisors.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company.

Dispositions of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Offered Shares unless the Offered Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

S-22

Generally, as long as the Offered Shares are then listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX), the Offered Shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists).

The Offered Shares of a U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Offered Shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If Offered Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “Residents of Canada — Dispositions of Offered Shares” and “Residents of Canada — Capital Gains and Losses” will generally apply.

Non-Resident Holders whose Offered Shares are taxable Canadian property should consult their own advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined herein) arising from and relating to the ownership and disposition of Offered Shares acquired pursuant to this offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the ownership and disposition of Offered Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the ownership and disposition of Offered Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of Offered Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of Offered Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S.-Canada Tax Convention”), and U.S. court decisions that are available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Offered Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Offered Shares that is not a U.S. Holder or a partnership. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the ownership and disposition of Offered Shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state or local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the ownership and disposition of Offered Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Offered Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are required to accelerate the recognition of any item of gross income with respect to Offered Shares as a result of such income being recognized on an applicable financial statement; or (j) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Offered Shares in connection with carrying on a business in Canada; (d) persons whose Offered Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the U.S.-Canada Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of Offered Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such entity or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the ownership and disposition of Offered Shares.

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Passive Foreign Investment Company Rules

PFIC Status

If we were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of Offered Shares. Based on current business plans and financial expectations, we believe that we will be a PFIC for our current tax year and likely will be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our subsidiaries) concerning our PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and the PFIC status each of our subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Offered Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Offered Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Offered Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Offered Shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder”.

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A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Offered Shares; and (b) any “excess distribution” received on the Offered Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Offered Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Offered Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Offered Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the Offered Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Offered Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Offered Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

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A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

For each tax year that we qualify as a PFIC as determined by us based on our reasonable analysis, we will make publicly available: (a) a “PFIC Annual Information Statement” as described in U.S. Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) all information and documentation that a U.S. Holder is required to obtain for U.S. federal income tax purposes in making a QEF Election with respect to us. We may elect to provide such information on our website. However, U.S. Holders should be aware that we can provide no assurances that we will provide any such information relating to any Subsidiary PFIC and as a result, a QEF Election may not be available with respect to any Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain such required information. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Offered Shares are marketable stock. The Offered Shares generally will be “marketable stock” if the Offered Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the U.S. Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements, and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this regard.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Offered Shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Offered Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Offered Shares, over (b) the fair market value of such Offered Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

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A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Offered Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares.

Ownership and Disposition of Offered Shares to the Extent that the Passive Foreign Investment Company Rules Do Not Apply

The following discussion is subject, in its entirety, to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Offered Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares and thereafter as gain from the sale or exchange of such Offered Shares. (See “Sale or Other Taxable Disposition of Offered Shares” below). However, we do not intend to maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to the Offered Shares will constitute ordinary dividend income. Dividends received on Offered Shares will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided we are eligible for the benefits of the U.S.-Canada Tax Convention or the Offered Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. If we are a PFIC, a dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

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Sale or Other Taxable Disposition of Offered Shares

Upon the sale or other taxable disposition of Offered Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Offered Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Offered Shares generally will be such U.S. Holder’s U.S. dollar cost for such Offered Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Offered Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Offered Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex, and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Offered Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Offered Shares will generally be subject to information reporting and backup withholding tax at the rate of 24% if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon on the Company’s behalf by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to United States legal matters, and on the Underwriter’s behalf by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to United States legal matters.

The partners and associates of Cassels Brock & Blackwell LLP and Blake, Cassels & Graydon LLP, each as a group, hold beneficially, directly or indirectly, less than one percent of any class of our securities.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

INTEREST OF EXPERTS

Information relating to the Company’s material Properties in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein has been derived from reports, statements or opinions prepared or certified by Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, SME-RM and this information has been included in reliance on such companies and persons’ expertise. Each of Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, SME-RM is a qualified person as such term is defined NI 43-101.

None of Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, PE, SME-RM, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s material Properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, except for Jeffrey A. Pontius, CPG, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than one percent of any class of our securities or of any of our associates or affiliates. As at the date hereof, Jeffrey A. Pontius, CPG, holds a beneficial interest, directly or indirectly, in 3,542,366 Common Shares.

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None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of Corvus or of any of our associates or affiliates, other than Jeffrey A. Pontius, CPG and Carl E. Brechtel, PE, SME-RM, each of whom are either directors, officers or employees of Corvus or one of its subsidiaries.

The current auditors of the Company are Crowe MacKay LLP, Chartered Professional Accountants, of Vancouver, British Columbia, an Independent Registered Public Accounting Firm. Crowe MacKay LLP, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Crowe MacKay LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at May 31, 2019 and 2018 and for the years ended May 31, 2019 and 2018 have been audited by Crowe MacKay LLP, and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

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Filed Pursuant to Rule 424(b)(3)

File No. 333-229516

CORVUS GOLD INC.

US$30,000,000
Common Shares
Warrants
Subscription Receipts
Units

Corvus Gold Inc. (“we”, “us”, “our”, “Corvus” or the “Company”) may offer and sell, from time to time, common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) with up to an aggregate initial offering price of US$30,000,000 in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”). This Prospectus also covers (i) Common Shares that may be issued upon exercise of Warrants and (ii) such indeterminate amount of Securities as may be issued in exchange for, or upon conversion of, as the case may be, the Securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes the specific information and terms about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “KOR” and quoted for trading on the OTCQX under the symbol “CORVF”. On February 14, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $2.02 per Common Share and the last reported bid price quoted on the OTCQX was US$1.52. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

Investing in the Securities involves risks. See “Risk Factors” on page 5.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 19, 2019

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$30,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this Prospectus. The Company has not authorized anyone to provide you with information different from that contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement or the other information included in the registration statement of which this Prospectus forms part. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date of this Prospectus or such Prospectus Supplement, as applicable, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website should not be deemed to be a part of this Prospectus or any applicable Prospectus Supplement or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Corvus”, “Corvus Gold” and the “Company” refer to Corvus Gold Inc., either alone or together with its subsidiaries.

i

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

In accordance with applicable Canadian securities regulatory requirements, all of our mineral reserve and mineral resources estimates included or incorporated by reference in this Prospectus have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws and uses terms that are not recognized by the United States Securities and Exchange Commission (“SEC”). The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the “CIM Definition Standards”) which were incorporated by reference in the Canadian Securities Administrator’s Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These definitions differ from the definitions in the SEC Industry Guide 7 (“SEC Industry Guide 7”) under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average metal price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic, technical and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically, technically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, if such disclosure includes the grade or quality and the quantity for each category of mineral resource or mineral reserve; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

The term “mineralized material” as used in this Prospectus and the documents incorporated by reference herein, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards.  We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”.  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES

Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary economic assessment included in the Technical Report is preliminary in nature and includes “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the preliminary economic assessment will be realized. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

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CURRENCY AND EXCHANGE RATES

All dollar amounts and references to “$” in this Prospectus are expressed in Canadian dollars unless otherwise indicated. The Company’s accounts are maintained in Canadian dollars and the Company’s financial statements are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “U.S. dollars”, “USD” or to “US$” are to United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Year Ended May 31
Canadian Dollars to U.S. Dollars	2018 US$	2017 US$	2016 US$
Rate at end of period	0.7723	0.7407	0.7634
Average rate for period	0.7866	0.7559	0.7567
High for period	0.8245	0.7877	0.8191
Low for period	0.7405	0.7276	0.6854

METRIC CONVERSION TABLE

To Convert Imperial Measurement Units	To Metric Measurement Units	Multiply by
Acres (“ac”)	Hectares (“ha”)	0.4047
Feet (“ft”)	Meters (“m”)	0.3048
Miles (“mi”)	Kilometers (“km”)	1.6093
Tons (short)	Tonnes (“t”)	0.9071
Gallons (“ga”)	Liters (“l”)	4.55
Ounces (troy) (“oz”)	Grams (“g”)	31.103
Ounces (troy) per ton (short)	Grams per tonne (“g/t”)	34.286

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all exhibits hereto and any documents that are incorporated by reference as set forth under “Documents Incorporated by Reference”, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbor created by such legislation and forward-looking information under the provisions of applicable Canadian securities laws concerning the business, operations and financial performance and condition of Corvus. Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future. Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. These forward-looking statements may include, but are not limited to, statements concerning:

•	the Company’s strategies and objectives, both generally and in respect of its specific mineral properties;

•	the timing of decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs, including for the North Bullfrog Project (“NBP”) and for the Mother Lode Project (“MLP”);

•	the Company’s estimates of the quality and quantity of the mineral reserves and mineral resources at its mining properties;

•	the future price of minerals;

•	estimates of future operating and financial performance;

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	the Company’s expectation that we will continue to raise capital through the sale of non-core assets, equity and/or debt financings and through the exercise of stock options and warrants;

•	the Company’s expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	the Company’s estimates of its future cash position;

•	the Company’s intention to identify and execute cost cutting initiatives;

•	the Company’s expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on the Company’s ability to raise capital in sufficient amounts on reasonable terms;

•	the Company’s potential ability to generate proceeds from operations or the dispositions of its assets;

•	the timing, performance and results of feasibility studies;

•	the Company’s potential entry into agreements to find, lease, purchase, option or sell mineral interests;

•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;

•	costs and timing of the exploration and development of new deposits;

•	success of exploration activities;

•	permitting and certification time lines;

•	government regulation of mining exploration, development and operations;

•	environmental risks;

•	timing and possible outcome of pending litigation, title disputes or claims;

•	the timing and cost of planned exploration programs of the Company and its joint venture partners (as applicable), and the timing of the receipt of results therefrom;

•	the Company’s future cash requirements and use of proceeds of sales of none-core assets;

•	general business and economic conditions;

•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations;

•	the Company’s expectation that it will be able to add additional mineral projects of merit to its assets;

•	the potential for the existence or location of additional high-grade veins, or high-grade mineralization;

•	the potential for any delineation of higher grade mineralization;

•	the potential for there to be one or more additional vein zone(s);

•	the potential discovery and delineation of mineral deposits/resources/reserves and any expansion thereof beyond the current estimate; and

•	the Company’s expectation that it will be able to build itself into a non-operator gold producer with significant carried interests and royalty exposure.
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Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, assumptions and other important factors. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

•	our requirement of significant additional capital and our ability to raise such additional capital on favourable terms;

•	our ability to raise funds in new share offerings due to future sales of Common Shares in the public or private market and our ability to raise funds from the exercise of stock options and warrants;

•	whether our acquisition, exploration and potential development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transaction we enter will maximize the realization of the market value of our assets;

•	our limited operating history;

•	our history of losses;

•	a shortage of skilled labour, equipment and supplies;

•	our reliance on third parties to fulfill their obligations under our agreements;

•	cost increases for our exploration and, if warranted, development projects;

•	our Properties being in the exploration stage;

•	mineral exploration, development and production activities;

•	our lack of mineral production from our Properties;

•	estimates of mineral resources, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	preliminary assessment results and the accuracy of estimates and assumptions on which they are based;

•	changes in project parameters;

•	failure of equipment and processes to operate as anticipated;

•	accidents, labour disputes and other risks of the mining industry;

•	changes in mineral resource estimates;

•	the accuracy of calculations of mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	actual results of current exploration activities;

•	risks associated with restructuring and cost-efficiency initiatives;

•	differences in United States and Canadian mineral reserve and mineral resource reporting;

•	our exploration activities being unsuccessful;

•	the success of future joint ventures, partnership and other arrangements relating to our properties;

•	technical and operational feasibility and the economic viability of deposits;

•	fluctuations in gold, silver and other metal prices;

•	our ability to obtain permits and licenses for production;

•	government and environmental regulations that may increase our costs of doing business or restrict our operations;

•	proposed legislation that may significantly affect the mining industry;

•	changes in corporate governance and public disclosure regulations;

•	inherent hazards of mining exploration, development and operating activities;

•	future water supply issues;

•	land reclamation requirements;

•	competition in the mining industry;

•	equipment and supply shortages;

•	current and future joint ventures and partnerships;

•	our ability to attract qualified management and other key personnel;

•	the ability to enforce judgment against certain of our Directors;

•	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;

•	currency fluctuations;

•	claims on the title to our Properties;

•	surface access on our Properties;

•	potential future litigation;

•	our lack of insurance covering all our operations and potential liabilities;

•	risks related to current global financial conditions;

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•	our status as a “passive foreign investment company” under US federal tax code; and

•	the Common Shares.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. The forward-looking statements included and incorporated by reference in this Prospectus are made as of the date of this Prospectus or the documents incorporated by reference herein, as applicable, and accordingly, are subject to change after such date. Except as otherwise indicated by us, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of our operating environment. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

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SUMMARY

Overview of the Company

We are a mineral exploration company engaged in the acquisition, exploration and development of mineral properties. We currently hold, or have rights to acquire, interests in two mineral properties in Nevada, USA: the NBP and the MLP (collectively, the “Properties”). The Company’s objective with respect to such properties are to evaluate the potential of the properties and to determine if spending additional funds is warranted (in which case, an appropriate program to advance the properties to the next decision point will be formulated and, depending upon available funds, implemented by us) or not (in which case the properties may be returned by us to the optionor/lessor or, in respect of properties in which we are earning an interest, be returned to the optionor thereof). Our present focus is on the exploration and, if warranted, development of the NBP, located approximately 15 kilometres north of Beatty, Nevada, and the MLP, located in the Bare Mountain District, approximately 10 kilometres from the NBP. Corvus also staked three additional claim blocks, the MN claim group, to the northwest of the Mother Lode claims, the ME claim group, to the east of the Mother Lode claims, and the GAP claim group along the southern edge of the NBP. We continue to assess additional mineral property acquisitions but do not presently contemplate entering into any such agreements, other than in connection with the NBP and the MLP.

We are in the exploration stage and do not mine, produce or sell any mineral products at this time.

We were incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) with the name “Corvus Gold Inc.” on April 13, 2010 as a wholly-owned subsidiary of International Tower Hill Mines Ltd. (“ITH”), with an authorized capital consisting of an unlimited number of Common Shares. Pursuant to the corporate spin-out of Corvus from ITH by way of a plan of arrangement among ITH, the shareholders of ITH and Corvus under the BCBCA, effective August 26, 2010, Corvus was spun out as a separate and independent public company, and each shareholder of ITH received one-half of a Common Share.

We are a reporting issuer in the Canadian Provinces of British Columbia, Alberta and Ontario and the Common Shares are listed for trading on the TSX under the trading symbol “KOR” and are quoted for trading on the OTCQX under the symbol “CORVF”.

Our head office is located at Suite 1750 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8, and our registered and records office is located at Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of May 31, 2018, being the last day of our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement (August 28, 2019).

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A (a) and (b) of the Exchange Act. Such sections are provided below:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management's assessment of its internal controls.

•	Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

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As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Exchange Act, we may however determine to voluntarily comply with such requirements in our discretion.

Recent Developments

Exploration Activities

On November 1, 2018, we announced an updated preliminary economic assessment on the Properties and filed the Technical Report. The Technical Report was subsequently amended on November 8, 2018 to fix typographical errors and refiled. Please refer to the section of this Prospectus entitled “Properties Update” for a summary of the Technical Report.

On October 24, 2018, we announced that we had expanded our District wide land package by approximately 14% and now control 100% of approximately 123.1 km² in the Bullfrog Mining District. The new approximately 15.2 km² land package was staked as open ground and covers several new target areas along a major structural zone connecting the historic Bullfrog Mine area with the newly discovered North Bullfrog deposits.

Corporate Financial Activities

On July 6, 2017, we announced the closing of a $4,650,000 private placement with Coeur Mining at $0.75 per Common Share. Under the terms of the agreement, we issued 6,200,000 Common Shares.

On December 7, 2017, the Company closed a non-brokered private placement equity financing and issued 2,829,130 Common Shares at a price of $1.15 per Common Share for gross proceeds of $3,253,499, and 1,574,803 Common Shares at a price of $1.27 per Common Share for gross proceeds of $2,000,000.

On June 7, 2018, the Company closed a non-brokered private placement equity financing and issued 1,730,770 Common Shares at a price of $2.60 per Common Share for gross proceeds of $4,500,002 (the “Strategic Investment”).

Between November 13, 2018 and November 19, 2018, the Company issued 4,036,900 Common Shares upon the exercise of 4,036,900 stock options.

On November 26, 2018, the Company issued an aggregate of 25,000 Common Shares to the Greenspun Group (6,250 Common Shares to each of BMG Holdings, LP, DRG Holdings, LP, SGF Holdings, LP, and JGG Holdings, LP) pursuant to the terms of the mining lease agreement dated December 1, 2007 between Talon Gold Nevada Inc. (now Corvus Gold Nevada Inc.) and the Greenspun Group, as amended on February 11, 2015. On November 22, 2017, the term of such mining lease agreement was extended for 10 additional years to December 7, 2027.

On December 20, 2018, the Company closed a non-brokered private placement equity financing and issued 800,000 Common Shares to AngloGold Ashanti (USA) Exploration Inc. at a price of $2.60 per Common Share for gross proceeds of $2,080,000 (the “December 2018 Private Placement”).

For a further description of our business, see the section entitled “Part I, Item 1, Business” in our Annual Report on Form 10-K for the year ended May 31, 2018, filed on Form 10-K, which Annual Report is incorporated herein by reference, see below under the heading “Document Incorporated by Reference”.

The Securities Offered under this Prospectus

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to US$30,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	original issue discount, if any;

2

•	rates and times of payment of dividends, if any;

•	redemption, conversion or exchange terms, if any;

•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares. The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of Common Shares are entitled to dividends when and if declared by the Board. The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares”.

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. The Company may issue Warrants independently or together with Common Shares, Subscription Receipts, or Units and the Warrants may be attached to or separate from such securities. Warrants to be issued under this Prospectus may or may not be listed on the TSX or on any other securities exchange. The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants. In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.” The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants. Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the subscription receipt agreement will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR after it has been entered into.

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

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Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. This Prospectus contains a summary of certain general features of the Units under “Description of Units.” The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered. The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent. The Company will file in the United States on Form 8-K with the SEC and will file in Canada on SEDAR the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company’s business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Risks Related To Our Company

We will require significant additional capital to fund our business plan.

We will be required to expend significant funds to determine if proven and probable mineral reserves exist at our Properties, to continue exploration and if warranted, develop our existing Properties and to identify and acquire additional properties to diversify our Properties portfolio. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying and feasibility studies with regard to the results of our exploration. We may not benefit from some of these investments if we are unable to identify commercially exploitable mineralized material.

Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold and silver. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of further mining operations or exploration and development and the possible partial or total loss of our potential interest in our Properties.

We have a limited operating history on which to base an evaluation of our business and prospects.

Since our inception we have had no revenue from operations. We have no history of producing metals from any of our properties. Our Properties are exploration stage properties. Advancing properties from exploration into the development stage requires significant capital and time, and successful commercial production from a property, if any, will be subject to completing feasibility studies, permitting and construction of the mine, processing plants, roads, and other related works and infrastructure. As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

•	completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient gold/silver mineral reserves to support a commercial mining operation;

•	the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

•	the availability and costs of drill equipment, exploration personnel, skilled labor and mining and processing equipment, if required;

•	the availability and cost of appropriate smelting and/or refining arrangements, if required;

•	compliance with environmental and other governmental approval and permit requirements;

•	the availability of funds to finance exploration, development and construction activities, as warranted;

•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities;

•	potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and

•	potential shortages of mineral processing, construction and other facilities related supplies.

The costs, timing and complexities of exploration, development and construction activities may be increased by the location of our Properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if commenced, development, construction and mine start-up. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our properties.

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We have a history of losses and expect to continue to incur losses in the future.

We have incurred losses since inception, have negative cash flow from operating activities and expect to continue to incur losses in the future. We incurred the following losses from operations during each of the following periods:

•	$(9,194,678) for the year ended May 31, 2018; and

•	$(6,730,817) for the year ended May 31, 2017.

We expect to continue to incur losses unless and until such time as one of our Properties enters into commercial production and generate sufficient revenues to fund continuing operations. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

Increased costs could affect our financial condition.

We anticipate that costs at our projects and Properties that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the body. In addition, costs are affected by the price of commodities such as fuel, steel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Negative Operating Cash Flow.

The Company is an exploration stage company and has not generated cash flow from operations.  The Company is devoting significant resources to the development of the Properties and to actively pursue exploration and development opportunities, however, there can be no assurance that it will generate positive cash flow from operations in the future.  The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.  The Company currently has negative cash flow from operating activities.

Risks Related to Mining and Exploration

Our NBP and the MLP are in the exploration stage.

The NBP and the MLP have estimated mineral resources identified, but there has not been a mineral reserve estimation in accordance with NI 43-101 or SEC Industry Guide 7. There is no assurance that we can establish the existence of any mineral reserves on the NBP or the MLP in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from the properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserves in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that our NBP or MLP contains any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so. A mineral reserve is defined by the SEC in its Industry Guide 7 as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the SEC’s Industry Guide 7 is extremely remote; in all probability our mineral Properties do not contain any “reserves” and any funds that we spend on exploration could be lost. Even if we do eventually discover a mineral reserve on our Properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

Exploration for and the production of minerals is highly speculative and involves much greater risk than many other businesses. Most exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Our operations are, and any future development or mining operations we may conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and development of mineral properties, such as, but not limited to:

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•	economically insufficient mineralized material;

•	the ability to find sufficient gold, silver or other metal reserves to support a profitable mining operation;

•	fluctuation in production costs that make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents;

•	metallurgic and other processing problems;

•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins and landslides; and

•	decrease in the value of mineralized material due to lower gold and/or silver prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have very limited insurance to guard against some of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable, or result in additional expenses.

We have no history of producing metals from our current mineral properties and there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

We have no history of producing metals from our current mineral Properties. We do not produce gold or silver and do not currently generate operating earnings. While we seek to move our project and Properties into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

•	the timing and cost, which are considerable, of the construction of mining and processing facilities;

•	the ability to find sufficient gold/silver reserves to support a profitable mining operation;

•	the availability and costs of skilled labor and mining equipment;

•	compliance with environmental and other governmental approval and permit requirements;

•	the availability of funds to finance construction and development activities;

•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

•	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, our management will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations.

Estimates of mineral resources are subject to evaluation uncertainties that could result in project failure.

Unless otherwise indicated, mineralization figures presented in this Prospectus and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and mining engineers. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral resources, mineral reserves and grades of mineralization on our properties. Until ore is actually mined and processed, mineral resources, mineral reserves and grades of mineralization must be considered as estimates only.

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Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineral resources/reserves within the earth using statistical sampling techniques. Estimates of mineral resource/reserve on our Properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our Properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineral resources/reserves. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our NBP or MLP and have not commenced actual production, mineral resource estimates may require adjustments or downward revisions. In addition, the grade ultimately mined, if any, may differ from that indicated by our feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

The mineral resource estimates contained in this Prospectus have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold or silver may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect any commercial viability determinations we may reach. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our Properties.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

Our mineral resource estimates are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report mineral reserves and mineral resources in accordance with Canadian requirements. These requirements are different from the practices used to report mineral reserve and mineral resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred mineral resources, which are generally not permitted in disclosure filed with the SEC by United States issuers. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into reserves.

Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place, tonnage and grade without reference to unit measures.

Accordingly, information concerning descriptions of mineralization, mineral reserves and mineral resources contained in this Prospectus, or in the documents incorporated herein by reference, may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

Our long-term success depends on our ability to identify mineral deposits on our existing Properties and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of gold, silver and other commodity exploration is determined in part by the following factors:

•	the identification of potential mineralization based on surficial analysis;

•	availability of government-granted exploration permits;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development work.

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Substantial expenditures are required to establish proven and probable mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing.

The volatility of the price of gold and silver could adversely affect our future operations and, if warranted, our ability to develop our properties.

The potential for profitability of our operations, the value of our Properties, the market price of the Common Shares and our ability to raise funding to conduct continued exploration and development, if warranted, are directly related to the market price of gold and silver. Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of gold and/or silver may prevent our Properties from being economically mined or result in the write-off of assets whose value is impaired as a result of lower gold and silver prices. The prices of gold and silver are affected by numerous factors beyond our control, including inflation, fluctuation of the U.S. dollar and foreign currencies, global and regional demand, the sale of gold by central banks, and the political and economic conditions of major gold and silver producing countries throughout the world.

The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and/or silver prices decline or remain low for prolonged periods of time, we might be unable to develop our Properties, which may adversely affect our results of operations, financial performance and cash flows.

We may not be able to obtain all required permits and licenses to place any of our properties into production.

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our current and future operations are and will be governed by laws and regulations, including:

•	laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

•	laws and regulations related to exports, taxes and fees;

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•	labor standards and regulations related to occupational health and mine safety; and

•	environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future changes in these laws or regulations could have a significant adverse impact on our Properties or some portion of our business, causing us to re-evaluate those activities at that time.

Legislation has been proposed that would significantly affect the mining industry.

Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States General Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

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Our relationship with the communities in which we operate impacts the future success of our operations.

Our relationship with the communities in which we operate is important to ensure the future success of our existing operations. While we believe our relationships with the communities in which we operate are strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations (“NGOs”), some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices. Adverse publicity generated by such NGOs or others related to extractive industries generally, or its operations specifically, could have an adverse effect on our reputation or financial condition and may impact its relationship with the communities in which we operate. While we believe that we operate in a socially responsible manner, there is no guarantee that our efforts in this respect will mitigate this potential risk.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on our stock price.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the SEC, applicable securities regulatory authorities in Canada, the TSX, the OTCQX, applicable Canadian authorities and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. Our efforts to comply with new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents;

•	treat ground and surface water to drinking water standards; and

•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our Properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other precious metal companies for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop or operate additional precious metal projects.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit, or increase the cost of, production.

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Joint ventures and other partnerships may expose us to risks.

We may enter into joint ventures or partnership arrangements with other parties in relation to the exploration, development and production of a certain portion of the NBP and the Mother Lode Property in which we have an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of the Common Shares.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers are also directors, officers and shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

Our failure to strictly comply with anti-corruption laws could have a material adverse effect on our reputation and results of operations.

Our operations are governed by, and involve interactions with, many levels of government in numerous countries. We are required to comply with anti-corruption and anti-bribery laws, including the Canadian Corruption of Foreign Public Officials Act and the U.S. Foreign Corrupt Practices Act. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. Our internal procedures and programs may not always be effective in ensuring that we, our employees, contractors or third-party agents will comply strictly with such laws. If we become subject to an enforcement action or in violation of such laws, this may have a material adverse effect on our reputation, result in significant penalties, fines and/or sanctions imposed on us, and/or have a material adverse effect on our operations.

Our failure to strictly comply with Canada’s Extractive Sector Transparency Measures Act could have a material adverse effect on our reputation and results of operations.

The Canadian Extractive Sector Transparency Measures Act (“ESTMA”), which became effective June 1, 2015, requires public disclosure of payments to governments by mining and oil and gas companies engaged in the commercial development of oil, gas and minerals who are either publicly listed in Canada or with business or assets in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments at all levels, including entities established by two or more governments, including Indigenous groups. Reporting on payments to Canadian First Nations will commence in 2018 for payments made in 2017. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure improvement payments, and any other prescribed payment over C$100,000. Failure to report, false reporting or structuring payments to avoid reporting may result in fines of up to C$250,000 (which may be concurrent). We commenced ESTMA reporting in 2017. If we become subject to an enforcement action or in violation of ESTMA, this may result in significant penalties, fines and/or sanctions imposed on us resulting in a material adverse effect on our reputation.

Our business is affected by the global economy.

Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by the credit crisis that began in 2008, the European debt crisis and significant fluctuations in fuel and energy costs and metals prices. Many industries, including the mining industry, have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to future events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and profitability. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on commodity prices, demand for metals, including gold, silver, zinc, copper and lead, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect our business and the market price of our securities.

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We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

We are dependent on a relatively small number of key employees, including our President and Chief Executive Officer and our Chief Operating Officer. The loss of any officer could have an adverse effect on us. We have no life insurance on any individual, and we may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors.

We are a Canadian corporation and certain of our Directors are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, are located outside the United States. As a result, it may be difficult or impossible for an investor:

•	to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

•	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

Our results of operations could be affected by currency fluctuations.

Our Properties are located in the United States and most costs associated with this property are paid in U.S. dollars. There can be significant swings in the exchange rate between the U.S. and Canadian dollar. There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Title to our properties may be subject to other claims, which could affect our Properties rights and claims.

There are risks that title to our property may be challenged or impugned. Our current Properties are located in Nevada and may be subject to prior unrecorded agreements or transfers or native land claims and title may be affected by undetected defects. There may be valid challenges to the title of our Properties which, if successful, could impair development and/or operations. This is particularly the case in respect of those portions of our Properties in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

Several of the mineral rights to our Properties consist of “unpatented” lode mining claims created and maintained in accordance with the United States General Mining Law of 1872. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the United States General Mining Law of 1872. Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government. The validity of an unpatented lode mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law. In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims. Should the federal government impose a royalty or additional tax burdens on the portion of the property that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

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We may be unable to secure surface access or purchase required surface rights.

Although the Company acquires the rights to some or all of the minerals in the ground subject to the mineral tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, we will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore we may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, we may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty. Our inability to secure surface access or purchase required surface rights could materially and adversely affect our timing, cost or overall ability to develop any mineral deposits we may locate.

Our properties and operations may be subject to litigation or other claims.

From time to time our Properties or operations may be subject to disputes which may result in litigation or other legal claims. We may be required to assert or defend against these claims which will divert resources and management time from operations. The costs of these claims or adverse filings may have a material effect on our business and results of operations.

We do not currently insure against all the risks and hazards of mineral exploration, development and mining operations.

Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. We may elect not to insure where premium costs are disproportionate to our perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Recently enacted changes in tax law could materially affect our financial position and results of operations.

On December 22, 2017, the President of the United States signed into law H.R. 1 (the “U.S. Tax Reform”). We are in the process of determining the impact to our financial statements of all aspects of U.S. Tax Reform and intend to reflect the impact of such reform in the financial statements during the period in which such amounts can be reasonably estimated. There is substantial uncertainty regarding the details of the U.S. Tax Reform. The intended and unintended consequences of the U.S. Tax Reform on our business are not yet widely understood and, due to our international business activities, the changes to the taxation of our activities affected by the U.S. Tax Reform could increase our effective tax rate and could materially impact our financial position or results of operations.

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Risks Related to the Common Shares

We believe that we may be a “passive foreign investment company” for the current taxable year which may result in materially adverse United States federal income tax consequences for United States investors.

We generally will be designated as a “passive foreign investment company” under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (a “PFIC”) if, for a tax year, (a) 75% or more of our gross income for such year is “passive income” (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) or (b) if at least 50% or more of the value of our assets produce, or are held for the production of, passive income, based on the quarterly average of the fair market value of such assets. United States shareholders should be aware that we believe we were classified as a PFIC during our tax year ended May 31, 2018, and based on current business plans and financial expectations, believe that we may be a PFIC for the current and future taxable years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective "qualified electing fund" election (“QEF Election”) or a "mark-to-market" election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amount to our shareholders. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each U.S. shareholder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Shares.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result of our small size, any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although as of May 31, 2018, management has concluded that our internal control over financial reporting is effective, there can be no assurance that our internal control over financial reporting will remain effective.

Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

•	changes in the worldwide price for gold and/or silver;

•	disappointing results from our exploration efforts;

•	decline in demand for Common Shares;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of our industry or our prospects; and

•	general economic trends.

In the last 12 months, the price of our stock on the TSX has ranged from a low of $1.40 to a high of $3.39. In addition, stock markets in general have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to resell any Common Shares you acquire at a desired price.

We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop our NBP and MLP and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of the board of directors of the Company.

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Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per Common Share if we issue additional employee/Director/consultant options or if we sell additional Common Shares to finance our operations.

In order to further expand the Company’s operations and meet our objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Shares, including, but not limited to, raising funds to explore the NBP and the MLP. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we will likely also need to issue additional Common Shares to finance future acquisitions, growth and/or additional exploration programs of our NBP and MLP or to acquire additional properties. We will also in the future grant to some or all of our Directors, officers, and key employees and/or consultants options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

We are subject to the continued listing criteria of the TSX and our failure to satisfy these criteria may result in delisting of the Common Shares.

The Common Shares are currently listed on the TSX. In order to maintain the listing, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, the TSX may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the TSX inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the listing requirements of TSX; or if any other event occurs or any condition exists which makes continued listing on the TSX, in the opinion of the TSX, inadvisable.

If the TSX delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the Common Shares, reduced liquidity, decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

The issuance of additional Common Shares may negatively impact the trading price of our securities.

We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, outstanding options, warrants and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. The issuance by us of additional Common Shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Shares held by non-affiliates exceeds $700 million as of any November 30 before that time, in which case we would no longer be an emerging growth company as of the following May 31. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Broker-dealers may be discouraged from effecting transactions in Common Shares because they are considered a penny stock and are subject to the penny stock rules.

The Common Shares are a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$5.00 per share or an exercise price of less than US$5.00 per share, subject to certain exceptions. The Common Shares are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of US$5,000,000 or individuals with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Common Shares. Consequently, these penny stock rules may affect the ability of broker-dealers to trade in the Common Shares.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this Prospectus.  Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)	the Annual Report on Form 10-K of the Company, for the year ended May 31, 2018, which report contains the audited consolidated financial statements of the Company and the notes thereto as at May 31, 2018 and 2017 and for the years ended May 31, 2018 and 2017, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended May 31, 2018 and 2017, as filed with the SEC on August 28, 2018;

(b)	the Company’s Proxy Statement on Schedule 14A, dated August 20, 2018, in connection with the Company’s October 11, 2018 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2018, as filed with the SEC on August 31, 2018;

(c)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended August 31, 2018, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at August 31, 2018 and for the quarters ended August 31, 2018 and 2017 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended August 31, 2018 and 2017, as filed with the SEC on October 11, 2018;

(d)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended November 30, 2018, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at November 30, 2018 and for the quarters ended November 30, 2018 and 2017 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended November 30, 2018 and 2017, as filed with the SEC on January 10, 2019;

(e)	the Company’s Current Reports on Form 8-K as filed on July 12, 2018 relating to the closing of the Strategic Investment and October 17, 2018 relating to the results of the Company’s annual general meeting held on October 11, 2018;

(f)	the description of the Company’s common stock contained in its registration statement on Form 8-A filed on May 29, 2015, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

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You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Corvus Gold Inc.

1750 – 700 West Pender Street

Vancouver, British Columbia, Canada V6C 1G8

Attention: Peggy Wu, Chief Financial Officer

(604) 638-3246

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PROPERTIES UPDATE

The scientific and technical information included in the following section has been derived, in part, from the technical report prepared in accordance with NI 43-101 entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 (the “Technical Report”). The Technical Report was prepared by Scott E. Wilson, CPG (#10965) and SME-RM (#4025107) of Resource Development Associates, Inc. (“RDA”) of Highlands Ranch, CO, USA, Michael Cole, SME-RM (#4130807), Mining Engineer, of Roanoke, VA, USA, Christopher L. Easton, MMSA-QP, Metallurgical Consultant and President at Easton Process Consulting, Inc. of Highlands Ranch, CO, USA and Richard Delong, MMSA-QP, Environmental Geologist (#01471) and President of EM Strategies, of Reno, NV, USA, each of whom is a qualified person under NI 43-101.

The NBP and MLP do not have any known proven or probable reserves under SEC Industry Guide 7 and the project is exploratory in nature. The Technical Report is referred to herein for informational purposes only and is not incorporated herein by reference. The Technical Report contains disclosure regarding mineral resources that are not SEC Industry Guide 7 compliant proven or probable reserves. See “Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves” above.

Project Description, Location and Access

Location and Means of Access

The project (the “Project” or the “NB-MLP”) consists of both the NBP and the MLP integrated into a single mining operation which is located in southwest Nevada near the community of Beatty, Nevada. Figure 1 shows the land positions that form the NB-MLP. NB-MLP is accessible from Beatty, Nevada, which is an approximately two and a half hour drive (193 km, 120 mi) north of Las Vegas, Nevada via US Highway 95. US Highway 95 is the major transportation route between Las Vegas, Nevada, Reno, Nevada and Boise, Idaho. Las Vegas is serviced by a major international airport. Beatty is the closest town to the Project having a population of about 1,100, and providing most basic services.

NBP lies 10 km due north of Beatty and is accessed via several dirt roads to the west from US Highway 95 between mile markers 66 and 72 (6-12 road miles north of Beatty on US Highway 95). A network of typically well-maintained dirt roads provides access to most of the important exploration areas. MLP lies 8 km due east of Beatty. MLP is accessed from US Highway 95 just one mile south of Beatty by taking the Fluorspar Canyon road east. Access around the Project is also by a network of reasonably good dirt roads.

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Figure 1 – Map showing the boundaries of the NBP and MLP (grid UTM NAD27 Zone 11).

Corvus Interest in the Project

MLP Area and Location

The MLP is located in the northern Bare Mountain area of northwestern Nye County, Nevada. A map of the MLP is presented in Figure 1, which shows the boundary defined by public land mining claims in blue. Location of the property is shown with respect to Beatty, NV. The Project covers approximately 3,570 ha (8,820 ac) of federal unpatented lode mining claims located in Sections 10, 11, 14, 15, 22, 23, 26, 27, 34, 35 and 36 of T11S, R47E; Sections 1, 2, 3, 9, 10, 11, 12, and 13 of T12S, R47E; and Sections 6, 7, 8, 9, 16, 17 and 18 of T12S, R48E, Mount Diablo Base and Meridian (“MDBM”). A list of the mining claims included in the MLP and administered by the US Bureau of Land Management (“BLM”) is provided in Table 1. Corvus owns, through its wholly-owned subsidiary, Mother Lode Mining Company LLC, the historic Mother Lode property which consists of 13 mining claims (the “Historic Mother Lode Property”). The MN and ME claims were staked by Corvus in 2017 and 2018 and are 100% owned by its wholly-owned subsidiary, Corvus Gold Nevada Inc. (“Corvus Nevada”).

In May of 2017, Corvus purchased 100% of the Historic Mother Lode Property by acquiring the Goldcorp Daisy LLC from Goldcorp USA, Inc. Goldcorp Daisy LLC was subsequently renamed the Mother Lode Mining Company LLC, which is a wholly owned subsidiary of Corvus Nevada. The Historic Mother Lode Property consisted of 13 mining claims (BVC, Mother Lode, MF and TWE in Table 1) comprising approximately105 ha (~260 ac) around and adjacent to the historic Mother Lode open pit. Corvus issued Goldcorp USA, Inc. 1,000,000 common shares of Corvus and granted a 1% Net Smelter Royalty (“NSR”) on any future production from the 13 claims for a gold price up to USD 1,300 per ounce, increasing to a 2% NSR for a gold price equal to or greater than USD 1,400 per ounce.

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Table 1 – List of Federal Mining Claims forming the MLP

Land Holder	Claim Name	BLM Serial Numbers
Mother Lode Mining Company LLC	BVC #5696	262789
Mother Lode Mining Company LLC	BVC #5697	262790
Mother Lode Mining Company LLC	BVC #5698	262791
Mother Lode Mining Company LLC	BVC #2	352232
Mother Lode Mining Company LLC	Mother Lode #15	264628
Mother Lode Mining Company LLC	Mother Lode #20	264633
Mother Lode Mining Company LLC	MF 15	699017
Mother Lode Mining Company LLC	MF 17	699019
Mother Lode Mining Company LLC	MF 19	699021
Mother Lode Mining Company LLC	TWE 41	685492
Mother Lode Mining Company LLC	TWE 42	685493
Mother Lode Mining Company LLC	TWE 43	685494
Mother Lode Mining Company LLC	TWE 44	685495
Corvus Gold Nevada Inc.	ME-01 to ME-22	1143493-1143514
Corvus Gold Nevada Inc.	MN-01 to MN-30	1143463-1143492
Corvus Gold Nevada Inc.	MN-31 to MN-105	1163266-1163340
Corvus Gold Nevada Inc.	MN-106 to MN-159	1166983-1167036
Corvus Gold Nevada Inc.	MN-160 to MN-414	1177225-1177477
Corvus Gold Nevada Inc.	MN-415 to MN-426	1180305-1180316

All of the mining claims on public land at the MLP are administered by the BLM. The mining claims require payment of yearly maintenance fees to the BLM and Nye County (recording fees) of an aggregate of USD 137,478 (estimated for 2019). These claims give Corvus the right to explore for and mine minerals, including gold and silver, subject to the necessary permits. Corvus has a current Notice-level exploration permit from the BLM which allows Corvus to access, maintain the roads, perform drilling and sampling, and create up to five ac of surface disturbance under permit N-095622. A second Notice-level permit (N-96894) which allows construction of up to 17 drill sites with up to 4.39 ac of surface disturbance at the Willy’s target area (east of MLP), has been granted by the BLM (the “Willy’s NOI”). A third Notice-level permit (N-96991) which allows construction of up to 8 drill sites for up to 0.7 ac of disturbance at the Sawtooth target area (west of MLP) has been acknowledged by the BLM (the “Sawtooth Notice”). A Plan of Operations (NVN-096238) to construct up to 550 drill sites for up to 140 ac of disturbance is pending approval from the BLM and the Nevada Department of Environmental Protection (“NDEP”).

Reclamation bonding related to environmental liabilities at MLP is in place to cover proposed disturbance on the property. Such reclamation liabilities are covered by surety bonds issued to the BLM by Lexon Insurance Company (“Lexon”) in the amounts of USD 33,216 for the Mother Lode Notice and USD 9,515 for the Willy’s NOI, and USD 5,367 for the Sawtooth Notice. Additional bonding of up to an estimated USD 440,067 will be required in phases when the Mother Lode Plan of Operations is approved.

Corvus has submitted an application to the Nevada Division of Water Resources for 276 acre-feet of water rights used historically in the Daisy Project mining and processing concession.

NBP Area and Location

The NBP is located in the Bullfrog Hills of northwestern Nye County, Nevada. A map of the NBP property is presented in Figure 1, which shows the public lands boundary defined by mining claims in blue. Within the public land boundary are private lands (based on historic patented mining claims). The Project covers about 7,223 ha of patented and unpatented lode mining claims in Sections 19, 20, 21, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, and 36 of T10S, R46E; Sections 1, 2, 3, 4, 5, 6, 10, 11, 12, 13, 14 and 15 of T11S, R46E; Section 19, 30, 31, 32 of T10S, R47E; and Sections 4, 5, 6, 7, 8, 9, 15, 16, 17 and 18 of T11S, R47E, MDBM. Corvus has a total of nine option/lease agreements in place that give it control of 303 ha (748 ac) of private land derived from the 51 historic patented lode mining claims which are listed in Table 2. Corvus has also purchased surface rights to an additional 37 ha (91 ac) of private land derived from 5 historical patented claims in the Mayflower area.

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The mining claims and lease agreements give Corvus the right to explore the property subject to required regulatory permits. Corvus currently has permits for exploration on the public and private land from the BLM and the NDEP Bureau of Mining Regulation and Reclamation (the “BMRR”). The permits allow non-exclusive access by Corvus and its contractors for surface disturbance associated with exploration drilling, engineering characterization, and baseline environmental data collection as defined in the permits. The claims and lease agreements also give Corvus the rights to conduct mining operations to extract the mineral resources subject to future operating permits.

Redstar Option/Joint Venture/International Tower Hill Mines Ltd. Purchase of Land

Redstar Gold Corporation (“RGC”) originally staked 213 public land mining claims and optioned private land related to 21 historic patented lode mining claims from six private parties in 2005-2006 at the NBP. ITH optioned the original NBP land package from RGC in 2006, creating the North Bullfrog Property Joint Venture (the “NBPJV”). In 2007, ITH added the Mayflower Property related to 11 historic patented lode mining claims to the NBPJV under the Greenspun lease agreement. In 2008, RGC added further private land related to 12 historic patented lode mining claims (Connection and adjacent properties) to the NBPJV under the first lease agreement with Lunar Landing LLC. In August 2009, ITH purchased a 100% interest in the NBPJV from RGC by paying to RGC CAD$250,000 and issuing to RGC 200,000 common shares of ITH. The land holdings were then transferred to Corvus during the spin out from ITH on August 26, 2010. In March 2011, Corvus completed the Sussman option agreement on private land related to two historic patented lode mining claims in the Jolly Jane area of the NBP. In May 2014, Corvus amended its existing lease agreement with Kolo Corp. to add the historic Yellow Rose and Yellow Rose No. 1 patented claims. In March 2015, Corvus added a second option agreement with Lunar Landing LLC, to lease the Sunflower, Sunflower No. 1 and Sunflower No. 2 historic patented claims. Table 2 summarizes the obligations of the nine private land lease agreements which are part of Corvus’ responsibilities on the NBP. The leases allow extension beyond the original term with payment of the annual advanced royalty and continuation of exploration work at NBP.

Table 2 – NBP Private Land Leases and defined Obligations (all funds USD)

Party	Area	Claims/ Acres	Next Payment[3]	Property Taxes	NSR	Signing Date	Term (yrs)	Term Extend	Option to Purchase Property	Option to Purchase Royalty	NSR Option Term
Gregory	North Pioneer	1/8.2	$3,800	na	2%	6/16/2006	10	yes	no	$1 M/%	na
Wiley[1]	Savage	3/45.7	$9,500	na	2%	5/22/2006	5	yes	no	$1 M/%	na
Kolo Corp	Jolly Jane & Yellow Rose	4/81.7	$7,400	$258	3%	5/8/2006	10	yes	no	$0.85/%	na
Milliken	Pioneer	3/24.5	$5,700	na	2%	5/8/2006	10	yes	no	$1M/%	na
Pritchard	Pioneer	12/203.0	$20,000	na	4%	5/16/2006	10	yes	no	$1M/%	na
Lunar Landing LLC	Connection	12/195.0	$16,200	$207	4%	10/27/2008 Amended 5/28/2014	10	yes	$1 M	$1M/%	35 yrs
Lunar Landing LLC	Sunflower	3/59.2	$5,000	$180	4%	3/30/2015	4	7 yrs	$0.3 M	$0.5/%	35 yrs
Greenspun[2]	Mayflower	11/183.05	$10,000	$214	4%	08/25/2017	10	3 yrs	$7.5 M	No	3 yrs
Sussman	Jolly Jane	2/37.4	$32,000	$113	2%	3/14/2011	10	10 yrs	Inclusive in Royalty Purchase	$1M/%	na
Total	-	51/748.7	$109,600	$972	-	-	-	-		-	-

1 Original title transferred from Hall to Wiley due to death in the family.

2 Plus 50,000 common shares of ITH and 25,000 common shares of Corvus.

3 Estimated 2019.

Mayflower Area

ITH, through its subsidiary Talon Gold Nevada Inc. (now Corvus Nevada), entered into a mining lease with the Greenspun Group with an option to purchase 74 ha (183 ac) of patented lode mining claims that cover much of the Mayflower prospect (the “Mayflower Lease”). The Mayflower Lease requires Corvus to make payments and complete work programs as outlined in Table 3. During the term of the lease, any production from the Mayflower property is subject to a sliding scale royalty, also outlined in Table 3. Corvus has the right to purchase a 100% interest in the Mayflower property for USD 7.5 million plus a 0.5% NSR (if gold is less than USD 500) or 1.0% NSR (if gold is above USD 500) at any time during the term of the lease (subject to escalation for inflation if the option is exercised after the 10th year of the lease). The annual property taxes to be paid by Corvus for the Mayflower property are USD 214. On February 11, 2015, the Mayflower Lease was amended with the addition of an anti-dilution clause applying to the ITH common shares to be issued to the lessor and with an increase in the annual payment to include 25,000 common shares of Corvus. On November 22, 2017, the Mayflower Lease was extended until 2027 with the original terms and an annual payment of USD 10,000, and issuance of 50,000 ITH common shares and 25,000 Corvus common shares to the lessor.

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On February 21, 2013, Corvus signed a purchase agreement for the surface rights to 37 ha (91 ac) of private land related to five historic patented lode mining claims owned by Mr. and Mrs. Gordon Millman. The claims are located immediately east of the Mayflower deposit. The purchase was subsequently closed on March 27, 2013 (the “Closing Date”). Corvus purchased the surface rights for USD 160,000. This ground could be used for overburden storage at the Mayflower deposit as well as improving access to the Mayflower deposit, in general. Additionally, Corvus agreed to pay the Millman’s a fee of USD 0.02 per ton of any potential overburden storage subject up to a minimum storage of 12 million short tons of material. The minimum storage fee of USD 240,000 was financed by a promissory note at an interest rate of 4.2% per annum from the Closing Date and due on December 31, 2015. The promissory note was paid off in December 2015.

Table 3 -Summary of the original and extended terms of the Mayflower/Greenspun Lease

Term:

Five additional years to December 7, 2017, plus an additional three year period or so long thereafter as commercial production continues

Ten Additional years to December 7, 2027, plus an additional three year period or so long thereafter as commercial production continues

Lease Payments: Due on Each Anniversary Date of the Lease

On regulatory acceptance - USD 5,000 and 25,000 common shares of ITH

Each of first – fourth anniversaries, USD 5,000 and 20,000 common shares of ITH

Each of fifth – ninth anniversaries, USD 10,000, 50,000 common shares of ITH and 25,000 common shares of Corvus

Each tenth to 20th anniversaries, USD 10,000, 50,000 common shares of ITH and 25,000 common shares of Corvus

Work Commitments: Excess Expenditures in Any Year Can Be Carried Forward, or if under Spent the Unspent Portion Paid to Greenspun Group

Years 1-3 USD 100,000 each year the lease is in effect

Years 4-6 USD 200,000 each year the lease is in effect

Years 7-10 USD 300,000 each year the lease is in effect

Years 11-20 USD 300,000 each year the lease is in effect

Retained Royalty: Production Sliding Scale Net Smelter Return Based on Price of Gold Each Quarter
2% if gold is less than USD 300 per ounce 3% if gold is between USD 300 and USD 500 per ounce 4% if gold is more than USD 500 per ounce
Advance Minimum Royalty Payments (if not in commercial production by the twentieth anniversary, in order to extend lease for an additional three years)
Years 21-23 USD 100,000 each year the lease is in effect and commercial production has not been achieved
Purchase Option:

During first 10 years property can be purchased for USD 7.5 million plus an 0.5% NSR (if gold is less than USD 500) or 1.0% (if gold is above USD 500)

After the tenth anniversary the USD 7.5 million purchase price escalates by the Consumer Price Index, using the CPI immediately prior to the tenth anniversary as a base

Other NBP Property Considerations

Corvus staked 652 additional public land mining claims between 2012 and 2015, including 595 claims staked in 2012, and 57 claims staked in 2015. Table 4 lists the total of 865 mining claims on federal land at the NBP. All of these properties are held through Corvus Nevada.

All of the mining claims on public land at the NBP are administered by the BLM. The mining claims require payment of yearly maintenance fees to the BLM and Nye County (recording fees) of an aggregate of USD 144,465 (estimated for 2019). Annual property taxes to be paid by Corvus for some of the properties subject to the original six RGC leases and subsequent leases are tabulated in Table 2 and 3. These claims give Corvus the right to explore for and mine minerals, including gold and silver, subject to the necessary permits from regulatory agencies, the NDEP BMRR and the BLM.

The current exploration permits from the BLM and the NDEP allow Corvus surface access, maintenance of roads, and exploration drilling with a defined amount of accompanying surface disturbance. Current exploration activities are covered by a Plan of Operations (NVN-083002) with the BLM. Two Plans of Operations are in place with the NDEP (NDEP #0280 and #0290) that fulfill the State of Nevada permitting obligations on the private and public lands, respectively. Reclamation bonds, related to environmental liabilities to which the NBP is subject, are in place to cover activities on the property. Corvus’ reclamation liabilities are covered by surety bonds issued by Lexon in the amount of USD 284,386 for 77.4 ac of disturbance on public land with the BLM and USD 209,070 for 25.4 ac of disturbance on private land with NDEP.

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Two Notice-level operating permits have been obtained for disturbance in areas outside the Plan of Operations area. These include the North Bullfrog Baseline Collection Project and the East Bullfrog Exploration Project. Corvus’ reclamation liabilities for these permits are covered by surety bonds issued by Lexon in the amounts of USD 47,068 and USD 31,143, respectively.

In December 2013, the Company completed the purchase of 170 ha (420 ac) parcel of private land 16 km north of the NBP, which includes 1,600 acre-feet of irrigation water rights within the Sarcobatus Flat water basin. The cost of the land was USD 1,000,000. The Company has registered the purchase of water rights with the Nevada State Engineer and has received Permit 87214 which allows a consumptive use of 1,277 acre-feet of water per year for the purpose of mining. The Company has also received Permit 87745T which allows the transfer of the extraction point of a portion of the water right to NBP and allows the consumption of 67 acre-feet of water per year to support its future drilling programs. The water right requires annual renewal and has currently been extended through June 11, 2019.

Table 4 – Summary of the unpatented lode mining claims at the NBP

Land Holder	Claim Name	US Bureau of Land Management Serial Number
Corvus Gold Nevada, Inc.	NB 1 – NB 149	922928 – 923076
Corvus Gold Nevada, Inc.	NB 150	943108
Corvus Gold Nevada, Inc.	NB-151A	1078379
Corvus Gold Nevada, Inc.	NB 152 – NB 154	943110 – 943112
Corvus Gold Nevada, Inc.	NB-155A	1078381
Corvus Gold Nevada, Inc.	NB 156 – NB 161	943114 – 943119
Corvus Gold Nevada, Inc.	NB 162 – NB 213	989863 – 989914
Corvus Gold Nevada, Inc.	NB 214 – NB 510	1069332 – 1069628
Corvus Gold Nevada, Inc.	NB 511	1078379
Corvus Gold Nevada, Inc.	NB 512 – NB 808	1085130 – 1085426
Corvus Gold Nevada, Inc.	NB 809 – NB 865	1109343 – 1109399
Corvus Gold Nevada Inc.	GAP 001-190	Pending

The authors of the Technical Report did not identify any significant factors and risks that may affect access or title to the NBP or MLP, or the right or ability to perform work on the NB-MLP Project. To the extent known, the authors know of no other royalties, back-in rights, payments or other agreements and encumbrances to which the property is subject.

History

The Project is located in the Bullfrog district which is informally divided into three subdistricts: 1) Main Bullfrog; 2) North Bullfrog; and 3) Bare Mountain. Figure 2 shows the North Bullfrog (blue boundary) and Mother Lode (purple boundary) claim blocks, the historic (green asterisks) and modern (red) producing mines and the general areas of the subdistricts. Gold was first discovered in the main Bullfrog district by Frank “Shorty” Harris and Ernest Cross on August 9, 1904 at the location of the Original Bullfrog mine. The discovery sparked a rush of prospectors and within a few weeks the district was staked “for nine miles in all directions from the sagebrush flats, including part of the desert to the tip of every summit in sight”. Reports note that 111,805 ounces of gold and 868,749 ounces of silver were produced in the district between 1905 and 1921. The Montgomery-Shoshone mine was the most important mine in the district, operating between 1907 and 1910. A number of other small mines in the Main Bullfrog and North Bullfrog subdistricts contributed to the total reported production.

The Bare Mountain subdistrict is also known historically as the Fluorine district. Gold was first discovered on the east side of Bare Mountain in 1905, as prospectors flocked to the Beatty area after the discovery at the Original Bullfrog mine (the “Original Bullfrog Discovery”). Gold was first discovered in Fluorspar Canyon in 1906 near the Daisy shaft. Unreported amounts of gold were produced from a number of small operations around Bare Mountain between 1907 and 1929. Gold prospecting led to the discovery of a number of fluorite vein deposits associated with gold mineralization including the Daisy (or Crowell), Goldspar and Mary mines. Daisy was by far the largest fluorspar mine producing 204,508 tons between 1919 and 1986. Fluorspar Canyon was named because of a number of fluorite occurrences in the Daisy area.

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Figure 2 – Bullfrog Mining District Map

Mercury was discovered in 1908 at the Harvey (also known as the Telluride) mine on the northeast flank of Bare Mountain just one kilometer south-southwest of the Mother Lode deposit. The Harvey mine operated intermittently between 1912 and 1943 producing 72 flasks of mercury. Another mercury occurrence known as the Tip Top mine lies along the Flatiron jasperoid just 800 m southwest of the Mother Lode deposit. The Tip Top mine has no documented production, but may have produced up to 100 flasks of mercury. The Harvey and Tip Top mines are known to have gold associated with cinnabar, but no reported gold production. Mercury was later discovered at the Thompson mine in 1929. The Thompson mine is located 5 km northeast of Mother Lode, and is reported to have had only minor mercury production.

Ceramic grade high-purity silica was produced at the Silicon mine between 1919 and 1929, located 1.5 km northwest of the Thompson mine.

Modern exploration for precious metals in the Main Bullfrog subdistrict began as early as 1982, when geologists from St. Joe Minerals Corporation became interested in the Montgomery-Shoshone area. St. Joe Minerals conducted extensive exploration in the area of the Montgomery-Shoshone and Senator Stewart mines, resulting in the discovery of the Bullfrog vein deposit in 1987. Several company acquisitions resulted in Barrick Gold Corporation (“Barrick”) being the final owner and operator of the mine. The Bullfrog mine produced gold and silver from three deposits including: 1) Bullfrog (open pit and underground); 2) Montgomery-Shoshone (open pit); and 3) Bonanza Mountain (open pit). Between 1989 and 1999, the Bullfrog mine produced 2.31 million ounces (“Moz”) of gold and 3.0 Moz of silver. The Gold Bar open pit mine, located 4 km northeast of the Original Bullfrog mine, produced a small (unreported) amount of gold in the late 1980’s.

Modern exploration for precious metals in the North Bullfrog subdistrict began as early as 1974. There has been no reported modern production from the North Bullfrog subdistrict.

Modern exploration for precious metals in the Bare Mountain subdistrict began in the 1973 when Cordilleran Exploration Company (“Cordex”) staked claims in the Sterling mine area. Between 1973 and 1977, Cordex discovered and delineated bulk-tonnage sediment-hosted gold mineralization at the Sterling mine. In 1978, Cordex leased the Sterling property to Saga Exploration Company (“Saga”). Saga continued to explore the property, and in 1980 formed the Sterling Mine Joint Venture (“SMJV”). The SMJV began producing gold in April 1980.

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Cordex explored the Paleozoic sedimentary rocks in Fluorspar Canyon starting in the mid-1970’s, focusing on gold mineralization associated with the fluorite occurrences. In 1979, U.S. Borax Incorporated (“US Borax”) (Pacific Coast Mines) staked the original BVC claims in the Fluorspar Canyon area. U.S. Borax was primarily interested in uranium, but recognized the potential for bulk-tonnage volcanic-hosted disseminated gold mineralization, and discovered the Secret Pass deposit in 1981. In 1985, Cordex entered into a joint venture agreement with U.S. Borax, and by 1989 had earned 100% interest in the U.S. Borax holdings, which would become the core of the Daisy mine property. In 1990-1991, Inter-Rock Gold, Inc. (“Inter-Rock”), through a series of transactions, acquired an option to earn a 100% interest in the Daisy mine property, subject to a 25% back-in right to Cordex. Between 1985 and 1994, Cordex was involved in the discovery and delineation of two new sediment-hosted gold deposits at Daisy South and Daisy West, as well as expanding the Secret Pass deposit. In 1994, Inter-Rock had earned 100% interest in the Daisy mine property through the funding of ongoing exploration, and Cordex (now Rayrock Mines Inc. (“Rayrock”)) elected to exercise their back-in rights to hold 25% interest in the property. In 1995, the Mother Lode property was purchased by Rayrock from U.S. Nevada Gold Search Joint Venture (“USNGSJV”) and incorporated it into the Daisy mine property. The Daisy mine partnership subsequently consisted of Rayrock as the operator (35%) and Inter-Rock as the majority owner (65%). The Daisy mine partnership began mining the Secret Pass and Daisy West deposits in late 1996 and ceased mining operations in late 1999. Inter-Rock sold all interest in the Daisy mine property back to Rayrock in 1998. Gold production from the Daisy leach pad continued into 2001.

Reported modern production of 351,744 ounces from Bare Mountain subdistrict has come from the following deposits: 1) 212,744 ounces produced at the Sterling mine (open pit and underground) between 1980 and 2015; 2) 104,000 ounces produced from the combined Secret Pass and Daisy West open pit mines between 1996 and 2001; and 3) 35,000 ounces produced from the Mother Lode open pit mine between 1989-1991.

MLP History

In 1983, shortly after U.S. Borax had discovered the Secret Pass deposit, Galli Exploration Associates (“Galli”) which was later spun off as GEXA Gold Corporation (“GEXA”) in 1987, prospected and staked claims in the Mother Lode-Joshua Hollow areas east of Secret Pass. In 1985, Galli drilled 54 shallow holes in the Flatiron jasperoid area along the Fluorspar Canyon Fault. Mineralized intercepts were generally narrow, low grade, and confined to the fault zone. Galli geologists recommended drilling the pediment area where the Fluorspar Canyon Fault was projected to intersect a northwest-trending rangefront fault. The Mother Lode deposit was discovered in 1987 with drill hole ML-59, which intersected 47m (155 ft.) of 1.7 g/t (0.049 ounces per ton) gold. GEXA also discovered the SNA deposit under pediment to the south of Mother Lode in 1987.

The Mother Lode deposit was delineated by drilling in 1987 and 1988. In 1988, GEXA formed USNGSJV with U.S. Precious Metals, Inc. and contract miner N.A. Degerstrom, Inc. Mining of the Mother Lode deposit began in 1989. Between 1989 and 1991, the USNGSJV produced approximately 35,000 ounces of gold at Mother Lode at an average grade of 1.8 g/t gold. The bulk of the gold production came in 1990. Mining ceased in 1991 as oxide reserves were mined-out.

Rayrock purchased the Mother Lode property in 1995 from the USNGSJV; incorporating the Mother Lode and SNA deposit resources into the Daisy mine property. Rayrock continued to explore the Mother Lode-SNA area through 1997. Rayrock also intended to mine sulfide resources at Mother Lode as a part of their Daisy mine plan but a declining gold price in 1998 prohibited this development. Some mining development was done in the Mother Lode pit between 1998 and 1999, but no separate gold production was reported.

Glamis Marigold Mining Company (“Glamis”) acquired all of the assets of Rayrock in March 1999, including 100% interest in the Daisy mine property. Glamis continued limited gold recovery from the Daisy leach pad into early 2001. Total gold production reported by the Nevada Bureau of Mines and Geology was nominally 104,000 Au ounces. The majority of the Daisy mine property was dropped by Glamis in 2001 and 2002, and the Daisy Project began reclamation work. Glamis retained a small portion of the Daisy Project property including the 13 mining claims covering the Mother Lode mine area. Goldcorp USA, Inc. acquired all of the assets of Glamis in 2006, including the 13 claims at Mother Lode. The Mother Lode claims were transferred into Goldcorp Daisy LLC (a wholly owned subsidiary of Goldcorp USA, Inc.) in 2014. In May 2017, Corvus acquired Goldcorp Daisy LLC from Goldcorp USA, Inc. In 2017-2018, Corvus has staked 436 additional mining claims which comprise the current MLP land position shown in Figure 1 and 2.

In May 2016, Glamis was notified by the BLM that the BLM was closing the Plan of Operations and authorizing a reclamation cost estimate reduction of 100%. In June 2016, Goldcorp Daisy LLC received notification from the BMRR that all regulatory requirements for permanent closure of the Daisy mine had been met, and that the Water Pollution Control Permit was terminated. Goldcorp Daisy LLC was relieved of all obligations under Nevada Revised Statutes 445 A and the Nevada Administrative Code 445A. BMRR also concurred with the BLM’s decision and terminated the Reclamation Permit 0031 noting that all reclamation and surety liability associated with the permit had been successfully completed.

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Sterling Gold Mining Corp began acquiring land and staking open ground in the Daisy-Secret Pass-Mother Lode area in 2005, and by 2007 had assembled a substantial land position at northern Bare Mountain covering all the former Daisy mine property and surrounding Glamis’ small Mother Lode claim block. The land position is currently owned by Coeur Mining Inc.

NBP History

Also known as the Pioneer district, the early history of the NBP is comingled with the Main Bullfrog district. A rush of prospectors came to the Bullfrog Hills soon after the Original Bullfrog Discovery, which resulted in discoveries at the Mayflower mine in 1906 and the Pioneer mine in 1907. The Pioneer mine and Mayflower mine were the principal mines at the NBP. The Mayflower mine was intermittently active between 1906 and 1940. The Pioneer mine was intermittently active between 1908 and 1920 with 1909-1910 being the most productive years. There are no accurate production figures, but limited records suggest that head grades were between 0.5 to 1 ounce of gold per ton at both Mayflower and Pioneer. Underground development at Sierra Blanca, Jolly Jane, Savage Valley and YellowJacket between 1910 and 1914 had no reported production.

Modern exploration for precious metals at NBP started with Cordex at the Connection prospect in 1974. Table 5 outlines a number of companies that worked in various target areas up to 1996. These programs consisted of a variety of activities including surface mapping and sampling, underground mapping and sampling, and drilling. Through the 1996 Barrick program, approximately 249 rotary and reverse-circulation drill holes were drilled on the NBP by eight different operators. Barrick had dropped all interest in the NBP by 1998.

Table 5 – List of Companies that have explored NBP

Company	Years of Activity	Principal Target
Cordex Exploration Company	1974-1982	Connection, Pioneer
U.S. Borax Inc.	1982	Mayflower
Galli Exploration Associates/GEXA Gold Corporation	1984-1991	Pioneer, Connection
Copper Range Exploration Co.	1984-1985	Mayflower
Western States Minerals Corp.	1987	West Mayflower
Bond Gold Corp./Sunshine Mining Co. JV	1988-1994	Sierra Blanca, YellowJacket
Pathfinder Minerals PLC	1991, 1992	Pioneer
Barrick Gold Corporation	1995-1996	Jolly Jane, Sierra Blanca, Mayflower, etc.

RGC became attracted to the North Bullfrog area in late 2005, and began staking unpatented claims and acquiring leases on patented claims in 2006. In March 2007, RGC granted ITH the right to earn an interest in the NBP and thereafter formed the NBPJV. In December 2007, ITH completed a lease of the Mayflower property, which was included in the NBPJV. Following the execution of the NBPJV option/joint venture agreement, ITH commenced active exploration on the NBP. In October 2008, RGC completed a lease of the Connection property, which was also included in the NBPJV. On August 4, 2009, ITH purchased RGC’s interests in the property and continued the exploration program as sole owner/lessor. On August 26, 2010, ITH spun out Corvus as a separate public company in a transaction that resulted in Corvus acquiring all of the interest and responsibilities in the NBP.

Geologic Setting, Mineralization and Property Geology

Regional Geologic Setting

The Project lies within the Walker Lane mineral belt and the Southwestern Nevada Volcanic Field (“SWNVF”). The regional stratigraphy includes a basement of Late Proterozoic to Late Paleozoic metamorphic and sedimentary rocks. Basement rocks are overlain by a thick pile of Miocene volcanic and lesser sedimentary rocks of the SWNVF, ranging in age from approximately 15-7.5 million years (“Ma”) (Figure 3). The pre-Tertiary rocks exhibit large-scale folding and thrust faulting, having been subjected to compressional deformation associated with multiple pre-Tertiary orogenic events. The stratigraphy of the SWNVF is dominated by ash flow tuff sheets erupted from a cluster of nested calderas known as the Timber Mountain Caldera Complex. The southwestern edge of the caldera complex lies approximately eight km northeast of the MLP, and ten km east of the NBP (Figure 3). The stratigraphy of the SWNVF includes voluminous ash flow tuff sheets, smaller volume lava flows, shallow intrusive bodies, and lesser sedimentary rocks. Many of the volcanic units exposed around NB-MLP include ash flow tuffs that originated from the caldera complex. Other volcanic units are locally sourced outside of the caldera complex, particularly at the NBP.

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The Bullfrog and Fluorspar Hills comprise a somewhat isolated structural domain within the Walker Lane, where both pre-Tertiary and Miocene rocks have been subjected to large-scale, west- to west-north-west-directed, syn-volcanic extension (i.e. down-to-the-west normal faulting and east-tilting of stratigraphy). Extensional faulting was coincident with magmatism and volcanic activity between approximately 15-9.4 Ma. Hydrothermal alteration and gold mineralization were also episodic through this time period. If present, through-going right-lateral faults of the Walker Lane are poorly exposed in the SWNVF. One possible example of a NW-trending, through-going Walker Lane structure cuts through the historic Silicon and Thompson mine areas to the northeast of the MLP (Figures 2 and 3). Despite the dominance of caldera volcanism in the region, little or no mineralization is associated with any caldera ring fracture system. Rather, mineralization is typically associated with extensional faults outside of the caldera complex.

Extension is accommodated by the Bullfrog Hills Fault System (“BHFS”); a complex group of kinematically linked faults that facilitate west-north-west-directed extension and east-tilted block rotation. The primary structure of the BHFS is the Southern Bullfrog Hills Fault (“SBHF”). The SBHF is an east-west-trending, north-dipping, district-scale, low-angle detachment fault. West of Beatty, in the main Bullfrog district, the SBHF separates Proterozoic metamorphic rocks in the footwall from weakly metamorphosed Paleozoic sedimentary and Tertiary volcanic rocks in the hanging wall. East of Beatty, in the Bare Mountain sub-district, the same fault is called the Fluorspar Canyon Fault (“FCF”, Figure 3). The FCF cuts up-section from west to east such that in Fluorspar Canyon it separates Paleozoic sedimentary rocks (footwall) from brittle Tertiary volcanic rocks (hanging-wall). The FCF continues to cut up-section to the east until it eventually separates brittle Tertiary rocks (footwall) from brittle Tertiary rocks (hanging-wall) at MLP. The magnitude of displacement along the SBHF-FCF appears to decrease from west to east across the greater Bullfrog district. The northward dip of the SBHF-FCF generally increases from west to east including: approximately 20 degrees north at the Bullfrog mine, 25-30 degrees north in lower Fluorspar Canyon, 45 degrees north at the Secret Pass mine, and 55-65 degrees northwest at Mother Lode.

Secondary structures of the BHFS include large-displacement, north-northwest- to north-northeast-trending, moderately to steeply west-dipping, down-to-the-west, normal faults. These faults accommodate the east-tilting of the Tertiary units throughout the Bullfrog and Fluorspar Hills. Hydrothermal alteration and gold mineralization are often spatially associated with these large-displacement faults. Such faults are expected to have listric shapes at depth. The MP fault, which hosts the Bullfrog vein at the Bullfrog mine, is an example of a listric fault. Another example is the Contact Fault, which truncates the north side of the Montgomery-Shoshone deposit. The Contact Fault also hosts low-grade mineralization under Rhyolite Valley. The Road Fault at the NBP is the northern continuation of the Contact Fault. Such faults are interpreted to sole into the SBHF-FCF detachment fault at depth.

The long period of syn-volcanic extension in the western SWNVF between approximately 15-9.4 Ma (depending on location) includes at least two periods of accelerated extension documented in the Bullfrog and Fluorspar Hills. A major period of extension between approximately 12.7 Ma and 11.6 Ma has been identified, culminating with the eruption of the Timber Mountain Group ash-flows between 11.6 and 11.45 Ma. Evidence for this period of extension lies west of MLP where the 12.7 Ma Tiva Canyon Tuff is tilted up to 45 degrees east, but the nearby 11.6 Ma Rainier Mesa Tuff is essentially horizontal. Block rotation of up to 45 degrees is documented between 12.7 and 11.6 Ma in the Fluorspar Hills. Mineralization at MLP is coincident with the onset of this period of accelerated extension. It is postulated that a second period of accelerated extension between 11.4 Ma and 10.5 Ma, resulted in major block rotation, rapid erosion and the deposition of the Rainbow Mountain Debris Flow Sequence. In the Mayflower area, the base of the Rainbow Mountain Debris Flow Sequence is tilted as much as 55 degrees east, whereas the top of the sequence is tilted only 25 degrees east. Block rotation of up to 30 degrees is documented in this area while the Mayflower basin was filling with debris. In the southern Bullfrog Hills east of Rainbow Mountain, the 11.45 Ma Ammonia Tanks tuff is tilted as much as 70 degrees east, whereas the base of the overlying Rainbow Mountain sequence is tilted only 35 degrees east. The block rotation of 35 degrees is documented in this area between 11.4 and 10.5 Ma. Extensional faulting continued through approximately 9.5 Ma, with an additional 25 degrees of eastward rotation of the Rainbow Mountain Sequence. Extensional faulting ceased in the Bullfrog Hills prior to the eruption of the relatively flat-lying 9.4 Ma Pahute Mesa Tuff. The 10 Ma age of Bullfrog and Mayflower mineralization and the 9.5-10.2 Ma age of the Eastern Steam-heated Zone at NBP coincide with the culmination of extensional tectonism in the Bullfrog Hills.

Extensional faulting in the Bullfrog and Fluorspar Hills created fault-bounded sedimentary basins which filled with basement- and volcanic-derived sediments (e.g. the Sedimentary Rocks of Joshua Hollow, the Jolly Jane Formation, and the Rainbow Mountain Debris Flow Sequence). During younger periods of extension, older normal faults in the hanging-walls of large-displacement listric faults may have experienced significant reactivation and subsequent eastward rotation, such that they may exhibit relative reverse displacement.

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Figure 3 – Regional Geology of the Greater Bullfrog District

MLP Geology and Mineralization

The MLP stratigraphy are listed on the map and include in order of youngest to oldest:

●	QC – Quarternary Cover, unconsolidated alluvial depos.

●	Tmr-Rainier Mesa Tuff, moderate to densely welded crystal-richj rhyolite tuff.

●	Tprt-Pre-Rainier Mesa Tuffs and Lavas – bedded crystal.

●	Tox-Pre-Rainier Mesa Debris Flow Breccia – debris flow breccia between Tp unit and Tprt unit.

●	Tlr-Lithic Ridge Tuff, rhyolite porphyry lava flows.

●	Tip-Rhyolite quartz porphyry dikes.

●	Tjs-Sedimentary Rocks of Joshua Hollow.

●	Psq-Orduvician Eureka Quartzite and Antelope Valley Limestone.

●	Psd-Silurian Lone Mountain Dolomite.

MLP is characterized as a sediment, intrusive, and locally volcanic-hosted disseminated gold deposit. Mineralization most closely resembles Carlin-type sediment-hosted gold deposits of north-central Nevada. There is also evidence for a large buried porphyry-type magmatic system associated with the rhyolite dike swarm at eastern Bare Mountain. The Mother Lode deposit formed at approximately12.7 Ma, which is much younger than the typical approximately 40 Ma age in north-central Nevada. The nature of mineralization is rather passive and with very low introduction of secondary silica, suggesting it may have formed at a shallower depth and at lower temperature than typical Carlin-type deposits. Mineralization exhibits geochemical associations between Au and As-Sb-Hg-Tl-Te-Bi-F, with very low Ag and base metals.

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The Mother Lode deposit model consists of structurally and stratigraphically-controlled disseminated gold mineralization hosted primarily in rhyolite porphyry dikes (Tip) and the Sedimentary Rocks of Joshua Hollow (“SRJH”). Lesser volume hosts include Paleozoic sedimentary rocks (Psd and Psq), Tertiary volcanic rocks (Tlr), and debris flow breccias (Tox). Mineralization in Tip, SRJH and Tlr is mostly sulphide, but may be oxidized depending on depth. Mineralization in Psd, Psq and Tox is mostly oxide. The current interpretation is that oxide mineralization in Tox is detrital, with mineralized rock having been mass-wasted as scarp breccias into the hanging-wall of the FCF. Paleozoic rocks are most commonly mineralized in proximity to dike margins, but are also mineralized along subtle non-dike-filled structures and as pseudo-stratiform jasperoid bodies.

The primary structural control feeding mineralization at MLP is a series of north-trending, 50-70 degree west-dipping rhyolite dike-filled structures. Mineralization is both semi-tabular and highly irregular as fluids ascended along dike-filled structures in the underlying Paleozoic rocks, through the Tertiary unconformity, and expanded upward into the Tertiary section. Mineralizing fluids appear to have bled out laterally away from mineralized dikes into favorable permeable lithologies and secondary structures, including the FCF. Deeper drilling has extended the deposit to the west, where it appears that the FCF plays a significant role as a high-grade structural feeder. The potential for additional mineralized dikes in the vicinity of the FCF at depth to the west below current drilling is a highly attractive target.

Rhyolite dikes along the entire Bare Mountain swarm were subjected to high-temperature, sanidine- and biotite-stable alteration shortly after emplacement. At MLP, biotite-stable alteration was followed by a lower temperature pervasive illite-smectite-pyrite event that affected both the dikes and surrounding wall rocks. The illite-smectite-pyrite event penetrates well up into the Lithic Ridge Tuff, forming a large sulphidation halo around the gold mineralization. Illite-smectite-pyrite alteration typically exhibits strongly elevated As, Sb and Tl, and may be well-mineralized or only anomalous in gold. The evidence suggests an early relatively barren illite-pyrite event is followed by an overprinting main stage Au-Te sulphidation event.

Trace element geochemistry associated with gold mineralization in drill hole samples includes: As (max 9262 parts per million (“ppm”)), Sb (max 1429 ppm), Te (max 16 ppm), Tl (max 17 ppm), Hg (max 30 ppm) and Bi (max 25 ppm). The elements with the strongest correlation to gold are tellurium and arsenic. Base metals are very low at MLP. Elevated base metal values are largely associated with basement rocks. The presence of fluorite veining and a strong association between gold and fluorine at MLP is reported. Fluorine is not included in the multi-element analysis used by Corvus, but fluorite has been identified in the Mother Lode pit. Petrographic studies on sulphide concentrates from drill holes at MLP identified growth zones in pyrite grains exhibiting concentrations of arsenic. It has been concluded that the Mother Lode deposit formed at a depth of 500-1000 m or less, from gold-bearing fluids with temperatures between 200-240oC. High-grade gold appears to be associated with remobilized carbon, particularly in Tjs and Tjvs in the upper portion of the deposit. Remobilized carbon appears to have accumulated in a blanket-like zone above the upper reaches of the rhyolite dikes.

Jasperoid in Paleozoic rocks appears to have both structural and stratigraphic control. Jasperoid intervals in drill holes commonly contain significant Ag values up to 100 ppm. The average Ag/Au ratio from jasperoid samples is 15:1. The average Ag/Au ratio in non-jasperoid Tertiary rock-hosted samples is less than 0.5:1. Jasperoid mineralization in Paleozoic rocks may be a separate mineralizing event that predates the main Mother Lode gold system. Jasperoid is typically oxidized and yields high cyanide shake leach recoveries.

NBP Geology and Mineralization

Many of the major units at the NBP are separated by significant erosional unconformities, which together with pervasive alteration and structural juxtaposition have confounded local and regional stratigraphic correlations. For this reason a series of samples were submitted by Corvus for geochronological studies. Laser ablation inductively coupled plasma analysis on zircons was used to determine the eruptive ages of the different volcanic units, and Ar-Ar dating on adularia was used to date the vein mineralization.

The geochronological studies have significantly refined the stratigraphy of the NBP. Prior to obtaining the zircon age dates, the Sierra Blanca Tuff was correlated with the Bullfrog Tuff of the Crater Flat Group. The zircon dates confirm the age difference between rocks of the North Bullfrog Hills Volcanic Complex (“NBHVC”) and the Bullfrog Tuff, and indicate that volcanism of the NBHVC extended from around approximately 15 Ma to 14 Ma. With age range of 15-14 Ma, the NBHVC correlates with some of the oldest volcanic rocks in the SWNVF, as well as the Tr1 time-stratigraphic position. Zircon dating also appears to confirm the proposed correlation between the Sierra Blanca Tuff and the Upper Tuff of Sawtooth Mountain.

Corvus and previous operators exploring in the northern Bullfrog Hills have defined targets in areas of historic mines or prospects, as well as targets associated with high level epithermal alteration. Mineral resources have been identified in several areas including: Jolly Jane, Sierra Blanca, YellowJacket, Air Track Hill, Air Track West, and Mayflower. In 2007-2008, ITH/RGC drilled several holes at Air Track Hill and Mayflower, with two holes each at Sierra Blanca, Pioneer and Savage Valley. Between 2010 and 2017, Corvus drilled numerous holes at Sierra Blanca, YellowJacket, Jolly Jane, Mayflower and Connection, which provided the basis for the mineral resource estimates in the Technical Report.

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Sierra Blanca-YellowJacket Mineralization

Mineralization at Sierra Blanca can be classified into the following styles:

Early, large-volume, pervasive low-grade disseminated gold mineralization associated with quartz-adularia-pyrite alteration.

Middle, structurally-controlled disseminated gold mineralization associated with overprinting illite-adularia-pyrite alteration and gold enrichment (NW10, NE30, NE50, NE60, Liberator Faults).

Late, high-grade gold associated with quartz veins and quartz stockwork veining (YellowJacket Vein Zone).

The metallurgical characteristics of these styles of mineralization have resulted in the differentiation of three metallurgical classes for the estimate of the Sierra Blanca-YellowJacket mineral resource: 1) disseminated oxide; 2) disseminated sulphide; and 3) quartz vein and stockwork mineralization.

Pervasive Disseminated Mineralization

The Sierra Blanca Tuff and Pioneer Formation exhibit alteration-style disseminated mineralization over virtually the entire Sierra Blanca area. The Sierra Blanca Tuff is ubiquitously altered to a fine-grained mixture of quartz and adularia with disseminated pyrite. Quartz-adularia alteration is not as widespread or as well developed in the underlying Pioneer Formation, which is more typically altered to a light green smectite-illite+adularia-chlorite assemblage. The tuffs are progressively altered to smectite-illite, illite-adularia and finally to quartz-adularia as the alteration intensity and gold grade increases. The specific controls on alteration development are difficult to constrain with wide-spaced drilling. However, it appears that alteration is controlled by a combination of high-angle structures feeding fluids into permeable stratigraphic intervals.

Disseminated mineralization in the un-oxidized portions of the deposit is directly related to the pyrite content, which in turn reflects the original iron content of the rock. Pyrite morphologies in disseminated mineralization include fine to coarse disseminated, biotite-replacement, lithic clast-replacement and veinlet infill; indicating a complex history with multiple generations of pyrite growth. Some pyrite grains show zoned gold and arsenic, but no consistent pattern was observed in the grains studied a gold deportment study carried out on the disseminated mineralization revealed that most of the gold is held in the lattice of the disseminated pyrite. When the pyrite is oxidized, the gold is readily recoverable with simple cyanide.

Structurally Controlled Disseminated Mineralization

Structurally-controlled alteration-style mineralization is characterized by the development of disseminated pyrite within faults and in proximal wallrock directly adjacent to faults. These zones may be over 10 m wide locally. Many faults host this style of mineralization including the NE20, NE30, NE40, NE50, NE60, NW10, Air Track Hill, and the Liberator Faults. Structurally-controlled alteration-style mineralization overprints the earlier pervasive quartz-adularia disseminated mineralization, and results in consistently higher grades (1-17 g/t gold). In the Sierra Blanca Tuff, the illite overprint results in a bleached white illite-adularia-pyrite assemblage. Where developed in the Savage Valley Dacite, the alteration is a brown illite-pyrite to illite-adularia-pyrite assemblage, which commonly contains higher grades. This is particularly notable along the Liberator Fault, where gold grades of up to 17 g/t have been encountered in the dacite. This mineralization has a consistently higher Ag/Au ratio than earlier disseminated mineralization.

Disseminated mineralization has been modeled as oxide disseminated and sulphide disseminated. Oxide disseminated is amenable to heap leaching. Sulphide disseminated is amenable to flotation concentration and either ambient air oxidation or pressure oxidation recovery of gold from a sulphide concentrate.

Quartz Vein Mineralization

The YellowJacket Vein Zone occurs in the northeast portion of the Sierra Blanca resource area (Figure 4). The YellowJacket Vein Zone consists of the massive YellowJacket Vein surrounded by hanging wall and footwall stockwork vein zones. The YellowJacket Vein Zone was discovered with drill hole NB-12-138, and was systematically drilled-out with core in 2013-14. The YellowJacket Vein Zone strikes north-northwest and dips between 65-75 degrees west. The zone varies between 15-35 m wide, and persists over a strike length of approximately 850 m. The main YellowJacket Vein is continuous in drill holes along approximately 700 m of strike length. The vein zone is entirely blind and not recognizable at the surface. The surface projection of the YellowJacket Vein Zone is shown on Figure 4. The continuity of the vein and stockwork zone along strike is remarkably consistent. Quartz vein and stockwork mineralization appears to overprint all earlier alteration-style mineralization.

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High-grade quartz veins often exhibit crustiform banding and bladed quartz pseudomorphs after calcite typical of low-sulphidation epithermal veins. The quartz vein mineralogy is very simple and consists of native gold and electrum with varying amounts of acanthite and accessory silver sulphosalts. The high grades of the quartz stockwork zones are typically carried by less than 1-2 centimeter (“cm”) grey translucent quartz veinlets containing visible gold and trace amounts of pyrite. Metallurgical testing has shown that the massive quartz vein and quartz stockwork mineralization is free milling. Other YellowJacket-style veins and stockwork zones have been penetrated by drilling in the North Sierra Blanca area outside of the YellowJacket Vein Zone. These are generally small-volume veins or stockwork zones that locally carry high-grades. Most of these subsidiary vein zones appear to be controlled by NE-trending cross faults (i.e. NE50 and the Rhyolite Vein in the vicinity of the NE20). The northeast faults are kinematically linked to the YellowJacket Vein structure and served as vein fluid conduits. Potential exists to expand northeast-trending or other subsidiary vein zones with additional drilling. The better grade-thickness intercepts are likely associated with intersections between the YellowJacket Fault and northeast-trending cross faults.

Jolly Jane

The pseudo-stratabound nature of disseminated mineralization within the Sierra Blanca Tuff at Jolly Jane was recognized by Barrick in 1995, but was not of sufficient grade to be pursued at that time. This style of mineralization was the main focus of Corvus’ drilling program in 2010-11, when twenty-seven reverse circulation (“RC”) holes totaling 4,128.5 m (13,545 ft.) were drilled at Jolly Jane. In 2012 and 2013, 34 additional holes were drilled at Jolly Jane totaling 4,234 m (13,891 ft.). These included three PQ3 core holes for metallurgical samples, 29 infill RC holes on the ZuZu patented claim, and two step-out RC holes to the north of the mineral resource area (Figure 6). Eight surface rock chip/channel lines totaling 384 m (1,260 ft.) have been sampled at 5-foot intervals to resemble drill holes. The results of the 2010-13 work, along with data from the Barrick drilling, are the basis for the mineral resources presented in this document.

The mineral resources at Jolly Jane consist of the older alteration-style quartz-adularia-pyrite disseminated mineralization. The primary host rock is the Sierra Blanca Tuff, and secondary host rocks include the Savage Valley Dacite, Pioneer Formation, Savage Formation and rhyolite of the North Bullfrog Suite. Mineralization is controlled by a combination of small-displacement, high-angle feeder structures and the highly brecciated Sierra Blanca Tuff. The deposit is largely pseudostratabound within the Sierra Blanca Tuff. Minor quartz stockwork veining occurs throughout the Jolly Jane area, but no YellowJacket-style gold-silver enrichment event has been identified to date. All of the current mineral resources at Jolly Jane are oxide.

Wide spaced drilling at North Jolly Jane, including five additional holes drilled in 2015-2017, has encountered thick intervals of low-grade quartz-adularia-altered Sierra Blanca Tuff. Both low-grade oxide and sulphide mineralization is present in the Sierra Blanca Tuff and Savage Valley Dacite at North Jolly Jane. Low-grade mineralization has been extended approximately 750 m north of the Jolly Jane mineral resource, but there is insufficient drill density to necessitate an update of the Jolly Jane mineral resource in this document.

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Sierra Blanca Pit Outline
Swale
Donovan Mtn Fault
NW10
NE20
Trl
Qct
Trt2
Tdf_h
Tlr
Tdf_p
Td
Trt3
Tdl
Gold Note
Liberator
Yellowjacket Vein Zone Footprint
NE30
Tsb
Fig 7-12
NE50
NE40
North Sierra Blanca
NE60
Tps
Tgs
Air Track West
Air Track Hill Fault
Tnb
Tcb
Liberty Vein
Trt2_e
Cairn Fault
Sierra Blanca
Gap Fault
Tpf
PzW
PzZ
Tdf_sb
Trt
Quartzite Fault
Fig 7-11
Savage Valley
West Jolly Jane Fault
Tnb_ri
Tsf
PzJ
Qca
Meters
0
200
400
800

Figure 4 – Geologic map of the Sierra Blanca – YellowJacket Resource area showing the outline of the Sierra Blanca open pit and surface projection of the YellowJacket vein.

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Figure 5 - Cross section looking north through Sierra Blanca-YellowJacket

Figure 6 – Geologic Map of the Jolly Jane Resource area.

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Figure 7 Cross sections through the Jolly Jane Resource area along lines JJ Long_04, JJ Sect_K,

JJ Sect_G and JJ Sect_B in Figure 6

Mayflower Mineralization

The historic Mayflower mine was developed on en echelon quartz-calcite veins and stockwork zones along the northwest-striking, steeply SW-dipping Mayflower Fault Zone (“MFZ”). The MFZ consists of multiple southwest-dipping fault splays with a complex network of fractures linking the main strands together. Based on the displacement of the base of Trt2 (defined below), the total apparent vertical displacement across the MFZ is approximately 60 m. There appear to be three main fault splays within the MFZ in the southeastern part of the deposit. Two of these splays merge in the vicinity of the David Adit and only two splays remain in the northwestern end of the deposit. High-grade mineralization appears to be best developed in the fracture zones along and adjacent to the main fault splays. Dilation caused by differential movement between the fault splays appears to be the main control on disseminated mineralization. The entire Mayflower deposit is oxidized.

The mineralized zone is traceable for approximately 900 m along strike. The bulk of the mineralization occurs in debris flow sediments of the Rainbow Mountain Sequence, but locally extends upward into the overlying Rainbow Mountain Tuff (“Trt2”). Alteration-style quartz-adularia disseminated mineralization surrounds a steeply dipping zone of veinfilled breccias. Quartz-adularia alteration extends out into the debris flow sediments for several tens of metres around the main fault zone. Certain horizons appear more permeable than others and therefore are altered and mineralized for greater distances. Alteration pinches to only a few metres wide along faults in Trt2.

Vein and stockwork mineralization is proximal to individual fault splays. Late stage black manganiferous calcite occurs as veins and breccia fillings along the mineralized structures. This calcite is mineralized and is thought to be a late vein stage of the waning hydrothermal system. Narrow high-grade gold zones (shoots) are known from the historic workings and from Corvus drilling. Overall, the mineralized zone appears to narrow with depth, and has a steeper more planar hanging-wall than footwall. There is a clear correlation between higher gold grades and arsenic, both of which are associated with adularization of the host rocks.

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The Mayflower inclined shaft was initially developed in the early 20th century on the main Mayflower splay of the MFZ. Historical records indicate the shaft developed four levels, with mining occurring on the 200, 300 and 400 levels. The bulk of the production came from the 300 level. It appears that approximately 17,000 t of material had been extracted by that time. The David Adit and Starlight workings were developed on the David Adit splay, which is the footwall to the Mayflower splay. The David Adit was driven to explore the northwest extension of the system.

The Mayflower prospect was the focus of modern exploration and drilling by numerous companies starting in 1982. Drilling results have been collected for most of the drill holes. Original assay certificates are available for the Barrick drilling. In 2008, ITH drilled 24 RC holes totaling 5,953 m (19,531 ft) in the Mayflower area. In 2012, Corvus drilled 52 additional holes totaling 7,503 m (24,615 ft) including: 1) 14 PQ3 core holes totaling 1,922 m (6,306 ft); 2) 26 in-fill/definition RC holes totaling 3,077 m (10,095 ft); 3) seven condemnation RC holes totaling 1,218 m (3,500 ft); 4) four water monitor wells (RC) totaling 981 m (3,220 ft); and 5) one water pilot RC hole totaling 305 m (1,000 ft). The PQ3 core holes have been used for additional metallurgical testing including bottle roll and column leach tests. Data for both the Corvus drilling and historic Barrick drilling are used in the mineral resource estimate in the Technical Report.

Deposit Type

Gold mineralization in the Bare Mountain subdistrict includes a variety of types: 1) sediment- and intrusive-hosted disseminated Carlin-like (Sterling, Mother Lode, SNA); 2) sediment-hosted Carlin-like (Daisy West and South); 3) volcanichosted low sulfidation disseminated epithermal (Secret Pass); and 4) sediment-hosted quartz vein stockwork (Reward). Types 1, 2, and 3 are associated with late fluorite vein mineralization, high As-Sb-Hg, and very low base metals. Type 4 has no fluorite association, very low As-Sb-Hg, and elevated base metals. Most of the gold deposits in the greater Bullfrog district range in age from approximately 13 Ma to 9.5 Ma. However, quartz stockwork veins associated with the Reward deposit are cut by unmineralized andesitic dikes dated at 26 Ma. The Reward deposit is older and apparently unrelated to the other deposits in the district.

Mineralization at MLP most closely resembles Carlin-type sediment-hosted gold systems of northern Nevada. The Mother Lode deposit model includes structurally and stratigraphically-controlled disseminated sulfide and oxide mineralization hosted in primarily in Tertiary sedimentary rocks and rhyolite porphyry dikes. Paleozoic sedimentary rocks comprise a smaller volume host in proximity to dikes and the basal Tertiary unconformity. Tertiary volcanic rocks and debris flow breccias are also mineralized at MLP. Alteration types associated with gold mineralization include passive decalcification and illite-pyrite alteration. Unique features of MLP-style mineralization compared to typical Carlin-type deposits include: the association with fluorine, the significant volume of mineralization that is rhyolite porphyry dikehosted, elevated tellurium and bismuth, and the generally passive, innocuous, very low-silica nature of the mineralization. Carlin-type gold deposits are generally known to form at depths of greater than 2 km, at temperatures between 180-240o C. Mineralization at MLP may have formed at depths of 500-1000 m or less, and at temperatures less than 240o C.

Gold mineralization in the Main Bullfrog and North Bullfrog subdistricts is characterized as volcanic-hosted low-sulfidation epithermal type. Two styles of epithermal precious metal mineralization are present: 1) disseminated mineralization associated with sulfidation of iron in the volcanic host rocks; and 2) open-space filling quartz and/or carbonate veins, which are controlled by boiling. Pervasive quartz-adularia alteration of volcanic rocks is intimately associated with the disseminated mineralization and is an important ground preparation process for later vein forming events. Epithermal deposits form at shallow depth, from the surface to generally less than 2 km. Temperatures of formation range between 150 to 300°C. Mineralization at NBP is typical of other low-sulfidation type gold systems in and around the Walker Lane trend such as: Bullfrog, Round Mountain, Rawhide, Aurora, Bodie and Comstock. These deposits commonly contain higher grade gold in vein and stockwork zones surrounded by zones of lower grade disseminated mineralization. This is the accepted exploration model at NBP.

Exploration

Exploration is on-going at both the MLP and NBP. Exploration at the Project has been conducted through drilling, surface mapping and rock sampling.

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MLP Exploration

The exploration potential of the MLP: The focus of 2017 Phase 1 and 2018 Phase 2 drilling programs has been to delineate open pit resources at the Mother Lode deposit area. The deposit remains open at depth to the west, north and east of the current limit of drilling. There is still excellent potential for additional open pit and underground mineable resources. The primary focus of Phase 3 drilling in the fall of 2018 will be extending the mineralization at Mother Lode West. Exploration target areas for MLP include Flatiron, Willy’s, Sawtooth, Coronet, Twisted Canyon, and Baileys Gap.

Exploration work, other than drilling, conducted on the MLP exploration targets is described briefly below:

Willy’s – The first pass of surface rock sampling yielded no significant gold values. Recessive exposures of altered and iron-stained SRJH (“Tjs”) and Lithic Ridge Tuff (“Tlr”) have yielded arsenic values up to 439 ppm. The alteration and trace element geochemistry exhibited in the Tlr unit at Willy’s is similar to what is exposed on the north wall of the pit above the MLP orebody. The Willy’s area has excellent potential for discovery of new blind Mother Lode-style gold mineralization hosted in Tjs and Tip dikes below Tlr. The dikes at Willy’s lie along strike of a major north-northeast-trending dike swarm that is well-exposed just one kilometre to the south. Four to six RC holes are planned at the Willy’s target area in the fall of 2018.

Sawtooth - The Sawtooth target is located 7 km west of MLP on the western portion of the MN claim block in lower Fluorspar Canyon. Geologic mapping has identified the Sawtooth fault: a large-displacement, north-northeast- trending, down-to-the-west normal fault. The Sawtooth fault juxtaposes Ammonia Tanks Tuff (“Tma”) in the hanging wall against pre-Rainier Mesa Tuff (“Tprt”) in the footwall. The structural and stratigraphic setting is similar to the MP Fault at the Bullfrog mine. The Sawtooth fault is expected to sole into the Fluorspar Canyon Fault just 400 m south of the MN claim block.

Coronet - The Coronet target area is located 1.5 km west of MLP on the eastern portion of the MN claim block. Initially, the target was identified as having a west-dipping, down-to-the-west fault that projects to the north-northeast from Secret Pass pit area. Subsequent mapping has resulted in some ambiguity about the nature of the structure and stratigraphy in the area. However, first pass rock sampling has yielded Au values up to 104 parts per billion (“ppb”) and As up to 247 ppm.

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Figure 8 – Map of Mother Lode claim blocks showing the main Mother Lode deposit and surrounding exploration targets.

Twisted Canyon - The Twisted Canyon target area is located 1.5 km north of Coronet, and 2.5 km northwest of MLP (Figure 8). The area lies along the eastern margin of what was describes as the Twisted Canyon Topographic Wall. First pass mapping and sampling has yielded a sample with 65 ppb Au and 2.37 ppm Hg associated with high level argillic alteration. The alteration is hosted in pre-Rainier Mesa rhyolite and tuff, indicating a younger age of alteration and mineralization than Mother Lode.

NBP Exploration

Despite the substantial amount of work that has already been done, the exploration potential of the NBP is still significant and the Project remains under-explored. The blind discovery of the YellowJacket high-grade vein/stockwork deposit in 2012 and the identification of the extensive, largely untested Eastern Steam-heated Zone in 2014 indicate significant exploration potential for the discovery of new blind high-grade deposits. Opportunities for expanding the NBP resources include: 1) possible continued expansion of the YellowJacket vein deposit at depth; 2) new discoveries of blind, high-grade YellowJacket-style vein systems adjacent to or within current disseminated resources in the Western Resource Area; 3) expanding or identifying new disseminated mineralization at target areas outside of the existing mineral resource boundaries; and 4) new discoveries of either high-grade vein or disseminated mineralization under the Bullfrog-age Eastern Steam-heated Zone.

Exploration work, other than drilling, conducted on the NBP exploration targets is described briefly below:

Eastern Steam-Heated Zone - Geologic mapping, rock and soil sampling, age dating and a gravity survey was conducted by Corvus over the Eastern Steam-heated Zone (“ESHZ”) in 2014 and 2015. In early 2015, a gravity survey was completed in order to define possible structures beneath the extensive alteration zone which covers approximately 142 square km. Also in 2015, an extensive soil grid consisting of 3,672 samples was completed. The ESHZ is a broad area characterized by resistive low-temperature opal-chalcedonic silica accumulations (ribs and mounds) surrounded by recessive kaolinite-alunite alteration. Low-temperature residual silica accumulation is interpreted to define a paleo-groundwater table at the ESHZ. Residual silica forms erosional remnants of a flat tabular zone at similar elevations across much of the ESHZ. The steam heated alteration and residual silica are largely barren of metals, as would be expected at this level of erosion over a productive vein system. The target concept at the ESHZ is to test for high-grade veins in a hypothetical boiling zone below the steam-heated alteration and the paleo-groundwater table. The work that has developed this concept has defined a series of exploration targets within and around the ESHZ called Spicerite, Alunite Hill, Vinegaroon, Haul Road, Burro, Sinter, Yellow Rose, and Baileys.

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Alunite Hill - Alunite Hill is located on the western side of the Eastern Steam-heated Zone, in an area of transition from steam-heated alteration to illite and adularia alteration. Alunite Hill is named for the abundant hypogene alunite veining in strongly silicified Paintbrush Tuff. The primary structural feature is the NW-trending, moderate to steeply SW-dipping Alunite Hill Fault. The Alunite Hill Fault juxtaposes the Paintbrush and Bullfrog Tuffs in the hanging wall against a dacite porphyry intrusive body. The wall rocks of the Alunite Hill Fault exhibit both steam-heated and non-steam-heated alteration. The fault hosts a discontinuous Au-Ag-bearing quartz vein that locally exhibits spectacular bladed quartz pseudomorphs after calcite. Rock sampling has yielded up to 0.746 ppm Au and 13 ppm Ag. The Alunite Hill and Spicerite No. 1 Faults may be the same structure propagating under the cover of the altered debris flow breccia sequence.

Baileys - Limited mapping and rock sampling has been done at the Baileys target area east of US Highway 95. Steam-heated alteration hosted in the Ammonia Tanks Tuff includes resistive residual silica ribs and mounds surrounded by recessive kaolinite-alunite alteration. As expected, there is no significant surface geochemistry found in the current rock sampling. Additional mapping is necessary before targeting deep drilling at Baileys. Additional claims were staked in 2018 which connect the NBP with the MLP, extending the Baileys target area into the Baileys Gap area to the southeast.

Drilling

The MLP was acquired in May 2017, and Corvus reprioritized exploration for the higher grade mineralization indicated to exist at MLP. Corvus initiated the MLP drilling program in 2017 with fall Phase 1 drilling and Phase 2 drilling in the spring of 2018.

MLP Drilling

The current Mother Lode claim group at MLP was once a part of a much larger claim block. The purchase of the Mother Lode group included the data for 520 drill holes totaling 66,932 m (219,592 ft.). The data included exploration holes and water wells from within and surrounding the current claim block. The first known drilling at the MLP was conducted by GEXA. In 1985, GEXA drilled 54 shallow holes totaling 4,371 m (14,340 ft.) along the Flatiron target southwest of Mother Lode. Between 1987 and 1991, GEXA and the USNGSJV drilled 318 holes totaling 40,842 m (133,964 ft.) in conjunction with discovery, delineation and development of the Mother Lode and SNA deposits. The GEXA-USNGSJV drilling included four PQ core holes at Mother Lode and four PQ core holes at SNA. The GEXA-USNGSJV drilling also included six water wells drilled in 1988. Between 1987 and 1997, Cordex/Rayrock drilled 132 holes totaling 19,502 m (63,984 ft.) on the ground surrounding the original Mother Lode property. A significant portion of this drilling was at Mother Lode proper in 1997 after the property was acquired by Rayrock in 1995. The 1997 Rayrock drilling included two PQ core holes at Mother Lode. Rayrock also drilled two shallow water wells near the Daisy leach pad. The existing drilling data from the earlier exploration and production operations has been compared to the results of the Corvus 2017-2018 drilling as part of the data verification program. No exploration drilling had occurred in the Mother Lode area for a period of nearly 20 years between 1998 and the fall of 2017.

Starting in September 2017 through July 2018, Corvus has drilled 78 holes totaling 25,823 m (84,721 ft.), including three core holes and 75 RC holes. All three core holes (ML17-001, 002 and 003) were drilled HQ diameter from the surface. ML17-003 was reduced to NQ lower in the hole when the HQ rods were stuck. The three core holes were drilled early in the program and have been essential to recognizing and understanding the stratigraphy at Mother Lode. Most aspects of drilling and sampling procedures at the MLP are done with the same methodology and quality control developed and used at the NBP since 2010.

RC drilling uses 5½ inch downhole hammer bits. Most holes were completed with a hammer bit to depths of up to 440 m (1445 ft.). Tricone rotary drill bits are used to complete those holes that had significant groundwater inflow. Perched water was been encountered in a number of holes. Corvus measures static water level daily as a hole is drilled. Historic drilling at Mother Lode indicated localized, perched water zones, and the Corvus exploration drilling has produced similar information. The data have not demonstrated a predictable static water table. A few of the deeper holes past 400 m have encountered significant fracture-controlled groundwater up to 30 ga per minute. When significant groundwater is encountered, it is measured by a timed 5 gallon bucket test taken from the discharge at the splitter.

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Drilling work conducted on the MLP exploration targets is described briefly below:

Flatiron - Three holes were drilled by Corvus in early 2018 to test the down-dip extension of the known mineralization along the FCF. All three holes (ML18-056, -057 and -058) cut gold mineralization similar to the historic drilling the style of mineralization at Flatiron is identical to Mother Lode. The Flatiron mineralization is interpreted to be a distal extension of the Mother Lode deposit, and ultimately may connect with Mother Lode mineralized zone at depth and along strike.

NBP Drilling

In 2007-2008, ITH and RGC (under the NBPJV) drilled several holes at Air Track Hill and Mayflower, with two holes each at Sierra Blanca, Pioneer and Savage Valley. In 2008, Corvus (ITH under the NBPJV) drilled 24 RC holes totaling 5,953 m (19,531 ft) in the Mayflower area.

Between 2010 and 2017, Corvus drilled numerous holes at Sierra Blanca, YellowJacket, Jolly Jane, Mayflower and Connection, leading to the mineral resource estimates presented in the Technical Report.

In 2010-11, Corvus drilled 44 RC holes totaling 12,785 m (41,945 ft) in the Sierra Blanca area and twenty-seven RC holes totaling 4,128.5 m (13,545 ft) were drilled at Jolly Jane.

In 2012, Corvus drilled 16 additional holes at Sierra Blanca totaling 3,548 m (11,640 ft) including: 4 PQ3 holes for metallurgical samples, 6 HQ3 exploration holes and 6 step-out/infill RC holes.

In 2012, Corvus drilled 52 additional holes at Mayflower totaling 7,503 m (24,615 ft) including: 1) 14 PQ3 core holes totaling 1,922 m (6,306 ft); 2) 26 in-fill/definition RC holes totaling 3,077 m (10,095 ft); 3) seven condemnation RC holes totaling 1,218 m (3,500 ft); 4) four water monitor wells (RC) totaling 981 m (3,220 ft); and 5) one water pilot RC hole totaling 305 m (1,000 ft).

In 2012 and 2013, 34 additional holes were drilled at Jolly Jane totaling 4,234 m (13,891 ft). These included three PQ3 core holes for metallurgical samples, 29 infill RC holes on the ZuZu patented claim, and two step-out RC holes to the north of the mineral resource area.

In 2013, Corvus drilled 87 additional holes at Sierra Blanca totaling 19,000 m (62,340 ft) including: 35 HQ3 core holes, 12 PQ3 core holes, and 40 RC holes. Fifteen channel sample lines totaling 1,070 m (3,510 ft) were completed along new road cuts in 2013-14. In 2014, Corvus drilled 48 additional core holes at Sierra Blanca totaling 11,000 m (36,100 ft) including: 36 HQ3 core holes and 12 PQ3 holes.

Between 2015 and 2017, Corvus drilled 67 additional holes (4 core and 63 RC) totaling 19,192 m (62,965 ft) in the greater Sierra Blanca area. The Sierra Blanca mineral resource is based on this drilling.

Drilling work conducted on the NBP exploration targets is described briefly below:

YellowJacket Vein Zone - The YellowJacket Vein Zone has largely been closed off by drilling along strike, but remains open at depth on some sections. Much of the early resource definition drilling of the disseminated mineralization was vertical and was not effective at defining through-going, steeply dipping vein targets.

Swale - The Swale target lies along strike of the north-northwest projection of the YellowJacket Vein Zone. Several east-directed angle holes were drilled in the Swale area looking for the northern extension of the YellowJacket Vein. Most of the holes drilled at Swale encountered 1+ g/t Au sulfide mineralization, some of which is associated with quartz stockwork veining. Much of this sulfide mineralization appears to be too deep to support open pit mining. The current drilling has not confirmed a northern extension of the YellowJacket Vein Zone. Additional deep drilling (400-600 + m below surface) will be required to continue to test the underground vein and disseminated sulfide potential along strike of the YellowJacket Vein Zone.

Cat Hill - Five east-directed angle holes were drilled at Cat Hill between 2015 and 2017. Hole NB-15-284 encountered multiple 10-40 m intercepts at greater than 0.15 g/t Au, including two individual samples at greater than 1 g/t Au. Two other holes also have significant low-grade oxide intercepts. Most of the mineralization encountered in the drilling at Cat Hill is oxidized. The Corvus drilling suggests that a small oxide resource can be developed at Cat Hill with additional drilling.

Liberty Vein - The Liberty Vein structure exposed at the surface does not appear to be rooted by any significant gold mineralization. However, existing drill holes failed to target the structure at a deep enough elevation to test for a vein zone in the Sierra Blanca Tuff.

Cloud 9 - One east-directed angle hole (NB-16-307) was drilled to test the fault for veining at shallow depth below the vein occurrence. No significant gold was encountered on the fault, but the footwall rocks at depth were found to be relatively unaltered, in situ Wood Canyon Formation basement. The drill hole is significant in that it shows that pre-Tertiary basement stratigraphy has returned to near surface in the footwall block of the West Jolly Jane Fault. This implies that the Sierra Blanca Tuff may also return to near surface between North Jolly Jane and Cloud 9. The evidence suggests the existence of a new shallow oxide target in Sierra Blanca Tuff between North Jolly Jane and Cloud 9. Additional drilling is warranted in this area.

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Jasperoid -The target is an occurrence of mineralized bedding-parallel jasperoid in limey beds of the Wood Canyon Formation, Barrick drill hole RDH-767 intersected 21 m at 0.35 g/t oxide in this area (including 1.52 m at 1.1 g/t). This intercept has never been followed up. The Wood Canyon Formation is the host unit at the Reward deposit south of Beatty. Little attention has been given to the Wood Canyon Formation as an ore host at NBP. Additional drilling has been recommended in this area.

West Connection -Corvus drilled one hole at West Connection in 2011 (NB-11-77). The hole did not encounter significant quartz veining, but it intersected a zone of anomalous gold (greater than 0.1 ppm) gold between 94 to 107 m, and several zones with anomalous arsenic and antimony. Well crystallized hydrothermal kaolinite was found in a number of intervals in this hole, possibly linking this structure to the opalite alteration along the Road Fault. There has been no follow-up drilling in this area since 2011.

Spicerite - Corvus drilled one angled core hole (NB-15-429) and three angled RC holes (NB-15-263, 264 and 265) on an east-west fence across the Spicerite target area. No significant gold or other metal values were encountered at the elevations reached by these holes (approximately 300 m below surface). All holes bottomed in low-temperature opal-kaolinite-alunite alteration. The stratigraphy encountered in the drill holes demonstrates that the Spicerite No. 1 Fault has approximately 700 m of down-to-the-west displacement. This fault is likely the deep structural conduit feeding the hydrothermal fluids at Spicerite. The Spicerite No. 1 Fault is an analog of the MP fault that hosts the Bullfrog vein deposit, and should be the primary target for future drilling. The Spicerite No. 1 Fault requires deep drilling down-dip below existing holes. This represents one of the best targets for a new Bullfrog-age vein system at depth under the ESHZ.

Alunite Hill - Corvus drilled three holes (NB-15-260, 261 and 262) on the Alunite Hill Fault. Holes 260 and 261 comprise a fence of two angle holes under the best developed portion of the vein at the surface. Both holes intercepted quartz stockwork veining on the fault, each having with 4-6 m intervals of low-grade Au-Ag mineralization. The drilling indicates a much flatter southwest-dip of approximately 35 degrees in contrasts to the 50-75 degree dips measured at surface. The initial test of the Alunite Hill Fault was not successful in identifying high-grade gold. The fault still has potential for high-grade mineralization at depth and along strike. Additional drilling is recommended at depth and along strike to fully test the Alunite Hill Fault.

Yellow Rose - The Yellow Rose target area lies partially on patented claims near the northernmost exposure of the ESHZ. Shallow drilling in the surrounding area by GEXA failed to encounter significant gold mineralization. The area is underlain by steam-heated alteration hosted in heterolithic and monolithic debris flow breccias. There is a series of north-south to north-northwest-trending high angle structures that cut the host rocks. There is anomalous gold in rock samples at the Yellow Rose adit in steam-heated alteration. Gold values up to 0.230 ppm area associated with illite-adularia-alteration approximately 200 m west of the adit. The Yellow Rose area exhibits both steam-heated and non-steam heated alteration assemblages at similar elevations, suggesting a fluctuating paleo-groundwater table and the potential for buried gold mineralization.

Sampling, Data Analysis and Data Verification

Corvus uses two types of drilling systems for exploration and resource drill programs at both NBP and MLP:

●	Rotary RC drilling with either down-the-hole hammer drilling or rotary tri-cone drilling;
○	Down-the-hole hammer drilling is used for drilling above the water table
○	Rotary tri-cone drilling is used when drilling below the water table.
●	PQ or HQ diameter wireline, diamond core drilling with triple tube core barrels.

Reverse Circulation Rotary Drilling

Corvus drilling at MLP between September 2017 and June 2018 included 3 core holds and 67 RC holes totaling 22,551 m. Corvus drilling at NBP between 2015 and 2017 included 97 RC holes with a total length of 26,345 m. Standard procedures, put in place during the 2010-2011 North Bullfrog RC sampling program, have been used in all Corvus drill programs. RC samples are collected at continuous 5-ft (1.52 m) intervals starting from the top of each hole. Two duplicate samples for each interval are captured by a rotary splitter and kept in large sample bags placed in 5 gallon buckets. The custom-made, heavy duty, sample bags have a white barcode tag for the samples going to the assay lab, and a red barcode tag for the duplicate samples being kept for other purposes (field duplicates, metallurgical testing, etc.). The sample hose and rotary splitter are cleaned thoroughly with a high pressure water sprayer prior to drilling of each 20-ft rod (6.1 m). In order to minimize contamination between 5-foot intervals, the splitter is also quickly sprayed out after each interval is drilled, but before the sample bags are pulled, without stopping drill penetration. Individual samples bags are tied-off without pouring off the contained water, and placed in orderly rows at the drill site for natural decanting of the excess water. The sampling associated with RC drilling is supervised by an on-site Corvus rig geologist.

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Within 3-5 days the samples are sufficiently dry to allow transport. The samples are loaded into super sacks (bulk bags) and transported to a staging area at Corvus’ core shack/field office. Pre-selected blanks and reference standards are placed inside the super sack, and it is sealed with a large, numbered plastic zip-tie. The super sacks are stored in a secure area until they are loaded onto the assay lab truck. The assay lab truck comes to the project for sample pick-ups on an as-needed basis. Chain of custody is transferred to the assay lab personnel at pick-up time.

The drill chips are cursorily logged at the drill site, and later logged in greater detail in an office setting using a binocular microscope. Magnetic susceptibility and an HCl acid “fizz-test” are also measured on the chips for each five-foot interval. The geologic characteristics that are determined routinely on drill chips include: color, lithology and stratigraphic unit assignment, alteration style and intensity, vein type and percentage, sulfide type and percentage, and oxide type and relative intensity. The following five oxide classes are used to quantify the oxidation state of each sample:

●	Class 1: Total sulphide, no oxide present
●	Class 2: Mostly sulphide with minor oxide present
●	Class 3: Mixed oxide/sulphide in generally equal proportions
●	Class 4: Mostly oxide with minor fresh sulphide present
●	Class 5: Total oxide, no sulphide present

Oxide classes 5, 4 and 3 have consistently yielded favorable gold recoveries in bottle roll tests. Model blocks assigned to classes 5, 4 and 3 comprise the oxide mineralization category. Oxide classes 2 and 1 have consistently yielded un-favorable gold recoveries in bottle roll tests. Model blocks assigned to oxide classes 2 and 1 comprise the sulphide mineralization category.

Core Drilling

Three (3) core holes were drilled at MLP in 2017, totaling 911.53 m. HQ3 core was drilled and extracted using triple-tube tooling to ensure the best recovery through highly fractured intervals. Triple tube tooling minimizes core separation and rotation within the extraction tube. In conjunction with the logging, sample intervals were marked in the core box and assigned unique sample numbers in a sequence that included pre-selected quality assurance (“QA”) and quality control (“QC”) samples every tenth sample. Each hole starts with a blank QA/QC sample, and alternates between blanks and reference standards. Once a hole is logged and tagged for sampling, each box is photographed within a fabricated lighting and reference frame. The reference frame allows rectification of the image so that in future applications true lengths can be measured on the core using the photos. Once a hole, or a group of boxes in a hole, are photographed, the photos are reviewed for adequacy and the photo files renamed using hole number and box number.

All sample intervals of core are cut in half with a core saw, with one half of the core being placed in a sample bag to be assayed, and the other half returned to the original core box for archive. Selected lengths of each hole were sampled with continuous intervals based on careful logging of geological characteristics.

Sample Security and Quality Assurance

Prior to shipment, all MLP core samples were photographed, cut, weighed and then placed in bulk bags that are sealed with a security tag. RC samples from the Project are not weighed until they reach the lab, but are also shipped in bulk bags which are sealed with a security tag prior to shipment. Samples from each MLP drill hole (September 2017 -to present) were sent to American Assay Labs (“AAL”) in Sparks, Nevada as a separate shipment with a chain of custody document to certify that the seals were intact when the shipment was received. Samples from each NBP drill hole (2010-2017) were sent to ALS Minerals in Reno, Nevada as separate shipments with a chain of custody document to certify that the seals were intact when the shipment was received.

Accredited Laboratories

Assaying for the MLP holes has been performed by AAL in Sparks, Nevada. Corvus has no business relationship with AAL beyond being a customer for analytical services. The Sparks laboratory is Standards Council of Canada, Ottawa, Ontario Accredited Laboratory No. 536 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Check assaying on MLP samples has been performed by Bureau Veritas (Metals & Mining) North America (“BVM”, formerly Inspectorate America Corporation), in Sparks, Nevada and Vancouver, Canada, and ALS Minerals Laboratories (“ALS Minerals”), in Sparks, Nevada. Corvus has no business relationship with BVM or ALS Minerals beyond being a customer for analytical services. The BVM laboratory is Accredited Laboratory No. 720 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO 9001:2008) and ALS is Accredited Laboratory No. 660 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

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Assaying for the NBP was performed by ALS Minerals primarily in Reno, Nevada, with some work performed in Vancouver, British Columbia. Corvus has no business relationship with ALS Minerals beyond being a customer for analytical services. The Reno laboratory is Standards Council of Canada, Ottawa, Ontario Accredited Laboratory No. 660 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005). The North Vancouver, British Columbia laboratory is Standards Council of Canada, Accredited Laboratory No. 579 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Check assaying on NBP samples was performed by Inspectorate America Corporation, Sparks, Nevada. Corvus has no business relationship with Inspectorate America Corporation beyond being a customer for analytical services. The Laboratory is Accredited Laboratory No. 720 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Quality Control

Corvus utilizes several QC processes to assure high quality of the produced resource characterization data:

●	Duplicate Samples;
●	Preparation Duplicates;
●	Field Duplicate Samples;
●	Pulp Duplicate Samples;
●	Check Assays;
●	Blank Samples; and
●	Certified Reference Materials

Identical QC approaches have been used in both the MLP and NBP resource drilling programs. The MLP QC data are presented here because they represent Corvus work in the recent period of 2017-2018. The same levels of quality have been maintained in all Corvus drilling programs.

Duplicate Samples

Duplicate Samples were used to monitor the precision of the assays that were incorporated into the mineral resource estimate. Duplicates monitor three sources of variation: sampling method, preparation and assaying. Preparation duplicates are used to monitor the sample preparation process, field duplicates are used to document the precision associated with sampling at the drill site, and pulp duplicates are used to monitor the assaying process. Corvus uses all three types of duplicates to monitor the precision of the gold and silver analyses. However, field duplicates are only collected for RC holes.

Preparation Duplicates

Sample preparation duplicates (“Prep Duplicates”) were created by crushing the sample and then splitting it in half. The two halves were then processed as separate samples. Five Prep Duplicates were created for each drill hole. The selection of preparation duplicates was made by geologists logging the hole, based on their interpretation of lithologies and degree of mineralization.

Field Duplicates

Field duplicates were selected by the Project Manager after the gold assay results for an RC hole had been received. At the drill site, two samples were taken for every 1.52 m (5-ft) interval, with a primary sample being labeled with a white tag. The secondary sample was labeled with a red tag with an “M” suffix added to the original sample number. The secondary (red tag bags) were used for the field duplicates. The selected field duplicates would have a gold value of 0.1 ppm or higher, based on the results of the primary sample. Field duplicates have undergone the same transport and security procedure as all other RC and rock samples. The field duplicates were used to check the accuracy and precision of the sample splitting at the drill site.

Pulp Duplicates

Pulp duplicates were used to indicate the homogeneity of the pulp material that is subjected to the fire assay and variations generally reflect the nugget effect in gold samples. For the MLP samples, AAL routinely ran pulp duplicates as part of their internal QA/QC program and these assays are analyzed as part of assay QA/QC. For the NBP samples, ALS Minerals routinely ran pulp duplicates as part of their internal QA/QC program and these assays are analyzed as part of assay QA/QC.

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Check Assays

For the MLP, Four hundred and two (402) check samples were analyzed for gold and multi-elements in 3 separate check assay jobs at BVM and ALS Minerals to check the results of AAL. The samples submitted included both drill produced materials from MLP drilling and standard samples supplied by Rocklabs Ltd. of Auckland, New Zealand and Geostats Pty Ltd. of O’Connor, Western Australia. The standard samples include both Certified Reference Materials (“CRMs” or “standards”) and Blank Material (“Blank”). The first job, ML180215CA, had 135 samples, the second, ML180410CA, had 128 samples, and the third, ML180524CA, had 139 samples. Of the standards submitted for the three jobs, 33 were standard material and 6 were blank material. ML180215CA contained 12 with standard material, ML180410CA contained 7 with standard material and 6 with blank material, and ML180524CA contained 14 with standard material.

Overall, the comparison of the test results indicates good agreement between the different labs.

For the NBP, one hundred and ninety four (194) samples were sent to Inspectorate America Corporation to check results from ALS Minerals

Blanks

Blank samples were inserted into the sample sequence at a ratio of 1:20 to monitor for carryover contamination and to ensure that there was not a high bias in the assay. Carryover is a process where a small portion of the previous sample contaminates the next sample. AAL and ALS Minerals allows a total of 1% carryover from preparation and analytical processes combined. Each blank that assays higher than three times the detection limit was evaluated to see if the value reflected carryover or some other problem. For example, for the MLP samples, if a blank assayed 0.009 ppm Au for the FA-PB30-ICP analytical method and the previous sample ran 1ppm Au then the blank was not investigated because acceptable carryover could explain up to 0.01 ppm. However, if the blank had assayed 0.015 ppm Au it would be more than can be explained by carryover from a 1 ppm previous sample and an investigation would be initiated. In respect of the MLP samples, the investigation included a rerun of the blank and surrounding samples as well as any documentation that was associated with the work order at AAL. There were cases where the investigation does not resolve the reason for the higher than expected value.

Certified Reference Materials

CRMs were used to monitor the accuracy of the assay results reported by AAL for the MLP samples, and ALS Minerals for the NBP samples. CRMs were inserted into the sample sequence at a ratio of 1:20 and served to monitor both accuracy and sample sequence errors. A number of different CRMs covering a range of grades and mineral compositions were used for Mother Lode assay quality control. The reported assay value was controlled by the 10% analytical precision specified by AAL for the MLP samples and ALS Minerals for the NBP samples, and therefore, in the following discussion the performance of the CRM’s was discussed relative to the specified AAL or ALS Minerals precision, as applicable.

CRM’s used in the 2017-2018 MLP drilling campaign were analyzed using the FA-PB30-ICP analytical method. All the CRM values fall within the theoretical analytical precision quoted by AAL.

CRM’s used in the 2015-2017 NBP drilling campaign were analyzed using the Au-ICP22 and AU-ICP21 analytical method. All the CRM values fall within the theoretical analytical precision quoted by ALS Minerals.

Data Verification

One of the authors of the Technical Report, Mr. Wilson, verified the data used in the Technical Report by:

●	Visiting the Project and confirming the geology and mineralization;
●	Visiting the core and RC storage areas and inspecting the core cutting facility;
●	Reviewing drill core;
●	Verifying the location of drill holes in the field;
●	Reviewing the QA/QC protocols; and
●	Reviewing the quality analysis of RC drilling data.

Mr. Wilson concluded that:

●	Exploration drilling, drill hole surveys, sampling, sample preparation, assaying, and density measurements have been carried out in accordance with CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (“CIM Best Practice Guidelines”) and are suitable to support the mineral resource estimates and preliminary economic assessment (“PEA”) contained in the Technical Report.
●	Exploration and drilling programs are well planned and executed and supply sufficient information for mineral resource estimates and mineral resource classification and the PEA contained in the Technical Report

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●	Sampling and assaying includes sufficient quality assurance procedures
●	Exploration databases are professionally constructed and are sufficiently error free to support mineral resource estimates and the PEA contained in the Technical Report

Therefore, in the opinion of the Mr. Wilson, such data is adequate and can be relied upon to estimate mineral resources for the Project and for the purposes of the preliminary economic assessment as described in the Technical Report

Mineral Processing and Metallurgical Testing

The samples tested as part of the MLP and NBP metallurgical programs and presented in the Technical Report are representative of the various types and styles of mineralization found at the Mother Lode and NBP. The testing data are representative and the Technical Report author knows of no known processing factors or deleterious elements that could have a significant effect on potential economic extraction.

MLP metallurgical test work has been performed on samples from core and RC drill cuttings generated during the 2017-2018 exploration programs at MLP and on a “grab” sample from the MLP pit in 2017. The data consist of the results of cyanidation bottle roll tests, gravity concentration with cyanidation leaching of tails, flotation, comminution, diagnostic leaching, mineralogy, concentrate pressure oxidation and concentrate roasting followed by cyanidation, and gravity/flotation/cyanidation tests. The metallurgical test work addresses both the oxidized portion of the mineralization, suitable for heap leach processing and sulphide portion, which is amenable to cyanidation after concentration by flotation and pressure oxidation of sulphides.

NBP metallurgical test work has been performed on samples from core and RC drill cuttings generated during the exploration programs at NBP and on bulk sample materials collected from surface outcrops and from dumps resulting from previous underground mining at the NBP. The data consist of the results of cyanidation bottle roll tests at different particle sizes, cyanidation column leach tests at 80% passing (P80) -6.3mm, -12.5 mm (½ inch), -19 mm (3/4 inch) and -51 mm (2 inch) and gravity concentration with cyanidation leaching of tails tests. The metallurgical test work addresses both the disseminated, oxidized portion of the mineralization, suitable for heap leach processing and the higher-grade, vein and stockwork mineralization from the YellowJacket zone which will require milling with gravity concentration and cyanide leaching of tails. These results demonstrate high cyanide solubility of the contained gold and silver in YellowJacket mineralization at 100-200 mesh. The data indicate that simple process systems based on cyanide leaching are suitable for both the disseminated, oxidized low-grade mineralization and for the higher-grade vein and vein stockwork mineralization at YellowJacket. The data indicate North Bullfrog Sierra Blanca tuff, Pioneer Formation tuff, Dacite, and Rhyolite refractory sulphide materials are cyanide amenable after sulphide and gold concentration by flotation and alkaline sulphide oxidation.

Metallurgical testing related in the Technical Report was performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca. Hazen performed a roasting test on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002.

Other scoping tests have been performed by lab organizations and are presented for completeness, including:

Hazen – roasting tests of MLP material and analysis of cyanide bottle roll tests performed at RDi (defined below). NBP bottle roll testing of six samples collected from drilling in the Mayflower area, and refractory material treatment by sulphide and gold flotation, flotation concentrate, sulphide oxidation by AAO and cyanidation of oxidized material.

Kappes, Cassidy and Associates, Reno, Nevada (“KCA”) – bottle roll testing on materials from the Connection area, core material from the Sierra Blanca area and on RC sample materials from the Sierra Blanca and Jolly Jane areas; Advanced Mineral Technology Laboratory Limited (“AMTEL”), London, Ontario, Canada - gold deportment studies of two samples of leached tail fractions of un-oxidized samples from the Savage Valley area.

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Bureau Veritas Commodities Canada Ltd. – Quemscan analysis of gravity concentrate samples YellowJacket vein and stockwork materials and MLP sulphide composites.

Resource Development Inc. (“RDi”) completed pressure oxidation and cyanidation test on MLP sulphide concentrates.

Blue Coast Group Research, Parksville, B.C., conducted scoping test work on a grab sample from the MLP pit that included standard cyanidation, flotation, minerology, and whole ore atmospheric alkaline oxidation.

Mother Lode Metallurgical Testing

During 2018, fresh materials from core assaying and field duplicates from the RC drilling were obtained and composites developed for oxide material, two sulphide materials, and comminution tests. The sulfide materials are predominantly associated with two different geologic units; Tip1 – a porphyritic rhyolite intrusive, and Tjvs – sediments of Joshua Hollow.

The 2018 test program took place at McClelland, Hazen, and RDi.

Three metallurgical composites were prepared from drill hole reject samples to represent oxide material, sulfide material, type Tip1, and sulfide material type Tjvs. The samples comprising these composites were RC drill duplicate samples and were nominally minus 6.3 mm (1/4 inch) size.

Two additional composites were prepared for comminution testing. The samples were broken core, nominally 25.4 mm (1 inch) diameter in size.

A separate set of 52 oxide samples were investigated for preg-rob assaying, as well as a series of bottle roll tests.

McClelland completed:

●	Head Analyses: conducted on the three metallurgical composites included fire assay, cyanide shake analysis, carbon and sulfur speciation analyses, and diagnostic leach tests.
●	Comminution Testing: a crusher work index, abrasion index and ball mill work index test was conducted on each of the two comminution composites.
●	Gravity Concentration Testing: a whole sample gravity concentration test was conducted on each of the two sulfide composites to determine response to whole sample gravity concentration at a P80-75µm feed size.
●	Flotation Testing: Whole sample rougher flotation testing was conducted on the two sulfide composites. Parameters evaluated included feed size, reagent schemes, solids density and desliming before flotation. Bulk, 14 kg, flotation tests were also conducted to generate concentrate for ultra-fine grinding/cyanidation testing and concentrate oxidation tests.
●	Flotation Product Cyanidation Testing: Flotation concentrate from bulk whole flotation tests conducted on the sulfide composites. Concentrate samples were sent to ALS (Kamloops) for ultra-fine grinding (UFG) to generate feeds for cyanidation leach tests. Duplicate cyanidation tests, both with and without activated carbon added, were conducted on the reground concentrate from each composite. Bottle roll cyanidation tests were also conducted on flotation tailings from three selected tests.
●	Bulk Gravity Concentration/Flotation Testing: A bulk (49 kg) gravity concentration test was conducted on each of the two sulfide composites at a P80 -75µm feed size, using a Knelson concentrator to generate concentrate and feed for bulk flotation testing. The resulting gravity concentrate was cleaned by panning. The resulting cleaner tails and rougher tails were recombined and used as feed for a bulk flotation test.
●	Rougher flotation was conducted on each of the two gravity tailings to generate concentrate for testing. The gravity cleaner concentrates and flotation rougher concentrates were combined for down-stream process testing.
●	Acid base accounting (ABA) testing on the corresponding flotation tailings were also completed.

Additionally,

●	Concentrate roasting tests and cyanidation of roasted residues was completed at Hazen
●	And, concentrate pressure oxidation (POX) and cyanidation of residues was completed at RDi.

North Bullfrog Metallurgical Testing

Mining activities at NBP took place in the period 1909 – 1926, however, there are no metallurgical data available for that period. Data from subsequent exploration drilling at NBP between 1972 and 1996 by the various organizations listed in Table 5 do not contain any records of metallurgical test work. All of the known metallurgical test work on NBP mineralization have been produced by Corvus beginning in 2010.

This section presents a summary the metallurgical testing performed from 2008-2017 and available for inclusion in this Technical Report.

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The majority of the metallurgical program has been completed by McClelland. McClelland has performed bottle roll testing on RC cuttings and core sample materials from the Sierra Blanca, the Jolly Jane, the Savage Valley and the Mayflower areas and column leach tests at P80 of -12.5 mm (1/2 inch), -19 mm (3/4 inch) and -51 mm (2 inch) for the Sierra Blanca, Savage Valley, Jolly Jane and Mayflower areas, bottle roll testing on these column leach composites at nominal P80 -75 µm (-200 mesh) and 1.7 mm (-10 mesh), 6.3 mm (-1/4 inch) and 19 mm (-3/4 inch), bottle roll test results for vein and stockwork materials representative of the YellowJacket mineralization at various feed sizes and gravity concentration with cyanide leaching of tail materials on YellowJacket vein and vein stockwork mineralization.

The NBP metallurgical testing is organized in three sections. The first section summarizes bottle roll and column tests by deposit for the Connection, Jolly Jane (JJ), Mayflower (MF), Savage Valley, (SV), Sierra Blanca (SB), and preliminary bottle roll tests on Yellow Jacket. The test programs were completed 2008-2013 primarily at the McClelland laboratories. The second section details metallurgical testing of the higher-grade Yellow Jacket oxide material. The third section details testing of the Yellow Jacket sulphide material which was performed by Hazen.

The gold mineralization at the NBP contains various amounts of silver. Silver ratios in the Sierra Blanca mineralization average 3.5 silver to 1.0 gold, the Jolly Jane mineralization averages 1.6 silver to 1.0 gold and the Mayflower mineralization averages 0.64 silver to 1.0 gold. YellowJacket mineralization averages approximately 5 silver to 1 gold. Bottle roll and column leach recoveries of silver are also reported in the data. Column Silver recoveries ranged from 3% to 16%. Discussion of the silver data contained in the Technical Report is limited to column leach testing of the disseminated low-grade mineralization and to the YellowJacket data, where relatively high silver grades and recovery is indicated by the data. Silver recoveries from the sulphide mineralization testing were not measured.

The testing programs for NBP mineralization included:

•	Cyanide bottle roll testing at particle sizes ranging from P80 – 75 microns to P80-19 mm on mineralization from Mayflower, Jolly Jane, Savage Valley and Sierra Blanca;

•	Cyanide column leach tests on particles sizes ranging P80 12.5 mm to 50 mm on mineralization from Mayflower, Jolly Jane, Savage Valley and Sierra Blanca developed from PQ core and from historic mine dumps;

•	Cyanide vat leach tests on particles sizes ranging from 75 mm to 250 mm from surface mineralization at Mayflower and Sierra Blanca;

•	Comminution tests on samples from Jolly Jane and Sierra Blanca, and from YellowJacket core;

•	Cyanide bottle roll testing at particle sizes ranging from P80 -75 microns to -19mm on mineralization from YellowJacket Vein and vein stockwork materials;

•	Gravity gold concentration tests on mineralization from YellowJacket vein and vein stockwork materials above and below the oxidation horizon;

•	Cyanide bottle roll tests on the gravity tail products from YellowJacket vein and vein stockwork materials above and below the oxidation horizon;

•	Cyanide bottle roll tests on sulphide mineralization from the YellowJacket/Sierra Blanca areas;

•	Concentration tests on sulphide mineralization from the YellowJacket/Sierra Blanca areas;

•	Atmospheric Alkaline Oxidation (AAO) of Sulphide concentrates from the YellowJacket/Sierra Blanca areas;

•	And, Cyanide bottle roll tests on AAO residues to estimate total gold recovery from sulphide mineralization from YellowJacket/Sierra Blanca materials.

Metallurgical Processing

The NBP and MLP samples tested are representative of the various types and styles of mineralization and the mineral deposit as a whole, and have been used to identify processing and characteristics. The core and bulk samples were augmented by samples from RC holes to project spatial and depth related variability. The Author knows of no known processing factors or deleterious elements that could have a significant effect on economic extraction.

The testing on higher grade vein and stockwork mineralization in the YellowJacket zone indicates it should be processed in a milling system using gravity concentration, intensive CN leaching of the gravity concentrate followed by CN leaching of the combined gravity tail and leached gravity concentrate. A conventional paste tailing management facility would be constructed for the limited volume of milled material. NBP sulphide material is amenable to sulphide and gold concentration by flotation, oxidative pretreatment by AAO followed by cyanidation. Pressure oxidation tests have not been performed on NBP sulphide material. It is assumed gold recovery will remain the same or increase with pressure oxidation. MLP sulphide material is amenable to sulphide gold concentration by flotation, oxidative pretreatment by pressure oxidation followed by cyanidation.

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The grades and recoveries of the NBP disseminated mineralized material are suitable for heap leach processing. Historical data for heap leaching of oxide mineralization at MLP indicate it is suitable for heap leach processing with similar recoveries to NBP mineralization.

Oxide Milling Process Characteristics and Recovery

The parameters, listed in Table 6, are assumed for the mill process assumed for YellowJacket/Sierra Blanca vein and in the process analysis are based on metallurgical testing results for the gravity concentration, intense cyanide leaching of gravity concentrate and cyanide leaching of the combined gravity tail.

Table 6 -North Bullfrog Assumed Oxide Mill Process Parameters

Process Parameter	Assumed Value
Primary Cush Size	P80 - 110mm
SAG Mil	P80 – 12 mm
Pebble Crusher Size	P80 - 2.0 mm
Gravity Concentrate Feed	P80 - 212μm
Gravity Concentrate Mass Pull	0.3 - 1%
Gravity Concentrate Re-grind Size	P80 -45μm (-325 mesh)
Ball Mill Cyclone Overflow	P80 -75μm (-200 mesh)
Gravity Concentrate Leach – NaCN consumption	25 .0 kg/tonne
Gravity Concentrate Leach – Lime added	14.0 kg/tonne
Gravity Tail Leach – NaCN consumption	0.13 kg/tonne
Gravity Tail Leach – Lime added	1.0 kg/tonne

Metal recoveries indicated by the gravity concentration/CN leaching test work on YellowJacket vein and vein stockwork samples were high (+90%) across a grade range 1.5 – 9 g/t, then dropped at lower grade (0.5 g/t) for composite samples from above the oxidation surface. The recoveries for composite samples from below the oxidation surface were approximately 5% lower. Mineralization in YellowJacket, associated with the structural zones were subdivided by structure type, grade and location with respect to the oxidation surface to estimate gold and silver recovery. Minor amounts of pyrite (1-2%) were present in the mineralization below the oxidation surface and contained a small fraction of the gold, which probably impacted recovery. Table 7 lists the portions of metal projected to occur in each structural zone and the estimated metal recovery used to estimate a weighted average for the YellowJacket mineralization.

Table 7-Proportions of Metal and Estimated Gold and Silver Recovery

Oxidation	Structural Zone	Estimated Au Rec. (%)	Proportion of Au (%)	Estimated Ag Rec. (%)	Proportion of Ag (%)
Above	Vein and Vein Stockwork	91.0	36	78.2	52
Above	Minor Stockwork	92.9	4	79.0	2
Above	Faults	76.1	4	68.2	4
Below	Vein and Vein Stockwork	84.7	52	63.3	41
Below	Minor Stockwork	80.8	2	60.7	1
Below	Faults	71.0	1	60.7	1

Weighted Average	All	86.8	100	71.4	100

Mother Lode and North Bullfrog Sulphide Mineralization Characteristics and Recovery

The parameters, listed in Table 8, assumed for the mill/flotation/AAO process, are based on metallurgical testing results for flotation concentration, sulphide AAO and CIL cyanidation of the oxidized material.

Gold recoveries are presented in Table 9. Gold recoveries are presented in Sierra Blanca and Pioneer Formation tuff had overall gold recoveries of 93 and 94%, in Soda Ash, respectively and 91 and 93% when in trona, respectively. Rhyolite gold dissolution was 89 and 87% in soda and trona, respectively. Dacite gold dissolution was 88 and 87% in soda ash and trona, respectively. Silver recovery was based on Sierra Blanca concentrate values back calculated through flotation to a calculated head grade. Silver recovery was estimated at 77% in flotation and 74% in the cyanide leach for a weighted recovery of 57%. Based on a 10% mass pull for all material types, the average bottle roll cyanide and lime consumptions are 0.2 and 0.6 kg/tonne ore.

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Table 8 - Assumed Mother Lode and NBP Sulphide Mill Process Parameters

Process Parameter	NBP Assume Value	Mother Lode Assume Value
Primary Cush Size	P80 - 110mm

SAG Mill	P80 - 12mm
Pebble Crush Size	P80 - 2mm
Ball Mill Cyclone Overflow	P80 -75μm (-200 mesh)
Flotation
Lab Residence Time	20 min	25-30 min
Commercial Residence Time	50 min	50 min
Rougher Flotation Concentrate Mass Pull	10%	26%
Sulphide Recovery to Concentrate	85-95%	85.4-92.6%
Gold Recovery to Concentrate	88-94%	86.9% Tip1 82.3% Tjvs
Silver Recovery to Concentrate	77%	n/a
Flotation Concentrate Re-grind Size	P80 -15μm
PAX	0.25 kg/t	0.025 kg/t
Sodium Metasilicate	n/a	0.25-0.3 kg/t
Aero 208	n/a	0.05 kg/t
Aerofroth 65	n/a	0.005 kg/t
Cyquest 3223	0.1 kg/t	n/a
Polyfroth	0.03 kg/t	n/a
Flocculant	0.01 kg/t	n/a
AAO Leach/POX
Oxygen Concentration	93 vol%
PreAcidification	n/a	Yes
Alkaline Reagent	Soda Ash	n/a
Leach Residence Time	40 hrs.	1 hr.
Operating Temperature, [o]C	85	225
Operating Pressure, kPa	101.3	3600 (522 psi)
Oxygen Partial Pressure, kPa	~11.5	690 (100 psi)
Cyanide Leach
Gold Dissolution	97%	96.2% Tip1 93.4% Tjvs
Silver Dissolution	74%	n/a
CIL Leach – NaCN consumption	0.4 kg/tonne
CIL Leach – Lime Consumption	2.5 kg/tonne	25 kg/ tonne
Overall Recovery
Overall Gold Recovery	91%	80%
Overall Silver Recovery	57%	N/A

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Table 9 - AAO Metal and Estimated Gold and Silver Recoveries

Conc. Type	Neutralizing Reagent	Flotation Recovery	CIL Recovery	Overall Recovery
		Au %	Au %	Au %
Sierra Blanca Tuff	Soda Ash	94%	99%	93%
Pioneer Formation Tuff	Soda Ash	94%	100%	94%
Rhyolite	Soda Ash	89%	100%	89%
Dacite	Soda Ash	88%	100%	88%
Sierra Blanca Tuff	Trona	94%	97%	91%
Pioneer Formation Tuff	Trona	94%	99%	93%
Rhyolite	Trona	89%	99%	87%
Dacite	Trona	88%	99%	87%

Heap Leach Process Characteristics and Recovery

Column leach testing was performed on composites samples from Sierra Blanca/Savage Valley, Jolly Jane and Mayflower resource areas. The testing indicated higher gold recovery with decreasing particle size and ultra-high intensity blasting has been assumed during mining of the heap leach mineralization to produce particle size fraction similar to primary crushing at P80 -76 mm.

Size vs recovery data has been used to extrapolate the column leach test results at P80 -19mm to the larger Run-of-Mine (“ROM”) size, and recoveries have been adjusted for time and lift height effects. ROM gold recoveries established by extrapolation of time and feed material size, with the current set of data, carry a risk of being lower because of extrapolation. It is recommended large column tests, at or above, the anticipated ROM size be completed to confirm gold recoveries and allow for interpolation of ROM material recoveries. Table 10 lists the projected field leach recoveries assumed after 1000 days of leaching, and the estimated field NaCN and Lime consumptions derived from the tests results.

Table 10 - Assumed NBP Heap Leach Metal Recoveries and Reagent Consumptions

Resource Area	% of Total Au in Heap Leach Mineralization	Average Column Test Au Recovery* Au at 360 days (P80 - 9mm)	Projected Field Leach Recovery* at 1000 days Assuming ROM at P80 -76 mm		NaCN Cons. (kg/tonne)	Lime Cons. (kg/tonne)
			Au (%)	Ag (%)
Sierra Blanca/Savage Valley	77	83.4	74.4	5.8	0.25	1.0
Jolly Jane	14	79.1	67.3	6.8	0.25	1.0
Mayflower	9	88.0	79.2	9.7	0.45	1.25

The column leach recoveries at 360 days leach is based on column leach tests at P80 -19mm, without consideration of placement, wetting, heap retention, pond retention and process gold recovery. Projected field leach recoveries from the heap leach pad assume 1,000 days leaching and a ROM particle size gradation of P80 -76mm (similar to primary crushing) produced by ultra-high intensity blasting.

Historical performance of the heap leach operations at Mother Lode and bottle roll test data on MLP mineralization from 2017-2018 drilling materials indicates a field recovery of 74% of the contained gold, similar to the NBP assumptions.

Mineral Resources and Mineral Reserve Estimates

Mineral Resources

The basis for the mineral resource estimates are geologic models interpreted by Corvus geologists and constructed in Leapfrog® Software. Geostatistics and estimates of mineralization were prepared by Resource Development Associates. The current mineralization update focused on developing the MLP stratigraphic and mineralization interpretations around the Mother Lode deposit. No changes were made to the NBP geologic interpretation effective October 31, 2017 and no new drill data were available to add to the existing NBP database.

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Industry accepted grade estimation techniques were used to develop global mineralization block models. The MLP and NBP mineral resource estimates consider three conceptual processing methods; (1) mill processing of oxide and gravity-separable gold and silver, (2) mill processing of sulphide gold and silver mineralization by gravity and flotation concentration followed by pressure oxidation of the concentrate, and (3) heap leach processing of oxide gold and silver mineralization. The process plant would include a CIL circuit and a refinery to produce a doré on-site for sale at spot market prices.

The combined mineral resource estimate for NB-MLP is summarized in Table 11, where they are grouped according to the two primary processing approaches of milling and heap leaching. Classification of the resource according to measured, indicated and inferred categories is also included in the table.

Mineral resources are not mineral reserves and do not demonstrate economic viability. There is no certainty that all or any part of the mineral resource will be converted to mineral reserves. Quantity and grade are estimates and are rounded to reflect the fact that the resource estimate is an approximation.

RDA has completed the mineral resource estimates according to the CIM Best Practice Guidelines. There have been historic resource estimates at MLP, within the context of NI 43-101, including actual mine production. In addition to NBP Resource Estimates, this report is the first mineral resource estimate at MLP since the adoption of NI 43-101. Project mineral inventories are reported at various cut-off-grades and classifications. Mineral resources have been reported in accordance with the disclosure obligations under NI 43-101.

Vulcan® Software was used to estimate and quantify the Project mineral resources. Vulcan® software utilizes a block modeling approach to represent the deposit as a series of 3-D blocks to which grade attributes, and other attributes can be assigned. Mineral inventories have been pit-constrained using Whittle® in order to demonstrate the reasonable prospects of eventual economic extraction. General statistics and geostatistics were evaluated using GSLIB®, Sage2000®, Rockworks® Utilities, Excel and a variety of internally developed programs. Maps, cross sections, project layout and other visual aides were evaluated with Vulcan® and ArcGIS®.

Table 11 - Mother Lode and North Bullfrog, Pit-constrained, Measured, Indicated and Inferred Mineral Resources* at Gold Selling Price of USD 1,250 per Ounce (Qualified Person: RDA, Scott Wilson, CPG; Effective September 18, 2018)

	Gold Milling Cutoff Grade 0.63-0.76 Au g/t			Gold Heap Leach Cutoff Grade 0.06-0.15 Au g/t			Gold Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)
Measured	9,311	1.59	475	34,560	0.27	305	43,871	0.55	780
Indicated	18,249	1.68	988	149,374	0.24	1,150	167,623	0.40	2,138
Total M & I	27,560	1.65	1,463	183,934	0.25	1,455	211,494	0.43	2,918
Inferred	2,284	1.61	118	78,742	0.26	549	81,026	0.26	667

	Silver Milling Cutoff Grade 0.63-0.76 Au g/t			Silver Heap Leach Cutoff Grade 0.06-0.15 Au g/t			Silver Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)
Measured	6,019	11.47	2,220	14,525	1.41	658	20,544	4.36	2,878
Indicated	8,315	8.93	2,388	129,251	0.66	2,758	137,566	1.16	5,146
Total M & I	14,334	9.99	4,608	143,776	0.74	3,416	158,110	1.58	8,024
Inferred	116	9.12	34	64,669	0.48	1,008	64,785	0.50	1,042

* - Cautionary Note to U.S. Investors: The above table uses the terms “mineral resource,” “measured mineral resource,” “Indicated mineral resource”, “measured and indicated mineral resource” and “inferred mineral resource”. Investors are cautioned not to assume that all or any part of a mineral deposit in the above categories will ever be converted into SEC Industry Guide 7 compliant reserves. MLP and NBP do not contain SEC Industry Guide 7 compliant reserves and the properties are exploratory in nature. See “Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves” above.

The evaluation of mineral resources for the Project involved the following procedures:

•	Validation of the database and wireframe models developed by Corvus;

•	Data Processing (compositing and capping) and statistical analysis;

•	Selection of estimation strategies and estimation parameters;

•	Block modelling and grade interpolation and validation of the results;

•	Classification and tabulation of mineral resources; and

•	Quantifying the reasonable prospects for eventual economic extraction of mineral resources.

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Reasonable prospects for eventual economic extraction assume open pit mining, run-of-mine heap leach processing of oxide mineralization, mill processing of un-oxidized mineralization or mill processing of gravity separable gold and silver.

Economic parameters used in the analysis are listed in Table 12 and are based on the following processes:

•	Gravity – CIL mill processing of YellowJacket mineralization;

•	Heap Leach processing of disseminated mineralization;

•	Ambient Alkaline Oxidation processing of Sierra Blanca sulphide mineralization; and

•	Pressure oxidation of Mother Lode Mill mineralization.

Table 12 - Pit Constraining Parameters Used for the Corvus Gold September 18, 2018 Mineral Resource Update

Parameter	Unit	Mayflower	Jolly Jane	Sierra Blanca	YellowJacket Vein/Vein Stockwork	YellowJacket Sulphide	Mother Lode Sulphide	Mother Lode Oxide
Mining Cost	USD/tonne	1.64	1.42	1.54	1.54	1.54	1.40	1.40
Au Cut-Off	g/tonne	0.10	0.10	0.10	0.35	0.71	0.63	0.06
Processing Cost	USD/tonne	1.72	1.72	1.15	11.84	25.6	19.50	1.20
Au Recovery	%	70	72	73.8	86.6	91	80.0	74.0
Ag Recovery	%	8	8	6.3	74.3	57.2	NA	NA
Administrative Cost	USD/tonne	0.5	0.5	0.45	0.45	0.45	0.50	0.50
Refining & Sales	USD/oz	5.00	5.00	5.00	5.00	5.00	5.00	5.00
Au Selling Price	USD/oz	1,250	1,250	1,250	1,250	1,250	1,250	1,250
Slope Angle	Degrees	50	50	50	50	50	60	60

The parameters listed in Table 12 define a realistic basis to estimate the mineral resources for the Project and are representative of similar mining operations throughout Nevada. The mineral resource has been limited to mineralized material that occurs within the pit shells and which could be scheduled to be processed based on a defined cut-off grade. All other material within the defined pit shells was characterized as non-mineralized material.

RDA knows of no environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that may materially affect the mineral resource estimate in the Technical Report.

Mineral Reserve Estimate

There are no mineral reserves estimated for the Project.

Mining Operations

The Technical Report assumes conventional surface mining methods using surface drill and blast techniques with off highway haul trucks and front-end loaders would be employed at both the Mother Lode open pit and the North Bullfrog open pits. Higher grade mineralization from the YellowJacket vein and vein stockwork, and any Sierra Blanca sulfide mineralization with sufficient grade would be trucked on US Highway 95 to a central mill facility located at Mother Lode.

Mineralized material would be delivered to one of two different processes; heap leaching or milling, dependent on the material type and gold grade. Heap leach pads would be constructed at both sites but higher-grade mineralization would only be processed at a mill facility assumed to be constructed at the MLP site. The mill would combine circuits to process either oxide mineralization (YellowJacket vein and vein stockwork) or sulfide mineralization through separate circuits. Structurally controlled mineralization in YellowJacket above 0.35 g/t would be delivered to the mill circuit where it would be crushed to meet mill feed requirements, followed by grinding, gravity concentration and CIL leaching. Sulfide mineralization would be crushed and ground, followed by gravity concentration to produce a concentrate, chemical flotation to produce a concentrate, pressure oxidization of the concentrates, and then CIL leaching. Oxide mineralization between the grades of 0.06 g/t and 0.35 g/t at YellowJacket, above 0.06 g/t from the disseminated mineralization in the Sierra Blanca, Jolly Jane and Mayflower deposits at North Bullfrog, and above 0.06 g/t at the Mother Lode deposit would be delivered to centrally located, run-of-mine heap leaching facilities at each site. Heap leach mineralization would be placed and shaped by haul trucks and dozers. At the heap leach facilities, cyanide solution would be used to dissolve the gold and silver, and then would be processed through standard carbon-in-column leach column arrays. Loaded carbon from the column arrays would be refined into gold doré in-site refinery that would be part of the mill. Overburden material would be trucked to overburden storage facilities proximal to each open pit.

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A single leach pad and process facility location is assumed at each site to recover metal from oxide mineralized material. The facilities would average daily leach pad placement of 68.5 k tonnes per day and 13.5 k tonnes per day, for NBP and MLP, respectively. AT NBP, the heap leach pad and ponds would be located near the northwest corner of the site. NBP would produce mineralization from both the Company’s federal public land and private land resources. All mineralization at MLP would be produced from federal public land. Each of the Project resource areas at North Bullfrog, Mayflower, Sierra Blanca, Jolly Jane and YellowJacket, and Mother Lode would require a separate surface mine excavation. Material would be mined from each site concurrently, however, the individual deposits at North Bullfrog mine would be mined at different times in the schedule. The Mother Lode deposits and the Sierra Blanca/YellowJacket deposit would produce continuously over the entire life of mine (“LOM”) to maintain the mill throughput.

In the conceptual mine plans, 10 m-high benches would be drilled and blasted, then loaded into 133 tonne haul trucks using 20 m3 front end loaders. At NBP, the haul trucks would deliver the mineralized material to either the stockpile transfer system for the mill grade mineralization or place the blasted material directly on the leach pad. The stockpile transfer system would consist of a grizzly, a feeder and conveyor belt feeding bins. Highway haul trucks would be loaded from the bin and transport the mill grade mineralization to the MLP mill stockpiles using US Highway 95. Mill grade mineralization from MLP would also be stockpiled at the mill location. Mining rates at both NBP and MLP are sufficient to create a mill stockpile that will allow higher grade mineralization to be fed (grade streaming) to the mill in early years of the schedule. The mill stockpile is scheduled to reach a maximum size of 11.7 M tonnes by the end of year 2, and then begin to decline through the LOM.

Mining production would begin at an initial rate of 14 k tonnes of mineralized material per day as pre-stripping in year -1, increasing to a peak rate of 106 k tonnes of mineralized material per day by the second production year. Total gold mined would average 450 k ounces contained over the first 4 years and average at approximately 394 k contained ounces per year over the 9 years of production. Grade Streaming (highest grade possible at any point in the schedule considering the mill throughput) was the key factor influencing the production schedule in the Whittle® scheduling software. The Stockpile Cut-Off Grade Optimization tool within the Whittle® software was used to optimize the stockpile management. Mill production was assumed at 8,200 tonnes per day. Rates of heap leach mining were set by the requirements of the grade streaming strategy and to deliver the highest grade possible as early in the schedule. YellowJacket would be mined as the start-up pit to provide high grade feed for the mill at commissioning and would continue for 9 years. Sierra Blanca would be mined throughout the life of the operation and would be split into three phases; a starter phase, a mid-grade phase and a low-grade phase. Mayflower would be mined at the beginning of the mine life because of its relatively high grade, and Jolly Jane was scheduled to enhance heap leach grades as the Sierra Blanca heap leach grade declined. The total Project would contain 269 million mineralized tonnes at an average grade of 0.38 g/t gold and a byproduct silver grade of 0.93 g/t. The life of mine strip ratio would be 1.08:1, which includes all heap leach and mill material. Unsmoothed Whittle® pits were used as the basis of the open pit production quantities. Volumes were extracted from the Vulcan® block models and scheduled out with the Whittle® scheduling software which included the ability to optimize based on the stockpiling of mill feed mineralization. All mineralization in the production plan was selected on a whole block basis and was therefore assumed to include dilution. In all areas of the mine the swell factors used standard assumptions for swell factors of 35% for all bucket and truck body calculations. For the YellowJacket/Sierra Blanca Pits, Mayflower Pit and Jolly Jane Pit, an ultimate pit slope of 50 degrees was used for the Whittle® process, while for the Mother Lode pit, a pit slope of 65 degrees was assumed.

The mining fleet is expected to contain three 20 m3 wheel loaders and up to twenty-one 133 tonne capacity haul trucks, four 306 kW dozers, six rotary drills with 24.6 kilogram per centimeter squared compressors to handle the harder rock types, three 193 kW road graders along with associated support and maintenance equipment. A truck shop at MLP would be equipped for major maintenance with smaller shop at NBP for preventive maintenance. A back-country dirt road was assumed to allow transport of equipment between the two sites based on operational demand and maintenance requirements. Warehouses, fuel depot and operations offices have been assumed in the requirements. The mine production fleet is designed to have up to 21 trucks operating under three-wheel loaders at any time. The availability of 93% and utilization of 87% is normally sufficient to allow normal maintenance on all of the mine equipment as required to meet manufacturer specifications. Based on a 250-hour preventative maintenance schedule, means trucks and loaders would be maintained on day shift only and other mining equipment would be maintained on night shift.

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The Technical Report projects that 254 personnel would be employed at the Project. The NBP mining group would be expected to operate on a 24-hour day and 365 days per year. The mining and maintenance operations plus support would be expected to be spread over a four-crew rotation planned as 12-hour day and night shifts with rotation between days and nights as defined by the operations group. This would produce about 8 hours of overtime in an average week, which has been utilized for cost estimates. The engineering and geology groups would work a four-day schedule and would have sufficient coverage over the weekends to limit any delays caused by manning schedules. The technical staff schedule would be based on rotating each month. This would provide overlap between the two survey, engineering and geology groups during the week when the workload would be heaviest.

The burden rate in the Technical Report is estimated at 38% above the base rate to cover the cost of insurance, social security and other benefits to be determined by the owners of this project.

Processing and Recovery Operations

MLP and NBP Recovery Methods

The Project oxide materials evaluated in the Technical Report would be processed in a standard heap leach recovery circuit commonly used in the region. The cyanide solutions from the heap leach would be treated in a Carbon-in-Columns (“CIC”) gold adsorption and desorption circuit.

The MLP mill would process NBP oxide, NBP sulphide and MLP sulphide materials separately from stockpiles located at the mill site. NBP Oxide material will be processed in a conventional gravity/CIL mill circuit. Sulphide materials from both MLP and NBP will be processed through a milling and flotation plant to produce a concentrate. The flotation concentrate will be thickened, stockpiled, and processed through a pressure oxidation circuit followed by a CIL circuit. Oxide and sulphide CIL tails would be detoxified through an Inco/SO2 type process. Tailings would be pumped to a paste tailings thickener. Slurry would be deposited as a paste in a tailings facility. Detoxified, non-cyanide containing paste thickener overflow solution would be returned to the mill.

Carbon from the CIC and CIL circuits would be processed in a carbon handling circuit located at the mill. The carbon handling would include carbon stripping, acid washing and reactivation circuits. The process solutions from carbon stripping would be sent to electrolytic cells for gold recovery in a precipitate sludge. The sludge would be retorted for mercury removal and then melted into doré bars in a furnace.

Gold Recovery

MLP ROM oxide material gold recovery and reagent consumptions for the heap leach materials are based on bottle roll tests and historical Daisy mine ROM gold production data. The Au recovery for the heap leach is assumed to be 74% and cyanide and lime consumptions are 0.05 kg NaCN/t and 2 kg CaO/t.

The NBP disseminated mineralization in the Sierra Blanca/Savage Valley, Mayflower and Jolly Jane deposits, gold recovery and reagent consumptions for the heap leach materials are based on +100 bottle roll tests at varying sizes and 40 column tests In the test program, Savage Valley ores were independently tested, but because of the metallurgical response, similar geology and overlapping location of the two pits, the Savage Valley and Sierra Blanca ores were combined and described hereafter as Sierra Blanca. The average Au recovery for the heap leach, considering the three mineralization resources was 74%. Silver recoveries were assumed to range from 5.8% to 9.7% for the different resource areas, averaging 6%.

MLP sulphide material processed in a flotation/concentrate pressure oxidation/CIL process indicated a weighted gold dissolution, for Tip1 and Tjvs materials, of 80%. Sodium cyanide and lime consumptions are estimated to be 0.2 kg/t and 25 kg/t.

NBP sulfide material gold dissolution in this study assumes that AAO and pressure oxidation oxidized processes would provide similar sulphide oxidation and gold dissolution. Sulphur oxidation and gold dissolution correlated very well in the AAO tests. Gold recovery based on a flotation and sulphur oxidation by AAO, indicated Sierra Blanca and Pioneer Formation tuff had overall gold recoveries of 93 and 94%, in Soda Ash, respectively and 91 and 93% when in trona, respectively. Rhyolite gold dissolution was 89 and 87% in soda and trona, respectively. Dacite gold dissolution was 88 and 87% in soda ash and trona, respectively. Silver recovery was based on Sierra Blanca concentrate values back calculated through flotation to a calculated head grade. Silver recovery was estimated at 77% in flotation and 74% in the cyanide leach for a weighted recovery of 57%. The average bottle roll cyanide and lime consumptions are 0.2 and 0.6 kg/ton ore.

MLP Heap Leaching Facility

The Mother Lode heap leach materials would be trucked to the heap leach pad at a nominal rate of 13,600 tonnes per day. The mineralized material would be stacked on the heap in 9.1 m (30 ft) lifts. Lime will be added to individual truck loads. The heap will be leached using buried emitters with a weak cyanide solution.

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The barren solution from the carbon columns would be adjusted with makeup water, sodium cyanide, anti-scalant, and will be pumped to the heap leach pad. The pH will be adjusted with additional lime (CaO), added to pad, if necessary. The solution distribution on the heap will use buried emitters. Solution application rates will range from 12 l/hr-m2 to 6.0 l/hr-m2. Provision will be made to recycle a portion of the pregnant solution back to the heap to extend the leach retention times.

Pregnant solution from the heap will be collected in a pond and pumped to the CIC Plant located in the MLP mill. The plant would treat 680 m3 /hr and will consist of a single train of five cascading carbon columns. The columns would be equipped with a feed box and trash carbon screen on the solution discharge. Carbon will advance on a weekly basis countercurrent to the solution flow, in a 3.0 tonne batch. Loaded carbon will be acid washed, stripped, and regenerated in a kiln and returned to the CIC columns.

The strip solution will be sent to electrolytic cells for gold recovery in a precipitate sludge. Sludge will be retorted for mercury removal and melted into doré bars in a furnace.

NBP Heap Leaching

NBP heap leach materials would be trucked to the heap leach pad at a nominal rate of 61,000 tonnes per day. The mineralized material will be stacked on the heap in 9.1 m (30 ft) lifts. Lime will be added to individual truck loads. The heap will be leached using buried emitters with a weak cyanide solution.

The barren solution from the carbon columns will be adjusted with makeup water, sodium cyanide, anti-scalant, and will be pumped to the heap leach. The pH will be adjusted with additional lime (CaO) added to pad if necessary. The solution distribution on the heap will use buried emitters. Solution application rates will range from 12 l/hr-m2 (0.005 gpm/ft2) to 6.0 l/hr-m2 (0.0025 gpm/ft2). Provision will be made to recycle a portion of pregnant solution to the heap leach pad to extend the leach times. The makeup water requirement for the heap leach pad loss was estimated to be 2800 l/min (750 gpm).

Pregnant solution from the heap will be collected in a pond and pumped to the CIC Plant. The CIC Plant will consist of two parallel trains, comprising five cascading carbon columns, processing approximately 1,818 m3 /hr., (8,000 gpm) of solution. The column trains will be equipped with feed boxes and trash carbon screens on the solution discharge. Carbon will be advanced on a weekly basis countercurrent to the solution flow in two x 3.5 tonne lots. Loaded carbon will be trucked to the Mother Lode mill for acid washing, stripping, and regeneration. Regenerated carbon will be trucked back to the NBP CIC plant as needed to maintain sufficient carbon inventory.

Project Milling Operation

NBP oxide and sulphide mineralization will be trucked to the MLP mill and stockpiled in feed piles as needed. MLP sulphide material will be fed to the mill from stockpiles as needed. The stockpiled materials will be processed at a rate of 8,200 tpd. Process time for this study assumed the mill will process oxide material 50% of the time and sulfide material 50% of the time. The flotation plant will remain idle while oxide material is processed. The pressure oxidation plant will be fed from the flotation plant, or stockpiled flotation concentrate, and will run continuously.

Infrastructure, Permitting and Compliance Activities

General Area Infrastructure Resources

Much of the primary infrastructure required to develop a surface mine is available in close proximity to both the MLP and NBP. The availability of these key infrastructure elements is described in the following sections on location and access, human resources, electrical power, water resources and project infrastructure elements. Location of the properties with respect to Beatty, NV is shown in Figure 1.

Location and Access

The MLP is located approximately 10 km (6 mi) east of the community of Beatty, in Nye County. The property can be reached by two gravel roads that connect with US Highway 95, which lies to the west. An unnamed gravel road begins at the south edge of Beatty and runs along Fluorspar Canyon. This road was historically the main access to the MLP and Daisy mining operations. A second unnamed road connects to US Highway 95 just 3 km (2 miles) north of Beatty and connects with the road in Fluorspar Canyon just below the historic Secret Pass open pit mine.

The NBP is located approximately 16 km (9.3 mi) north of the community of Beatty, in Nye County Nevada. The property is immediately west of US Highway 95, which connects the major cities of Las Vegas and Reno. Access to the property from the highway is currently by several dirt roads that are maintained and provide access for an existing commercial aggregate producer, as well as, cattle grazing operations further to the west. A dirt road at the north end of the property, Strozzi Ranch Road, would provide access to the major facilities location and would connect to the powerline running along US Highway 95.

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An overland, dirt road would be constructed to connect the two project sites and provide the ability to move major equipment between sites to maximize mining equipment efficiency. The road would be constructed on public land and would require a Right-of-Way permit with the BLM. The equipment moves would be intermittent, limiting the amount and frequency of road maintenance required. The road would be single lane, and equipment moves would be accompanied by leading and following hazard vehicles to control any encounters with public traffic along the road or at the required crossing of US Highway 95.

Major mining and construction equipment sales and service are readily available throughout Nevada; however, most major mining operations are located in the northern part of the State and are serviced from the cities of Reno and Elko. Las Vegas, 200 km (125 mi) south of NB-MLP, also has a major construction industry and heavy equipment sales and service are available there.

Beatty is a small residential community with motels, restaurants and stores.

Human Resources

Human resources are available within the community of Beatty, which has a population of approximately 1,100 people, and historically had provided a substantial portion of the workforce for the Bullfrog Mine, which operated between 1989 and 1998 as both an open pit and underground gold mining operation. The community has a long association with the mining industry and could contribute some experienced personnel to a mining project. The community has schools, a medical clinic, motels, fuel service and food stores.

Pahrump, approximately 110 km (68 mi) to the southeast of Beatty, is a larger community with a population of 36,000. Pahrump is a local regional center, with a hospital and emergency medical services, a college campus with technical training for industrial support and expanded service sectors. Pahrump has traditionally provided human resources for the Nevada Test Site, which had numerous high technology and underground construction projects. The Test Site is approximately 40 miles from Pahrump, so locals are used to relatively long commutes on a daily basis. Similarly, Tonopah, NV is a regional center to the north of Beatty, with the capability to contribute to the available labor supply.

Electrical Power

Electrical power is provided to the immediate area of NB-MLP by the Valley Electric Association, Inc. (“VEA”), which is headquartered in Pahrump, Nevada. A 130-kV line runs along US Highway 95 to a location several miles to the south of the access road to the MLP in Fluorspar Canyon then connects into the Beatty Substation. Current substation capacity at Beatty is projected to be sufficient to meet the needs of the required pressure oxidation processing plant at Mother Lode. A single-phase powerline currently runs along Fluorspar Canyon to provide power to a communications tower located in the Bare Mountains above the Secret Pass open pit. A high capacity powerline would need to be constructed to meet the Mother Lode requirements. To provide power at the NBP, a 25-kV line runs north from Beatty along US Highway 95. VEA has recently upgraded the main powerline, which now exceeds the projected requirements for NBP with 15 Mw capacity. Corvus’ NBP requirements were considered in the upgrade of the powerline.

At NBP, two electrical feeder lines run west from the main line, one to the perimeter of the NBP property to power an aggregate crushing plant operating in the southern portion of NBP and a second line traverses the property to power a centrally located communication station and the Company’s weather station which has been installed on Corvus controlled patented mining claims near Mayflower.

Water Resources

Water resources for mining at MLP and NBP must be obtained from the ground water in the Crater Flats (Basin 229), Oasis Valley (Basin 228) and Sarcobatus (Basin 146) hydrographic basins.

The MLP access road in Fluorspar Canyon is located across US Highway 95 from the termination of the water network operated by the Beatty Water and Sanitation District (“BWSD”). It is anticipated that MLP process water will be provided by a utility agreement with BWSD, which has substantial, existing and unused water rights in the Oasis Valley and Amargosa hydrographic basins. Historic ground water permits from the Mother Lode and Daisy mining operations are being re-activated by Corvus to provide for site water and for dust suppression for future exploration and operations at the MLP.

In 2014, Corvus purchased a 430-ac property located 48 km (30 mi), along US Highway 95, to the north of NBP in the Sarcobatus hydrographic basin which included a 1600-acre-foot water right. In 2018, Corvus applied for and received temporary conversion of the water right to “mining application” by the Nevada Division of Water Resources. Historic production testing of a single well at the property indicated that a 270-foot-deep well could produce water at the permitted flowrate. Electrical power is available at the Sarcobatus property, and a pipe line could be constructed through the Sarcobatus alluvial valley to NBP, which lies 32 km (20 miles) to the south. Alternatively, the northeast corner of NBP lies within the Sarcobatus hydrographic basin, and Corvus would explore for a water production well field in the basin nearer the Project and make application to the Nevada State Engineer for a temporary relocation of the production location.

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Water wells, booster stations and pipelines would be developed to transport water to the mines, process facilities and ancillary structures.

Project Specific Infrastructure Elements – MLP

Mill Facility

A mill facility would be constructed north of the Mother Lode open pit, and would consist of primary, secondary and tertiary stage crushing equipment, a gravity concentrator, a flotation plant, a pressure oxidation vessel, oxygen plant and leach tanks. Minimal plant buildings would be required due to the relatively mild climate at MLP. The mill facility would be open air, with some portions of the plant enclosed. The refinery and laboratory facilities would require climate-controlled buildings. The plant would have the capacity to bypass the flotation and pressure oxidation stages and would process YellowJacket vein and vein stockwork oxide mineralization approximately half of the year and would process Mother Lode sulfide mineralization through the pressure oxidation circuit the other half of the year.

Tailings Storage Facility

Locations with relatively flat open terrain to the north of the MLP open pit have sufficient area for both the heap leach pad and a tails storage facility (“TSF”). The MLP conceptual configuration would locate the TSF north of a low ridge and next to the heap leach pad. Up-stream raising of the embankments is projected for incremental increases of the storage capacity. A thickened tail, using high rate thickeners, is projected to favorably impact water consumption and shorten the TSF reclamation period. It will also reduce the construction requirements to build the embankments.

Heap Leach Pad and Ponds

The heap leach pad would be located north of the Mother Lode open pit with an approximate total storage capacity of 40 M tonnes of mineralized material. The final design of the leach pad would include construction specifications for a prepared subgrade, soil underliner, high density polyethylene (“HDPE”) liner, and solution collection system and overliner layer. The leach pad would be constructed in phases with three expansions added to the initial leach pad constructed.

The final design would include a solution management system that connects the solution collection system within the leach pad, to the process pond and CIC array. It is intended that the final design would show the compartmentalization of the leach pad into solution collection cells and the individual cells would have flow measuring points and sampling locations. From this point, the solution would be directed to the pond or the CIC array, as necessary for maximizing recovery. Adjacent to the process pond would be an event pond and the two ponds would be connected by a spillway. The size of the ponds would be based on the 100-year, 24-hour event and the 24-hour drain down of the leach pad, as well as, 0.6 m (two ft) of freeboard per state regulations. Similar to the heap leach pad, the ponds would have a prepared subgrade, soil underliner and two layers of HDPE liner for leak detection and primary containment, respectively.

Ancillary Facilities

The MLP would require the design and the construction of several ancillary structures for the day to day operations of the mine. These facilities would include a truck/tire shop, warehouse, administration, and clinic, wash bay, fuel island, assay/metallurgical lab, security and maintenance facilities. These structures would be centrally located near the process plant and leach pad with access points to each of the facilities from the existing site access roadway. The aforementioned would be constructed in the first phase of mine development and infrastructure construction. To the extent possible, the facilities would be of a temporary nature consistent with the currently envisioned short life of the Project.

Surface Water Management Facilities

The location of the heap leach pad, ponds, and process plant would require diversion structures to redirect surface runoff around these facilities and discharge into natural drainage channels. For ease of construction, the channels were assumed to be 3 m (10 ft) wide at the bottom of the channel, 1.5 m (5 ft) deep, and have side slopes of 3:1. The channel would be lined with a geotextile fabric and riprap along the entire length of the channel and up the side slopes to protect the channel for a flow depth of 1.2 m (4 ft).

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Waste Rock Management Facilities

Based on the most recent mine production schedule, 178 M tonnes of waste rock would need to be stockpiled. A portion of the stockpiles may require underdrain material with neutralizing characteristics, which would be comprised of the dolomite rocks that form a part of the stripped waste material.

Project Specific Infrastructure Elements - NBP

Site Road Access

Access to the NBP would be from US Highway 95 just north of the Town of Beatty and east along the Strozzi Ranch Road. The site access would follow this existing roadway corridor for approximately 7.5 km (4.6 mi) and would require improvement to allow two-lane traffic. The access to the operations site from the access road would be designed so it would be secured with a perimeter fence and security gate, but historical access along the Strozzi Ranch Road by others would not be impeded.

The current concept envisions hauling the mill grade mineralization from North Bullfrog to the Mother Lode mill for processing. An intermediate stockpile would hold the mineralization with a feeder, conveyor and bin system, located to the east of the NBP Heap Leach Pad, to load contracted 40 tonne highway trucks with tandem trailers. A dozer would push mineralization from the stockpile into the feeder. The mineralization would be trucked to US Highway 95 along Strozzi Ranch Road, then on the highway through Beatty, and then to the Mother Lode process facility via the access road up Fluorspar Canyon. Stockpiles located at the MLP mill site would be used to feed the mill with the scheduled mineralization.

Haul Roads

The conceptual plan for loading the leach pad would be by haul trucks and dozers. The Mayflower mine requires the longest haul road with an approximate haul distance of 4.5 km (2.8 mi) along the western edge of the property to the leach pad location. The mine plan calls for early mining of the Sierra Blanca/YellowJacket Resource prior to mining of the Jolly Jane Resource. A haul road within the Sierra Blanca pit would be planned for hauling from the Jolly Jane pit to the heap leach pad.

Leach Pad Access Road

A leach pad perimeter road would be constructed for access to the leach pad and process ponds.

Heap Leach Pad and Ponds

The heap leach pad would be located northwest of Sierra Blanca with an approximate total storage capacity of 200 M tonnes of mineralized material. The final design of the leach pad would include construction specifications for a prepared subgrade, soil underliner, HDPE liner, and solution collection system and overliner layer. The leach pad would be constructed in phases with three expansions added to the initial leach pad constructed.

The final design would include a solution management system that connects the solution collection system within the leach pad, to the process pond and CIC array. It is intended that the final design would show the compartmentalization of the leach pad into solution collection cells and the individual cells would have flow measuring points and sampling locations. From this point, the solution would be directed to the pond or the CIC array, as necessary for maximizing recovery. Adjacent to the process pond would be an event pond and the two ponds would be connected by a spillway. The size of the ponds would be based on the 100-year, 24-hour event and the 24-hour drain down of the leach pad, as well as, 0.6 m (two ft) of freeboard, per state regulations. Similar to the heap leach pad, the ponds would have a prepared subgrade, soil underliner and two layers of High-density Polyethylene (“HDPE”) liner for leak detection and primary containment, respectively.

Ancillary Features

The NBP would require the design and the construction of several ancillary structures for the day to day operations of the mine. These facilities would include a minimal truck/tire shop, warehouse, administration, clinic, wash bay, fuel island, security and maintenance facilities. Major equipment maintenance would be performed at the Main Truck Shop located at the MLP. These structures would be centrally located near the leach pad with access points to each of the facilities from the existing site access roadway from US Highway 95. The aforementioned would be constructed in the first phase of mine development and infrastructure construction. To the extent possible, the facilities would be of a temporary nature consistent with the currently envisioned short life of the Project.

Surface Water Management Facilities

The location of the heap leach pad, ponds, and leach columns would require diversion structures to redirect surface runoff around these facilities and discharge into natural drainage channels. For ease of construction, the channels were assumed to be 3 m (10 ft) wide at the bottom of the channel, 1.5 m (5 ft) deep, and have side slopes of 3:1. The channel would be lined with a geotextile fabric and riprap along the entire length of the channel and up the side slopes to protect the channel for a flow depth of 1.2 m (4 ft).

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Waste Rock Management Facilities

Based on the most recent mine production schedule, 112 M tonnes of waste rock would need to be stockpiled.

Permitting

Corvus currently has permits to conduct exploration activities at NBP with both the NDEP BMRR and the BLM. Those permits allow 20 ac and 120 ac of surface disturbance on the private and public land, respectively. The permits for activities on the public lands are based on an Environmental Assessment that contains environmental baseline data on wildlife, climate and local physical characteristics.

In addition, Corvus has permits to conduct exploration with the BLM at three areas with the MLP (Sawtooth, Willy’s, and Mother Lode). These permits are Notices for exploration disturbance of less than five ac each. Corvus is also in the process of obtaining permits from BLM and BMRR for 145 ac of exploration related disturbance. The permits for activities on the public lands are based on an Environmental Assessment that contains environmental baseline data on wildlife, climate and local physical characteristics.

Baseline Characterization Activities

Corvus has developed characterization plans which describe the on-going and future collection of baseline environmental data that will be required to support a future mine permitting process at NBP and MLP. Current baseline characterization activities include:

Geochemical characterization of waste rock geochemistry – At NBP, acid based accounting characterization of waste rock as defined in the current mining plans using static tests have been completed and a first phase of Humidity Cell Tests (“HCT”) have been completed for the waste rock associated with mining the heap leach disseminated mineralization. The second phase of HCTs is being defined to characterize waste associated with the mining of the YellowJacket mineralization.

At NBP, hydrologic characterization testing has been performed during installation of 12 ground water monitoring wells. Collection of water quality data began in Q4 2012 on a quarterly basis for the ground water monitoring wells and a group of 12 surface springs surrounding NBP. NDEP Profile I parameters are reported for each ground water and spring sample.

Surveys of plants and wildlife have been conducted on a large portion of NBP and the Mother Lode area of MLP, including special surveys for bats and desert tortoise. Desert tortoise range is currently limited to the eastern portion of NBP, outside of the areas containing currently defined mineral resources. Recent habitat studies of the eastern portion of NBP have indicated that the area is not critical tortoise habitat.

A meteorological station has been in operation on the NBP site since August 2012.

These studies address some of the baseline data whose collection is time critical to production of a mining plan of operations which would serve as the basis to initiate the BLM’s National Environmental Policy Act (“NEPA”) process (likely through the preparation of an environmental impact statement (“EIS”) that is required for the processing of a Plan of Operations). There will be additional baseline data collection requirements of which timing could affect the schedule for completion of the EIS. In addition, other baseline characterization activities would be required but would not control the schedule for completion of the EIS.

No known environmental issues have been identified at the NBP or MLP sites that would materially affect the current mine design or scope of the needed environmental permits. Geochemical characteristics of the waste rock suggest that no acid generation and only minor metals leaching would be expected from the waste materials associated with the heap leach mineralization. Ground water quality is typical of the regional data and drilling activities suggest minimal water inflow because only a small portion of mining would be below the water table.

Major Permits for Future Mining

Both NBP and MLP will be open pit mining operations, and each would have associated waste rock dumps and a heap leach ore processing facility. At MLP there will also be milling operations with an associated tailings storage facility. The mill will have both a CIL process and a pressure oxidation process.

In order to conduct mining and processing activities, NBP and MLP will each need specific permits from the NDEP BMRR and the BLM. The following is a list of the major permits that will be required. None of the permits are currently in application stage.

•	Plan of Operations/Nevada Reclamation Permit;

•	Water Pollution Control Permit;

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•	Air Quality Operating Permits;

•	Water Rights; and

•	Industrial Artificial Pond Permit.

In addition to the above noted major permits, other notifications or ministerial permits that will likely be necessary to conduct the mining operations are Mine Registry, Mine Opening Notification, Solid Waste Landfill, Hazardous Waste Management, General Storm Water, Hazardous Materials, Fire and Life Safety, Explosives, Notification of Commencement of Operations, Radio License, Public Water Supply, Mine Safety and Health Administration (“MSHA”) Identification Number and MSHA Coordination, Septic Tank and Petroleum Contaminated Soils. These permits are issued by various State and Federal agencies, but are generally not time critical, as in the case of the major permits identified earlier.

Capital and Operating Costs

Capital and operating costs used for the PEA are based on evaluation of multiple sources of information. Active Nevada mining operations based on exclusive heap leach processing and combined heap leach processing and mill processing of gold ores were visited in the period November-December, 2011, again in October of 2014. Operating costs, consumable costs and construction costs were discussed with mine site staff during the visits and were used as bench marks for establishing the PEA estimates. Capital and operating costs were also developed using information available from the CostMine cost data service for 2018 by InfoMine USA, Inc. In addition, all available Project technical data and metallurgical process related test work were considered to build up a processing operating cost estimate.

Preliminary site infrastructure (mill, tailing storage facility, heap leach pad, overburden storage facility, roads, shops, offices, etc.) have been evaluated and a conceptual arrangement was defined as the basis of capital costs estimates. Capital costs were developed based on the nominal mining rates of 66 M tonnes of total material per year. The capital cost includes estimates of sustaining capital and all facilities and equipment needed for all phases of the Project over its projected 9 years of active mining. The mobile equipment was assumed to be financed over its first 5 years of use with 20% down payment and assuming 6% annual interest. All costs are in constant USD from 2018.

Cost accuracy is estimated to be + or – 30%, in the opinion of the authors of the Technical Report.

Life of Mine Capital Estimate

Total capital expenditure of USD 483.6 M is listed in Table 13, and reflects costs transferred to Opex and recovered from accounting cash flow.

Table 13 – Estimated total NB-MLP project capital costs

Capital Item	Estimated Capital Cost (USD M)
Total Initial Capital	USD 423.5
Sustaining Capital	USD 157.6
Total Estimated Expenditure	USD 581.2
Capitalized Mining Transferred to Opex in Year 1	(USD 56.8)
Working Capital Recovery End Year 2	(USD 40.1)
Initial Fills Recovery End of Life	(USD 0.6)
Total Project Capital	USD 483.6

Initial Capital Cost Estimate

The initial capital cost estimates consist of go-forward costs to be incurred after approval of a Plan of Operations, and after construction/operating permits have been received. Capital estimates are based on the project configuration at both MLP and NBP. It covers the schedule period year -1, and includes all construction costs up to the start of production, which is defined as when the first mineralized material is placed on the leach pad and the first mineralization is processed in the mill. The scope of the initial capital includes direct capital costs, indirect costs, Owner’s costs and Engineering, Procurement and Construction Management (“EPCM”) and contingency. Direct capital costs include the, heap initial leach pad construction, heap leach pumps and ponds, YellowJacket mineralization loading facility, carbon columns, mining equipment, shops, offices, mill facilities, and site infrastructure. A mill facility with 8,200 tonne/day crushing and grinding circuit, flotation, pressure oxidation, leach and CIL circuits, carbon absorption, desorption and refining (“ADR”) plant, tailings storage facility and mill water storage ponds/tanks was assumed to constructed at Mother Lode, and higher-grade mineralization produced from Sierra Blanca/YellowJacket at NBP was assumed to be hauled to the mill facility at MLP using US Highway 95. Preproduction mining would occur at both mining sites in the construction year -1 to ensure that mill feed would be available in year +1, and to allow the project to develop a mill stockpile sufficient to allow higher grade mill mineralization to be supplied to the mill selectively during the early portion of the schedule (grade-streaming). Indirect costs include EPCM which is applied as a proportion of direct costs ranging from 18% to 7% depending on the complexity of the capital item. Owner’s costs include an allowance for property maintenance, owner project management, and the expansion and training of the mine management and labor force. Contingency was set at proportions of the capital item cost ranging from 25% to 10% depending on the complexity of the capital item excluding owner’s cost, mobile equipment and EPCM.

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Initial capital costs are divided between direct and indirect costs in the construction year in Tables 14 and 15.

Table 14 – Estimated initial direct capital costs for NB-MLP

Capital Item	Estimated Capital Cost (USD $M)
Mill	193.4
Heap Leach	13.4
Mobile Equipment	17.4
Infrastructure & Facilities	42.9
Capitalized Mining	56.8
Total	323.9

Table 15 – Estimated initial indirect capital costs for NB-MLP

Capital Item	Estimated Capital Cost (USD $M)
EPCM	38.9
Owner’s Cost	6.0
Contingency	54.7
Total	99.6

Sustaining Capital Cost Estimate

Sustaining capital cost estimates included all capital costs that would be incurred after production starts (year +1 to year 9). It included estimated capital for expansion of production capability (leach pad expansion, Tails Storage Facility, haul road construction, etc.) and replacement capital (mobile equipment overhaul or replacement of worn out equipment). Annual principal payments for the mobile equipment were also included in sustaining capital. Sustaining capital cost estimates are listed in Table 16, along with the remaining EPCM and contingency depending on the complexity of cost items (the mobile equipment and working capital). EPCM is greater than contingency in Table 16 because it has been applied to the mobile equipment principal, but contingency has not. Mining costs for mineralization stockpiled has been transferred to capital in the year it is mined, and credited back to operating cost in the year it is processed, to that the next effect is neutral over the LOM. Working capital was estimated to be equivalent to operating costs for the first 3 months of production, or USD 40.1 M., and is not included in Table 16. Working capital is credited out of the project capital costs at the end of production year 2. Initial fills costs were estimated to be USD 0.6 M and were recovered by transferring to operating costs in the last year of active operation.

Table 16 – Estimated sustaining capital cost for NB-MLP

Capital Item	Estimated Capital Cost (USD $M)
Sustaining LOM	51.9
Remaining EPCM	3.3
Remaining Contingency	4.9
Total	60.1

Operating Costs

Operating cost estimates were developed from spreadsheet cost models built up from first principles. These spreadsheets considered the schedule of production physicals, assumed equipment productivities, consumables and operating maintenance and production labor. The projected unit costs were compared to benchmark information for the Nevada heap leach operations visited in late 2014 and in public reports of Nevada operating mines. The process cost estimation spreadsheets were developed separately for heap leach processing and for the mill processing.

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Operating costs were estimated for the categories of mining, processing, administration and reclamation. Table 17 list the operating cost estimates used in the economic analysis.

Table 17 – Estimated Operating Costs for NB-MLP

Operating Cost Area	LOM Average Operating Cost (USD/ tonne processed)	LOM Average Operating Cost (USD/Au oz)
Mining(1)	2.95	312
Heap Leach Processing(2)	1.20	114
Mill Oxide Processing(2)	16.74	65
Mill Sulfide Processing(2)	18.89	132
Administration(2),(3)	0.53	56
Reclamation(2)	0.12	13
Total	na	692

(1)-total operating cost/total processed tonnes.

(2)-operating cost per process specific tonnes.

(3)- includes royalties, financing interest, transport & refining charges.

Preliminary Economic Assessment

This PEA is preliminary in nature and is based on technical and economic assumptions which will be evaluated in more advanced studies. The PEA is based on the mineral resource estimate (effective date September 18, 2018). The PEA is based on a production plan that includes material in measured, indicated and inferred classifications from both Resource models (NBP and MLP). This report assumes that the Project would support an open pit mining operation that recovers gold and silver metals from the ground to be sold at a profit.

This PEA is preliminary in nature, it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessment will be realized. The current basis of Project information is not sufficient to convert the in-situ mineral resources to mineral reserves, and mineral resources that are not mineral reserves do not have demonstrated economic viability. The PEA results are only intended as an initial, first-pass review of the Project economics based on preliminary information.

The economic analysis of the Project assumed constant 2018 US dollars and was performed on an annual basis beginning at the start of year -1 when operating permits are assumed to have been issued. Construction was assumed to require 1 year with placement of mineralized material on a heap leach pad and mill processing to start at the beginning of year +1. This PEA assumes a central mill processing facility constructed at the MLP which has a circuit that will be configured to process oxide vein and vein stockwork mineralization from the Sierra Blanca/YellowJacket deposit at NBP and sulfide mineralization from the MLP and NBP. The mill grade mineralization at NBP would be loaded on to highway trucks and hauled to the mill site at MLP using US Highway 95. Mining would be concurrent at both sites. Lower grade, oxide mineralization at both locations would be processed on heap leach pads. Gold would be captured from the leach solutions using carbon-in-pulp columns, and the carbon from NBP would be hauled to the MLP mill for metal stripping and refining.

The PEA estimated mill gold recoveries based on bottle roll testing and gravity concentration testing performed on the YellowJacket vein and stockwork materials which indicate high gold and silver recovery using simple CN leaching. Sulfide mineralization exists at both MLP and NBP and would require the addition of a flotation and a pressure oxidation circuit to the mill. Gold recoveries for the mill are estimated to vary from 80% - 87% for MLP and NBP mill mineralization, respectively. Metallurgical testing programs were carried out by McClelland, Hazen and RDi on composite samples from both deposits to provide the basis of the mill circuit configuration. Heap leach recoveries were based on column leach testing data for composite samples constructed from Mayflower, Jolly Jane, Savage Valley and Sierra Blanca 2012 PQ core drilling for NBP. Historical data from the operating heap leaches at Mother Lode and the Daisy Project in 1988-1999 were combined with laboratory bottle roll and shake leach testing from samples from Corvus drilling at MLP were used to estimate heap leach recoveries for MLP oxide mineralization.

The mill process recovery assumptions reflected overall gold and silver recoveries based on conceptual flow diagram discussed under the heading “Processing and Recovery Operations”. The average mill recoveries for gold were 82.9% and 74.3% for silver.

The heap leach process recovery assumptions reflected consideration of the particle size resulting from ultra-high intensity blasting to produce a gradation similar to primary crushing (P80 -76mm) and the leach pad placement schedule. The leach pad production model predicts an average gold recovery of 73.8%, and an average silver recovery of 6% of fire assay grade. The production model assumes a 3 year buildup of gold in solution inventory which would require 3 years of rinsing after the final leach pad placement to recover inventory. No cost escalation was included in the calculations, and the cash flows were presented after-royalty and after-tax. A gold price of USD 1,250 per ounce was assumed for all years (1-9) for the base case. All economic projections were made on an after-royalty and after-tax basis.

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The analysis included measured, indicated and inferred mineral resources in the mining and economic study. Measured and indicated resources make up 81% of the gold ounces in the total production plan. The remaining 19% of the gold ounces in the production plan are classified as inferred mineral resources. Subdivided by process, 41% of the gold ounces in the mill production schedule are classified as measured and indicated mineral resources, and 40% of the gold ounces in the heap leach production schedule are classified as indicated mineral resources. The inferred mineral resources are subdivided as 3% processed by the mill and 16% processed by heap leach.

Key performance parameters are listed in Table 18.

Table 18 – Key project and economic performance indicators for NB-MLP

Parameter	Data Value
Measured Resource within Whittle Shells*	43.9 M t at 0.55 g/t Au for 779 kozs and at 2.04 g/t Ag for 2,880 kozs
Indicated Resource within Whittle Shells*	167.6 M t at 0.40 g/t Au for 2,133 kozs and at 0.95 g/t Ag for 5,138 kozs
Inferred Resource within Whittle Shells*	81.0 M t at 0.26 g/t Au for 668 kozs and at 0.40 g/t Ag for 1,040 kozs
Post-Tax and Royalty Net Present Value at 5%	USD 586M
Post Tax and Royalty Internal Rate of Return (“IRR”)	38%
Post Tax Payback	2.1 years
Pre-tax cashflow ; IRR	USD 970 M ; approximately 45%
Overall Strip Ratio	1.08:1 (overburden: mineralized material)
Average Annual Payable Gold Production years 1-4	347 kozs/year
Average LOM Payable Gold Production years	282 kozs/year
Average Gold Recovery - mill	82.9%
Average Gold Recovery- heap leach	74.3%
Average Cash Cost	USD 692/Au Oz*
Average Silver Recovery-mill	74.3%
Average Silver Recovery – heap leach	6%
Average Total Mining Rate	170 k tonne/day
Average Mineralized Material Mining Rate	82 k tonne/day

* Mill selection COG = 0.35-0.76g/t, Heap Leach selection COG= 0.06-0.1 g/t Au.

Exploration, Development and Production

The PEA results, for the Project with a mill facility at MLP and heap leach operations at both NBP and MLP, indicate the substantial financial impact on project performance of the higher grade sulphide and vein/vein stockwork types of mineralization that occurs at each site. Therefore, the authors of the Technical Report recommend that future exploration should focus on the identification and development of other deposits and sources of the higher-grade mineralization. In addition, RDA has recommended that Corvus define and continue to execute programs that enhance and develop the supporting technical information, particularly as related to metallurgical processing of sulphide resources at both locations. Specifically, promising approaches to heap leach processing of sulphide mineralization have recently been tested at different locations and have the potential for substantial and favorable impacts on the conceptual project economic performance. These data would be used to refine the preliminary economic assessment of the combination of NBP with MLP, at the time of the next resource update.

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These recommended activities are:

•	Exploration drilling at identified targets at both MLP and NBP;

•	Resource definition drilling at MLP;

•	Metallurgical testing of gold bearing mineralization, particularly novel sulphide heap leaching technology;

•	Continued environmental baseline characterization;

The projected costs for the next phase of this program are outlined in Table 19.

Table 19 – Proposed work program to advance the NB-MLP

Activity	Amount
Exploration Drilling Resource Definition Drilling and Data Management	USD 0.80 M
Baseline Data Collection	USD 0.05 M
Metallurgical Testing	USD 0.35 M
Resource Model, Geologic Model and PEA Update	USD 0.15M
Total	USD 1.35M

RDA has not recommended successive phases of work for the advancement of the Project.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement. Except as set forth above under the section entitled “Corvus Gold Inc. – Recent Developments – Corporate Financial Activities”, there have not been any material changes in our share and loan capital since August 31, 2018, the date of our most recently filed interim financial statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time, if any, or for other general corporate purposes, which may include costs of corporate development initiatives, ongoing regulatory, legal and accounting expenses, and management and administrative expenses. The Company generates no operating revenue from the exploration activities on its property interests and has negative cash flow from operating activities.  The Company anticipates that it will continue to have negative cash flow until such time that commercial production is achieved at a particular project.  To the extent that the Company has negative cash flows in future periods in excess of net proceeds from the sale of Securities, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

PRICE RANGE AND TRADING VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “KOR”. In the United States, the Common Shares are quoted for trading on OTCQX under the symbol “CORVF”. On February 14, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $2.02 and the last reported bid price quoted on the OTCQX was US$1.52.

Trading price and volume of the Common Shares and issuances of Securities in the 12 months prior to the date of the applicable Prospectus Supplement will be provided as required for each applicable Prospects Supplement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to investors described therein of acquiring, owning and disposing of any of the Securities thereunder including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 110,847,845 are issued and outstanding as at the date of this Prospectus.

Under our stock option plan, we may grant options to our directors, officers, employees and consultants.  The combined maximum number of our Common Shares that may be reserved for issuance under the option plan is a variable number equal to 10% of the issued and outstanding Common Shares on a non-diluted basis. Options are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board. There are options outstanding to purchase up to 10,315,000 Common Shares at prices ranging from $0.77 to $2.06.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company at its discretion from fund legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares, Subscription Receipts or Units offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below. As of the date of this Prospectus, we have no Warrants outstanding.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. The Warrant Trustee will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture and the Prospectus Supplement describing such Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this Prospectus, as well as the complete Warrant Indenture and Warrant Certificate. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants. In Canada, the Company will file on SEDAR a copy of any Warrant Indenture after the Company has entered into it.

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Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the designation, number and terms of the Securities that may be purchased upon exercise of each Warrant, the price at which and currency or currencies in which the Securities may be purchased upon exercise of each Warrant and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the designation and terms of any Securities, if any, with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and, if the Warrants are issued as a Unit with another Security, the other Securities with which the Warrants will be offered will be transferable separately;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitation relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities (and, if so, the identity of the depositary of the global securities) and the basis of exchange, transfer and ownership thereof;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants;

•	any material risk factors relating to such Warrants;

•	any other rights, privileges, restrictions and conditions attached to the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Warrant certificates will be exchangeable for new Warrant certificates or different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

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Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or together with Common Shares, Warrants or Units, as the case may be. Subscription Receipts may be issued at various times which will entitle holders thereof to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent that will be named in the relevant Prospectus Supplement (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. The applicable Prospectus Supplement will include details of the Subscription Receipt Agreement covering the Subscription Receipts being offered. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts. In Canada, the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it. As of the date of this Prospectus, we have no Subscription Receipts outstanding.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be offered by us pursuant to this Prospectus and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

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The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX relating to Subscription Receipts. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Units or a combination thereof, as the case may be, and the consequences of such Release Conditions not be satisfied;

•	the designation, number and terms of the Common Shares, Warrants, Units or combination thereof to be received by holders of such Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the procedures for the issuance and delivery of Common Shares, Warrants, Units or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Subscription Receipts and the Securities comprising the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities (and, if so, the identity of the depositary for the global securities) and the basis of exchange, transfer and ownership thereof;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

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•	the dates or periods during which the Subscription Receipts may be exchanged in Common Shares, Warrants, Units or a combination thereof to holders of Subscription Rights upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts;

•	any material risk factor relating to such Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attached to the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, the holders of Subscription Receipts will not be shareholders of the Company and will not have any of the rights of holders of the securities subject to the Subscription Receipts. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts will be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts will be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

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Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with Common Shares, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus the holder of a Unit will have the rights and obligations or a holder of each Security.

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below. As of the date of this Prospectus, we have no Units outstanding.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC and in Canada, will file on SEDAR, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, after the Company has entered into it.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

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General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and aggregate number of Units;

•	the price at which the Units will be offered;

•	the currency or currencies in which the Units will be offered;

•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units

•	any provisions of the governing Unit Agreement that differ from those described below;

•	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	material Canadian and United States federal income tax consequences of owning the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•	any other material terms or conditions of the Units or the Securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities. A description of such price will be disclosed in the applicable Prospectus Supplement. The prices at which the Securities may be offered may vary as between purchaser and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to us. We will obtain any requisite exemptive relief prior to conducting “at-the-market distributions”. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement up to an aggregate US$30,000,000, during the 36-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

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Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission’s payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

Unless otherwise specified in the applicable Prospectus Supplement, we do not intent to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issues will develop or as to the liquidity of any such market, whether or not the Securities listed on a securities exchange.

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AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Crowe MacKay LLP, Chartered Professional Accountants, of Vancouver, British Columbia, an Independent Registered Public Accounting Firm.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, SME-RM and this information has been included in reliance on such companies and persons’ expertise. Each of Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, SME-RM is a qualified person as such term is defined NI 43-101.

None of Scott E. Wilson, CPG, SME-RM, Michael Cole, SME-RM, Christopher L. Easton, MMSA-QP, Richard Delong, MMSA-QP, Jeffrey A. Pontius, CPG and Carl E. Brechtel, PE, SME-RM, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of any class of our securities or of any of our associates or affiliates.

None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of Corvus or of any of our associates or affiliates, other than Jeffrey A. Pontius, CPG and Carl E. Brechtel, PE, SME-RM, each of whom are either directors, officers or employees of Corvus or one of its subsidiaries.

The current auditors of the Company are Crowe MacKay LLP, Chartered Professional Accountants, of Vancouver, British Columbia, an Independent Registered Public Accounting Firm. Crowe MacKay LLP, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Crowe MacKay LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at May 31, 2018 and 2017 and for the years ended May 31, 2018 and 2017 have been audited by Crowe MacKay LLP, and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Cassels, Brock & Blackwell LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

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PROSPECTUS SUPPLEMENT

BMO CAPITAL MARKETS

October 3, 2019